Exhibit 2

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Financial Statements as of

December 31, 2009 and 2008

and Independent Auditors’ Report

Page. 1

(Convenience Translation into English from the Original Previously Issued in Portuguese)

INDEPENDENT AUDITORS’ REPORT

To the Management and Shareholders of

Telemar Norte Leste S.A.

Rio de Janeiro, RJ

1.	We have audited the accompanying balance sheets, Company and consolidated, of Telemar Norte Leste S.A. and subsidiaries, as of December 31, 2009 and 2008, and the related statements of operations, changes in shareholders’ equity (Company), cash flows and value added, for the years then ended, prepared under the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements.

2.	Our audits were conducted in accordance with auditing standards in Brazil and comprised: (a) planning of the work, taking into consideration the significance of the balances, volume of transactions, and the accounting and internal control systems of the Company and subsidiaries; (b) checking, on a test basis, of the evidence and records that support the amounts and accounting information disclosed; and (c) evaluation of the significant accounting practices followed and estimates made by Management of the Company and subsidiaries, as well as the presentation of the financial statements taken as a whole.

3.	In our opinion, the financial statements referred to in paragraph 1 present fairly, in all material respects, the financial position, Company and consolidated, of Telemar Norte Leste S.A. and subsidiaries as of December 31, 2009 and 2008, the results of their operations, the changes in shareholders’ equity (Company), their cash flows and the values added in operations for the years then ended, in conformity with Brazilian accounting practices.

4.	As described in note 2, the balance sheets and the statements of operations and cash flows for the year ended December 31, 2008, presented for comparative purposes, were reclassified to conform them to the best disclosure practices, and are being restated. These financial statements and related notes for the year ended December 31, 2008, reclassified, were audited by other independent auditors, who issued an unqualified opinion thereon, dated March 4, 2009, except for the matter described in note 2, which is dated March 11, 2010.

5.	The accompanying financial statements have been translated into English for the convenience of readers outside Brazil.

Rio de Janeiro, March 11, 2010

DELOITTE TOUCHE TOHMATSU	Marco Antonio Brandão Simurro
Auditores Independentes	Engagement Partner

Page. 2

(Convenience Translation into English from the Original Previously Issued in Portuguese)

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Balance Sheets as of December 31, 2009 and 2008

In thousands of Brazilian reais, unless otherwise stated.

		Company		Consolidated
			Reclassified		Reclassified

	Note	2009	2008	2009	2008
Assets
Current assets
Cash and cash equivalents	9	2,589,846	7,819,491	5,804,069	8,605,915
Short-term investments	9	1,151,883	130,704	1,817,455	1,238,035
Trade accounts receivable	10	3,230,655	3,132,945	5,958,504	3,897,171
Recoverable taxes	12	605,209	979,521	2,206,159	1,543,115
Prepaid expenses	13	137,217	92,605	529,611	511,341
Inventories		28,658	21,443	162,448	153,368
Escrow deposits and court blockings	14	484,442	368,503	854,752	373,950
Other assets		126,856	149,460	355,093	253,846

		8,354,766	12,694,672	17,688,091	16,576,741

Noncurrent assets
Long-term assets
Loans to subsidiaries	27	79,333	20,741	468,756	450,175
Receivables	11			143,917	69,879
Recoverable taxes	12	1,528,573	1,260,876	5,129,767	2,210,983
Prepaid expenses	13	164,453	188,740	240,281	268,258
Escrow deposits and court blockings	14	880,814	946,635	2,577,152	1,033,901
Tax incentives		54,459	54,459	54,459	54,459
Other assets		16,072	10,356	62,478	12,034
Investments	15	21,816,322	12,541,745	47,064	3,312,552
Property, plant and equipment	16	8,269,965	8,289,523	22,560,606	12,831,266
Intangible assets	17	528,056	558,930	11,227,007	2,682,332
Deferred	18			246,944	333,157

		33,338,047	23,872,005	42,758,431	23,258,996

Total assets		41,692,813	36,566,677	60,446,522	39,835,737

Liabilities and shareholders’ equity
Current
Trade accounts payable		1,519,833	1,379,185	4,045,798	1,898,626
Loans and financing	19	7,203,313	3,441,404	8,324,761	3,620,576
Payroll, related taxes and benefits		169,020	212,287	359,665	270,795
Deferred and payable taxes	21	313,621	508,593	1,475,967	972,742
Tax Refinancing Program	22	135,069	126,253	165,729	126,774
Accruals for pension fund	26			104,533
Dividends and interest on capital	24	119,901	1,529,943	224,772	1,529,943
Reserve for contingent liabilities	23	291,277	301,409	754,072	320,775
Permits and concessions payable	20		116,603	315,051	266,632
Others		100,253	95,707	777,005	384,937

		9,852,287	7,711,384	16,547,353	9,391,800

Noncurrent
Long-term liabilities
Loans and financing	19	19,948,317	16,834,538	21,730,570	17,302,339
Deferred and payable taxes	21	333,423	98,192	623,213	100,063
Tax Refinancing Program	22	443,913	384,822	811,323	388,566
Accruals for pension fund	26			575,180
Reserve for contingent liabilities	23	1,650,795	1,521,359	3,213,502	1,641,646
Permits and concessions payable	20			1,517,022	904,071
Others		35,465	32,134	339,708	97,560

		22,411,913	18,871,045	28,810,518	20,434,245

Non-controlling interests				5,660,038	25,444

Shareholders’ equity	24
Capital		7,434,429	7,418,989	7,434,429	7,418,989
Capital reserves		2,011,550	2,199,466	2,011,550	2,199,466
Earnings reserves			383,159		383,159
Treasury shares		(17,366)	(17,366)	(17,366)	(17,366)

		9,428,613	9,984,248	9,428,613	9,984,248

Total liabilities and shareholders’ equity		41,692,813	36,566,677	60,446,522	39,835,737

The accompanying notes are an integral part of these financial statements.

Page. 3

(Convenience Translation into English from the Original Previously Issued in Portuguese)

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

For the Years Ended December 31, 2009 and 2008

In thousands of Brazilian reais, unless otherwise stated.

		Company		Consolidated
	Note	2009	Reclassified 2008	2009	Reclassified 2008
Gross operating revenue	4	20,140,055	20,583,401	45,610,406	27,103,215

Deductions from gross operating revenue	4	(6,104,502)	(6,072,594)	(15,798,595)	(8,437,917)

Net operating revenue	4	14,035,553	14,510,807	29,811,811	18,665,298

Cost of rendered services and goods sold	5	(8,897,493)	(7,902,917)	(17,197,236)	(9,662,554)

Gross profit		5,138,060	6,607,890	12,614,575	9,002,744

Operating income (expenses)
Equity in subsidiaries	15	323,290	635,791	315	17,759
Selling expenses	5	(1,937,896)	(2,436,932)	(5,319,913)	(3,531,636)
General and administrative expenses	5	(1,286,849)	(1,221,943)	(3,027,938)	(1,581,561)
Other operating income (expenses), net	6	(490,116)	(443,998)	(2,632,729)	(630,157)

		(3,391,571)	(3,467,082)	(10,980,265)	(5,725,595)

Operating income before the financial income		1,746,489	3,140,808	1,634,310	3,277,149

Financial income		773,385	851,394	1,607,518	1,283,512
Financial expenses		(3,183,567)	(2,368,542)	(4,049,628)	(2,622,335)

Financial expenses, net	7	(2,410,182)	(1,517,148)	(2,442,110)	(1,338,823)

Income (loss) before taxes		(663,693)	1,623,660	(807,800)	1,938,326

Income tax and social contribution
Current	8	(31,890)	(209,038)	(870,583)	(434,263)
Deferred	8	100,756	105,926	570,945	(20,811)

		68,866	(103,112)	(299,638)	(413,452)

Income (loss) before non-controlling interests		(594,827)	1,520,548	(1,107,438)	1,524,874

Non-controlling interests				512,611	(4,326)

Net income (loss) for the year		(594,827)	1,520,548	(594,827)	1,520,548

Shares outstanding at balance sheet date (in thousands)		238,391	238,391

Net income (loss) per share at yearend (R$)		(2.4952)	6.3784

The accompanying notes are an integral part of these financial statements.

Page. 4

(Convenience Translation into English from the Original Previously Issued in Portuguese)

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Statements of Changes in the Shareholders’ Equity

For the Years Ended December 31, 2009 and 2008

In thousands of Brazilian reais, unless otherwise stated.

		Capital reserves						Earnings reserves
	Capital	Shares subscription premium	Donations and tax incentives	Interest over works in progress	Special reserve: Law 8,200/1991	Stock of shares	Treasury Shares	Legal reserve	Investments reserves	Tax incentives	Retained earnings/ (accumulated losses)	Total
On December 31, 2007 (Reclassified)	7,418,989	86,406	631,148	1,416,549	5,648	29,152	(169,978)	327,422	4,066,164		(23,163)	13,788,337

Expired dividends and interest on capital											18,375	18,375
Share buyback and cancellation of treasury shares							152,612		(169,979)			(17,367)
Stock option plan						31,848						31,848
Realization of special reserve Law 8,200/1991					(1,285)						1,285
Extraordinary dividends (R$16.3437 per share)									(3,896,178)			(3,896,178)
Net income for the year											1,520,548	1,520,548
Allocation of net income:
Proposed dividends (R$3.4229per share)											(815,979)	(815,979)
Interest on capital (R$2.7070 per share)											(645,336)	(645,336)
Recognition of tax incentives reserve										55,730	(55,730)

Balances as of December 31, 2008	7,418,989	86,406	631,148	1,416,549	4,363	61,000	(17,366)	327,422	7	55,730		9,984,248

Capital increase on May 28, 2009	15,440									(15,440)

Expired dividends and interest on capital											19,741	19,741
Stock option plan						19,451						19,451
Realization of special reserve Law 8,200/1991					(1,120)						1,120
Net loss for the year											(594,827)	(594,827)
Absorption of accumulated losses				(206,247)				(327,422)	(7)	(40,290)	573,966

	7,434,429	86,406	631,148	1,210,302	3,243	80,451	(17,366)					9,428,613

Balances as of December 31, 2009	7,434,429	2,011,550					(17,366)					9,428,613

	2009	2008
Shareholders’ equity per share (R$)	39.5510	41.8818

The accompanying notes are an integral part of these financial statements.

Page. 5

(Convenience Translation into English from the Original Previously Issued in Portuguese)

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Statements of Cash Flows

For the Years Ended December 31, 2009 and 2008

In thousands of Brazilian reais, unless otherwise stated.

	Company		Consolidated
	2009	Reclassified 2008	2009(*)	Reclassified 2008
Cash flows from operating activities
Net income (loss) before income tax and social contribution	(663,693)	1,623,660	(807,800)	1,938,326
Items not affecting cash:
Financial charges	2,399,834	2,055,957	1,918,937	2,117,962
Depreciation and amortization	2,039,249	1,981,916	5,650,340	2,781,791
Losses on trade receivables	487,863	568,705	1,282,169	797,495
Reserve for contingent liabilities	543,561	412,360	2,714,812	448,532
Accruals for pension fund			5,817
Amortization of deferred charges			86,622	67,812
Equity in subsidiaries	(323,290)	(635,791)		(5,210)
Residual value of permanent assets written off	14,071	(45,789)	115,167	86,815
Allowance for/reversal of losses on discontinued assets		(1,043)	(25,909)	(1,043)
Inflation adjustment of dividends and interest on capital	7,401	21,895	7,401	21,895
Inflation adjustment of refinancing program	6,481	38,266	6,195	38,541

	4,511,477	6,020,136	10,953,751	8,292,916

Changes in assets and liabilities
Trade accounts receivable	(585,573)	(683,404)	(1,195,875)	(1,416,927)
Receivables			34,026	(8,563)
Recoverable taxes	207,371	320,876	726,146	(12,143)
Prepaid expenses	(20,325)	(92,805)	73,912	(306,554)

Inventories	(7,215)	14,549	44,968	(30,356)
Other assets	(36,715)	(40,980)	21,135	(357,171)
Trade accounts payable	24,045	77,758	769,407	869,237
Payroll, related taxes and benefits	(43,267)	60,239	(32,941)	75,470
Deferred and payable taxes	58,556	(477,863)	(409,232)	(352,961)
Accruals for pension fund			(81,895)
Tax Refinancing Program	61,426	(177,121)	455,517	(177,627)
Reserve for contingent liabilities	(424,257)	(439,140)	(3,917,386)	(429,842)
Others	29,823	(137,474)	(252,131)	292,170

	(736,131)	(1,575,365)	(3,764,349)	(1,855,267)

Cash provided by operating activities
Interest paid	(1,414,099)	(604,978)	(1,908,344)	(650,436)
Income tax and social contribution paid - Company	(28,524)	(182,898)	(481,285)	(342,280)
Income tax and social contribution paid - Third parties	(21,663)	(24,394)	(63,165)	(61,259)
Received dividends and interest on capital from subsidiaries		308	15

	(1,464,286)	(811,962)	(2,452,779)	(1,053,975)

Net cash provided by operating activities	2,311,060	3,632,809	4,736,623	5,383,674

Page. 6

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Statements of Cash Flows

For the Years Ended December 31, 2009 and 2008

In thousands of Brazilian reais, unless otherwise stated.

	Company		Consolidated
	2009	Reclassified 2008	2009(*)	Reclassified 2008
Cash flows from investing activities
Short-term investments	(1,026,170)	1,057,486	192,610	1,973,456
Acquisition of property, plant and equipment and intangible assets	(2,002,888)	(2,125,593)	(4,982,095)	(5,008,850)
Acquisition of BrT Part control less net cash included in acquisition			(1,673,014)
Increase on permanent investments	(8,951,287)	(3,340,899)	(1,629)	(3,348,203)
Increase on deferred charges				(104,383)
Escrow deposits and court blockings	(50,117)	(192,608)	885,821	(208,230)

Net cash used in investing activities	(12,030,462)	(4,601,614)	(5,578,307)	(6,696,210)

Cash flows from financing activities
Borrowings	10,755,478	13,193,323	8,862,119	13,082,177
Payment of principal on loans, financing and debentures	(4,865,525)	(1,652,172)	(5,582,501)	(1,324,874)
Share buyback		(17,367)		(17,367)
Subsidiaries shares acquisition			(3,595,634)
Payment of dividends and interest on capital	(1,400,196)	(4,710,012)	(1,644,146)	(4,710,012)

Net cash provided by (used in) financing activities	4,489,757	6,813,772	(1,960,162)	7,029,924

Cash flows for the year	(5,229,645)	5,844,967	(2,801,846)	5,717,388

Cash and cash equivalents

Cash and cash equivalents at end of year	2,589,846	7,819,491	5,804,069	8,605,915
Cash and cash equivalents at beginning of year	7,819,491	1,974,524	8,605,915	2,888,527

Changes in the year	(5,229,645)	5,844,967	(2,801,846)	5,717,388

(*)	Including the adjustments related acquisition of BrT Part.

The accompanying notes are an integral part of these financial statements.

Page. 7

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Statements of Cash Flows

For the Years Ended December 31, 2009 and 2008

In thousands of Brazilian reais, unless otherwise stated.

Notes on Indirect Statements of Cash Flows

(a) Acquisition of subsidiaries

As disclosed in item (e) of note 1 – OPERATIONS, on January 8, 2009, Telemar acquired, through its indirect subsidiary Copart 1, the control of Invitel and, therefore, BrT’s control. The amounts of acquired asset and assumed liabilities in the control acquisition are summarized as follows:

Invitel
Cash and cash equivalents	2,760,840
Trade accounts receivable	2,147,627
Escrow deposits	2,909,874
Deferred and recoverable taxes	3,737,029
Property, plant and equipment and intangible assets	11,898,251
Other assets	1,168,014
Loans and financing	(5,842,205)
Trade accounts payable	(1,889,695)
Payable and deferred taxes	(1,109,474)
Reserve for contingent liabilities	(3,207,728)
Other liabilities	(2,771,644)
Previous investments in acquired company	(1,663,164)
Non-controlling interests	(3,703,871)

Price of control acquisition	4,433,855
Subsidiary’s cash	(2,760,840)

Acquired cash less Invitel’s cash	1,673,014

The accompanying notes are an integral part of these financial statements.

Page. 8

(Convenience Translation into English from the Original Previously Issued in Portuguese)

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Statements of Value Added

For the Years Ended December 31, 2009 and 2008

In thousands of Brazilian Rais, unless otherwise stated

	Company		Consolidated
	2009	Reclassified 2008	2009	Reclassified 2008

Revenue
Sales of services and products	20,140,055	20,583,401	45,610,406	27,103,215
Unconditional discounts and cancellations	(635,493)	(397,481)	(4,632,229)	(1,289,460)
Provision for doubtful debts	(487,863)	(568,705)	(1,310,537)	(797,495)
Other operating incomes (expenses), net	124,048	130,095	595,839	185,135

	19,140,747	19,747,310	40,263,480	25,201,395

Supplies acquired from third parties
Interconnection costs	(3,990,362)	(3,270,886)	(5,265,064)	(3,371,089)
Materials and energy	(629,894)	(534,744)	(1,211,217)	(681,765)
Cost of goods sold		(85,359)	(658,219)	(307,473)
Third-party services	(4,007,299)	(4,232,474)	(8,845,208)	(5,365,362)
Others	(129,017)	(202,184)	(411,210)	(567,347)

	(8,756,572)	(8,325,647)	(16,390,918)	(10,293,036)

Gross value added	10,384,175	11,421,663	23,872,561	14,908,359

Retentions
Depreciation and amortization	(2,039,249)	(1,981,916)	(5,736,962)	(2,781,791)
Reserve for contingent liabilities	(543,561)	(412,360)	(2,714,812)	(448,532)

	(2,582,810)	(2,394,276)	(8,451,774)	(3,230,323)

Wealth created by Company	7,801,364	9,027,387	15,420,787	11,678,036

Wealth received in transfer
Equity in subsidiaries	323,290	635,791	315	17,759
Financial income	773,385	851,394	1,607,518	1,283,512

	1,096,675	1,487,185	1,607,833	1,301,271

Total wealth for distribution	8,895,040	10,514,572	17,028,620	12,979,307

Wealth distributed
Personnel
Salaries and wages	(430,284)	(381,790)	(1,100,486)	(499,375)
Benefits	(124,988)	(108,827)	(276,784)	(128,252)
Severance pay fund (FGTS)	(68,185)	(37,531)	(174,955)	(47,626)
Other	(125,286)	(117,934)	(333,901)	(153,114)

	(748,743)	(646,082)	(1,886,126)	(828,367)

Taxes and contributions
Federal	(493,754)	(609,780)	(1,624,645)	(1,202,526)
State	(4,642,861)	(4,833,690)	(9,332,852)	(6,007,835)
Municipal	(18,007)	(10,617)	(72,927)	(21,872)

	(5,154,622)	(5,454,087)	(11,030,424)	(7,232,233)

Lessors and lenders
Interest & other financial charges	(2,896,195)	(2,180,077)	(3,529,192)	(2,422,730)
Rentals and insurance	(643,997)	(611,510)	(1,577,145)	(832,913)
Employees’ profit sharing	(49,310)	(102,268)	(113,171)	(138,190)

	(3,589,502)	(2,893,855)	(5,219,508)	(3,393,833)

Shareholders
Non-controlling interests			512,611	(4,326)
Retained earnings	594,827	(1,520,548)	594,827	(1,520,548)

	594,827	(1,520,548)	(1,107,735,)	(1,524,784)

Wealth distributed	(8,898,040)	(10,514,572)	(17,028,620)	(12,979,307)

The accompanying notes are an integral part of these financial statements.

Page. 9

(Convenience Translation into English from the Original Previously Issued in Portuguese)

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

1 OPERATIONS

Telemar Norte Leste S.A. (“Company” or “TMAR”) is controlled by Tele Norte Leste Participações S.A. (TNL), which on December 31, 2009, held 81.92% of the total capital and 97.35% of the voting capital.

Telemar is the leading provider of fixed-line telecommunications services in its operation area – Brazil’s Region I – comprising the states of Rio de Janeiro, Minas Gerais, Espírito Santo, Bahia, Sergipe, Alagoas, Pernambuco, Paraíba, Rio Grande do Norte, Ceará, Piauí, Maranhão, Pará, Amazonas, Roraima and Amapá (with the exception of this region’s Sector 3, covering the 57 municipalities of the “Triângulo Mineiro” and “Alto Paranaíba” areas in the state of Minas Gerais, where “Companhia de Telecomunicações do Brasil Central – CTBC” (local telephone company), operates). These services are provided under the terms of the concessions granted by “Agência Nacional de Telecomunicações – Anatel” (national telecommunications agency), the regulatory body for the Brazilian telecom sector.

Telemar also holds the Anatel concession to provide national long distance services within Region I. Until July 20, 2002, this concession was only allowed for the provision of outgoing and incoming calls within the said operating area. As from that date, Telemar is also allowed to provide outgoing calls from Region I (excluding Sector 3) to other regions, due to Telemar’s early meeting of its obligations under the “Plano Geral De Metas de Universalização – PGMU” (General Plan for Universal Access Targets), set for December 31, 2003.

On December 22, 2005, new concession contracts were signed, in effect from January 1, 2006 to December 31, 2025. In return, the concession holder has to pay Anatel, every two years, the equivalent of 2% of the previous year’s net revenue from telecom services. Simultaneously, the new quality and universal access targets, defined under the new “Plano Geral de Metas de Qualidade – PGMQ” (general plan for quality targets) and PGMU, came into effect.

On July 9, 2007, the “Diário Oficial da União – D.O.U” (official federal government gazette) published contractual amendments covering the transfer of the permit to provide “Serviço Telefônico Fixo Comutado – STFC” (fixed-line telephone services), from TNL PCS S.A. (“Oi”) to Telemar. STFC has these formats: (i) LDN – National Long Distance: in Region II, Region III and Sector 3 of Region I; and (ii) “Longa Distância Internacional – LDI” (international long distance), throughout Brazil.

The concession contracts in force, in the local and long distance services modes, went into effect from January 1, 2006, to December 31, 2025.

Page. 10

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(a) Main directly controlled subsidiaries:

Coari Participações S.A. (“Coari”)

Coari Participações S.A. (“Coari”), acquired by Telemar in December 2003, engaged in holding equity interests in other companies, both commercial and civil, as a partner or shareholder, in Brazil or abroad. This company started its operations on April 25, 2008, when it acquired the 100% of the shares of Copart 1 Participações S.A. (“Copart 1”) and Copart 2 Participações S.A. (“Copart 2”) for the acquisition of shares of Invitel, Brasil Telecom Participações S.A. (“BrT Part”) and Brasil Telecom S.A. (See Note 1 (e) for further details). On May 30, 2008, Coari also acquired 100% of shares of Copart 3 Participações S.A. (“Copart 3”).

Tele Norte Celular Participações S.A. (“TNCP”)

TNCP is a corporation, São Paulo Stock Exchange (BOVESPA) registrant, acquired by Telemar on April 3, 2008, which holds 99.7% of its total capital. It is engaged in holding interests in other entities, commercial and civil, as partner or shareholder, in Brazil or abroad.

(b) Main indirectly controlled subsidiaries

TNL PCS S.A. (“Oi”)

Oi is a subsidiary of TNCP, which, on December 31, 2009, holds 100% of total capital and voting capital, see Note 1 (d) – Corporate restructuring.

Oi was created to take part of bidding 001/2000 from Anatel’s 001/2000 auction, getting in it the permit for SMP– Personal Mobile Service services rendering, at Region I of PGO – Granting General Plan. On March 12, 2001, Oi received from ANATEL a permit, for an indefinite period, for exploitation of SMP services, related to the right of radiofrequencies use by 15 years, renewed for 15 years more, onerously, paying at every two years 2% of net revenue from SMP services for the previous year, since permit conditions are accomplished.

Due to regulatory conditions, the SMP permit, together with the associated radio frequency rights, only came into effect as from June 26, 2002, when Oi began its commercial operations.

As from November 30, 2005, with the merger of Pegasus Telecom S.A., Oi started to provide “Serviço de Comunicação Multimídia – SCM” (multimedia communication services) in Regions I, II and III of the PGO.

On December 6, 2007, the D.O.U. published Law 68982, of December 5, 2007, which partially ratifies the result of Anatel´s Public Bid 001/2007/SPV, authorizing Oi to provide SMP services and to use the corresponding radio frequencies in the state of São Paulo, as well as expanding the band range in certain states within Region I of the “Plano Geral de Autorizações – PGA” (general permits plan), i.e.: Amazonas, Amapá, Pará, Maranhão, Roraima, Bahia, Espírito Santo, Sergipe, Alagoas, Paraíba, Piauí, Rio de Janeiro, Minas Gerais, Pernambuco, Ceará and Rio Grande do Norte, for the remaining

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

term of the Permit for the use of the radio frequency associated with the permit to provide SMP services, Permit PVCP/SPV n°001/2001-ANATEL, being renewable for another 15 years according to a pre-established fee.

On December 31, 2007, the DOU published the Permit and Concession Notice, of December 27, 2007, which authorizes Oi to the use radiofrequencies in third generation (3G) band for SMP exploitation in areas of Regions I and II of PGA, for those Oi was winner of Bidding 002/2007/SVP-ANATEL.

On April 29, 2008, permit terms were signed, which give Oi the permit to use the 3G radio frequencies, to provide SMP services in the areas of Regions I and III of the PGA (except for Altinópólis, Aramina, Batatais, Brodósqui, Buritizal, Cajuru, Cássia dos Coqueiros, Colômbia, Franca, Guairá, Guará, Ipuã, Ituverava, Jardinópolis, Miguelópolis, Morro Agudo, Nuporanga, Orlândia, Ribeirão Corrente, Sales de Oliveira, Santa Cruz da Esperança, Santo Antônio da Alegria and São Joaquim da Barra counties), for a 15 year period, renewable for another 15 years according to a pre-established fee.

On January 3, 2008 the DOU published the Permit and Concession Notice, of December 28, 2007, which authorizes Oi to the use of radiofrequencies in band of second generation (2G) for SMP exploitation in areas of São Paulo interior, for those Oi was winner of Bidding 001/2007/SVP-ANATEL.

On September 8, 2008, new license terms were signed, giving Oi the permit to use radio frequency blocks in the 2G (GSM) bands, to provide the SMP services in the inland of the state of São Paulo and Regions II and III, for a period of 15 years, renewable for another 15 years, according to a pre-established fee.

On October 16, 2008, was published at the DOU, the ANATEL Act authorizing DHT – Direct to Home exploitation, Service of Television and Audio Signals distribution, by satellite subscription, at all country, by 15 years, renewable by equal period, from publication date.

Paggo Empreendimentos S.A. (“Paggo”)

Paggo, Oi’s wholly-owned subsidiary, acquired on December 17, 2007, is the parent company of two companies: Paggo Acquirer Gestão de Meios de Pagamentos Ltda. (“Paggo Acquirer”) and Paggo Administradora de Crédito Ltda. (“Paggo Administradora”).

•

Paggo Acquirer is engaged in: (i) the registration and management of payment retail outlet and service provider networks using credit systems or some other available means of payment; (ii) obtaining, transmission, processing, guaranteeing and settlement of transactions carried out at approved establishments; and (iii) supplying the necessary technology and equipment for the suitable functioning of the credit systems; and

•

Paggo Administradora is engaged in: (i) registration, analysis and approval of customers who request company credit; (ii) coordinating the relations between all the members of the credit systems, participating networks, retail establishments,

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

service providers, financial institutions and others; (iii) control and updating of data records and providing information on the transactions carried out using the credit systems; and (iv) providing administrative services for credit or other payment systems, including obtaining, transmission, processing, guaranteeing and settlement of transactions.

(c) Main direct and indirect subsidiaries of Coari

Brasil Telecom S.A. (“BrT”)

BrT was subsidiary of BrT Part until its liquidation by merger, occurred at September 30, 2009. (See note 1(f) for further details.) As of December 31, 2009, BrT is controlled by Coari, which holds 79.63% of voting capital and 48.20% of total capital.

BrT is a utility services concessionaire engaged in the provision of STFC in Region II of the PGO, covering the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, in and the Federal District. Brasil Telecom S.A. has been providing STFC in this area since July 1998, operating as a local and intraregional long-distance carrier. Since January 2004, BrT also provides domestic and international long-distance services in all Regions. In the local mode, the service out of Region II passed to be offered since January 2005.

The concession contracts in force, in the local and long distance services modes, went into effect from January 1, 2006, to December 31, 2025.

14 Brasil Telecom Celular S.A. (“BrT Celular”)

BrT wholly-owned subsidiary, which operates since the last quarter of 2004 at SMP services rendering, having permit to supply Region II of PGO.

BrT Serviços de Internet S.A. (“BrTI”)

BrT wholly-owned subsidiary, which holds the control of the following entities:

•	iG Companies

The iG companies comprise Internet Group (Cayman) Limited (“iG Cayman”), iG Participações S.A. (“iG Part”) and Internet Group do Brasil S.A. (“iG Brasil”). iG Brasil operates as a dialup and broadband Internet access provider. It also provides value added services targeted to the home and corporate markets, including the Internet connection accelerator. In addition, iG also sells advertising space on its portal.

iG Cayman is a holding company that controls iG Part, which has an investment of 32.53% in the capital stock of iG Brasil. iG Part and iG Brasil are companies organized in Brazil.

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Brasil Telecom Cabos Submarinos Ltda. (“BrT CS”)

Brasil Telecom Cabos Submarinos Ltda. (“BrT CS”), together with its subsidiaries, operates through a system of submarine optical fiber optic cables, with connection points in the United States, Bermuda, Venezuela and Brazil, allowing data traffic through integrated service packages, offered to local and international corporate customers.

BrT Comunicação Multimídia Ltda. (“BrT Multimídia”)

BrT Multimídia provides private telecommunications network services through local optical fiber digital networks in São Paulo, Rio de Janeiro and Belo Horizonte, and a long distance network connecting these major metropolitan business centers. It operates nationwide through commercial agreements with other telecommunications companies to offer services to other regions in Brazil. It also has web solution centers in São Paulo, Brasília, Curitiba, Porto Alegre, Rio de Janeiro e Fortaleza, which offer co-location, hosting and other value-added services.

Brasil Telecom S.A. holds 90.46% interest in the capital of BrT Multimídia, whereas the remaining 9.54% is held by BrTI.

Brasil Telecom Call Center S.A. (“BrT Call Center”)

BrT Call Center is engaged in the provision of call center services for third parties, including customer service, outbound and inbound telemarketing, training, support, consulting services and related activities. This company’s startup was in November 2007 by providing call center services for BrT and its subsidiaries which require this type of service. Previously, the call center services were outsourced.

BrT Card Serviços Financeiros Ltda. (“BrT Card”)

BrT Card, established to provide management, control and support services for the development and sale of financial products and services, holds 99.99% of the shares, whereas the remaining capital is held by BrTI. At the balance sheet date, BrT Card had had only highly liquid short-term investments using the proceeds from the payment of capital, and had not yet started its operations.

(d) Corporate Restructuring of TNCP

On May 5, 2008 Telemar started the corporate restructuring process, as approved by its Board of Directors, applying for the registration of public offer of purchase of common shares to CVM, and then applying for registration of public offers of preferred shares of its subsidiaries TNCP and Amazônia Celular S.A. (“Amazônia”). As a result of purchases made through Mandatory and Voluntary Takeover Bids (OPAs), after January 16, 2009 Telemar withheld 2,467,689 common shares and 4,147,288 preferred shares of TNCP, as well as 80,868 common shares and 971,791 preferred shares of Amazônia, representing 98.7% of TNCP’s total capital and 17.9% of Amazônia’s total capital. Such reorganization is aimed to optimize the control structure reducing companies, concentrating similar operations, and streamlining cross-holdings.

Page. 14

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

On March 9, 2009, Telemar’s management implemented the corporate restructuring aiming to consolidate the assets related to Amazônia activities to those related to Oi activities, subsequently returning to ANATEL the permits for the use of certain radiofrequencies.

The corporate restructuring was as follows:

(i)	Merge of Amazônia shares by TNCP, so that Amazônia became a TNCP’s wholly-owned subsidiary, by that the Amazônia shareholders received 354,886 common shares and 1,430,859 preferred shares from TNCP, issued for this purpose, to replace the 151,159 common shares and 270,798 preferred shares from Amazonia which remains in market after OPAs, which result in the increasing on capital in the amount of R$32,884. Each common share from Amazônia issue corresponds to 1.529505 common share from TNCP issue, and each preferred share from Amazônia issue, independent from class, corresponds to 1.151515 preferred share from TNCP issue.

The share replacement ratio respected the class of the existing shares, taking into account: (i) for common shares, prices applied in TNCP and Amazônia mandatory OPA’s, carried out on January 16, 2009, corresponding to R$87.61 and R$134.00, respectively; and (ii) for preferred shares, prices applied in TNCP and Amazônia mandatory OPA’s, carried out on August 19, and October 22, 2008, corresponding to R$33.00 and R$38.00, respectively. The use of OPA’s prices as base to define the replacement ratios was based on the massive adhesion of companies’ minority shareholders to mandatory and voluntary offers.

(ii)	Telemar increased its stock holdings in TNCP paying the capital in the form of assignment of almost 100% of the investment in Oi. In this procedure were issued 56,464,204 common shares and 112,928,407 preferred shares of TNCP and the total amount involved was of R$8,673,466, what corresponds to the carrying amount of the investment in Oi.

Because of the merger of Amazônia’s shares and the capital payment of controller Telemar, TNCP capital increased by R$8,706,350 turning R$8,791,201, represented by 59,311,566 common shares and 118,568,472 preferred shares, resulting in the following share composition:

	Registered common shares	%	Registered preferred shares	%	Total	%
Telemar	59,055,489	99.57	118,193,342	99.68	177,248,831	99.65
Outstanding shares	256,077	0.43	375,130	0.32	631,207	0.35

Total shares	59,311,566	100.00%	118,568,472	100.00%	177,880,038	100.00%

(iii)	Radiofrequencies attributed to Amazônia were returned to ANATEL, hence, extinguishing its SMP concession.

Page. 15

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iv)	Amazônia merger by Oi, in that each common or preferred share, regardless its class, issued by Amazônia corresponds to 15,686,583 common shares issued by Oi. 92,363,839 Oi’s common shares, nominative and without nominal value where issued.

Because of Amazônia merger, Oi’s capital increased by R$131,301, to R$9,743,805, represented by 6,193,577,065 common shares. The issued shares were paid absorbing Amazônia’s net equity, being 100% of Oi’s shares withheld by TNCP.

(e) Acquisition of Brasil Telecom Participações S.A.´s control

During the months of May and June 2008, Copart 1 and Copart 2 conducted successive acquisitions of preferred shares in BrT Part and BrT, respectively. The acquisitions carried out by Copart 1 accumulated a total of 55,819,400 preferred shares (BRTP4) issued by Brt Part, for R$1,425,133, which represented 24.3% of that company’s preferred shares and 15.4% of its total share capital. The acquisitions carried out by Copart 2 amounted to a total of 45,590,300 preferred shares (BRTO4) issued by BrT, for R$897,775 which represented 14.6% of that company’s preferred shares and 8.3% of its total share capital.

On July 22, 2008, a voluntary takeover bid was carried out by the companies Copart 1 and Copart 2, aimed at raising their holdings to one third of the preferred shares issued by BrT Part and BrT. Copart 1 acquired 20,826,442 BrT Part preferred shares (BRTP4) for R$30.47 per share, for a total of R$634,582, and Copart 2 acquired 13,366,365 BrT preferred shares (BRTO4) for R$23.42 per share, for a total of R$313,040.

As a result of the acquisitions made under the voluntary takeover bid, Telemar assumed an indirect holding of 58,956,665 BrT preferred shares and 76,645,842 BrT Part preferred shares, representing, respectively, 18.9% of the total preferred shares and 10.5% of the share capital of BrT, and 33.3% of the total preferred shares and 21.11% of the share capital of BrT Par On December 31, 2008, the subsidiaries Copart 1 and Copart 2 did not exert any significant influence over their respective investment in BrT Part and BrT.

On January 8, 2009, Copart 1 Participações S.A. acquired shareholder control of Brasil Telecom Participações S.A. (“BrT Part”) and, consequently, of Brasil Telecom S.A. (“BrT”), after the payment of R$5,371,099, equivalent to a unit price of R$77.04 per BrT Part common share. The amount paid represented the price approved in the Share Purchase Agreement, adjusted for inflation according to the fluctuation of the average daily rate of the CDI, reduced by Invitel’s net debt (R$998,053) and adjusted by the dividends/interest on capital declared between January 1, 2008 and the balance sheet date.

The BrT takeover by Telemar was achieved, basically, through the acquisition of 100% of the shares of Invitel S.A., which holds 100% of Solpart, which has direct control of BrT Part.

This acquisition was recorded at Telemar considering the fair values of the assets and liabilities identified on acquisition date, January 8, 2009, including its intangible assets and contingencies liabilities.

On June 23, 2009, Telemar conducted “OPAs” of the common shares of BrT Part and BrT, duly registered with the CVM pursuant to the Mandatory OPAs registration requirements.

Page. 16

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The takeover bids assured the payment to non-controlling shareholders of a minimum amount equal to 80% of the price paid for the control block shares, being R$61.63 for BrT Part shares and R$57.76 for BrT shares, adjusted by the declared proceeds and by the fluctuation of the average daily CDI rate from January 1, 2008, until bid settlement date, which results in the amounts of R$64.71 and R$60.64, respectively. On June 23, 2009, Copart 1 acquired 40,452,227 of BrT Part´s common shares and, after this, Copart 1 owns, direct and indirectly, through Invitel´s control, 54.45% of total share and 90.68% of the voting shares of BrT Part. At this same date, Copart 2 acquired 630,872 of Brasil Telecom S.A.´s common shares and after this, Copart 2 owns 10.62% of total share and 0.25% of the voting capital share of Brasil Telecom S.A.

The identified assets and liabilities, including the contingencies of BrT, are recognized on the consolidated financial statements by the respective participating percentage on the fair value at the acquisition date.

On December 31, 2009, the Company was still in the period of identifiable abovementioned assets and liabilities measurement, which were measured and allocated based on information available at the time. During the period comprehended between Invitel’s control acquisition date and the closing of the December 31, 2009 financial statements, the Company’s Management reviewed the estimates of the fair value of provisions for civil contingencies related to claims related to rights of holders of financial participation agreements of Companhia Riograndense de Telecomunicações (“CRT”), merged by BrT. The mentioned review consisted in the evaluation of relevant additional information, related to the additional provision for contingences mentioned in Note 23, which should be evaluated in the measurement of the fair value of these contingences, at the acquisition of Invitel’s control. The information used in the implementation of the abovementioned improvement was available at the date of Invitel’s control acquisition, consequently, the fair value of these contingences was increased in R$1,084,218.

Considering the amounts paid at Invitel’s control acquisition, and in the BrT Part and BrT’s voluntary and mandatory OPAs, the table below shows, in summarized format, the amount paid by BrT operations, as well as the adjust to fair values of acquired asset and assumed liabilities in the acquisition of these operations, which comprehend the effects resulting from the new estimative of fair value for the abovementioned contingences:

	On Invitel’s acquisition and voluntary takeover bids (40.02%) 01/08/2009	Equity interest increased to 47.64% at mandatory takeover bids 06/23/2009
Total paid to the previous shareholders	8,641,629	2,655,920
Fees paid during the transaction	1,884	917

Gross value paid	8,643,513	2,656,837

BrT’s shareholders’ equity	6,240,952	5,326,867
Equity interest acquired	2,497,584	405,907
Fair value adjustments, net:
Property, plant and equipment	1,818,656	349,316
Intangible (STFC exploitation license)	4,605,859	1,774,560
Reserve for contingent liabilities	(812,447)	(143,604)
Allowance for doubtful accounts	(17,661)

Equity interest in BrT	8,091,991	2,386,179
Net assets of the BrT’s holding companies acquired in the same transaction	551,522	270,658

Measured goodwill

The Company has hired a specialized company to assist it in calculating the fair values presented above.

Page. 17

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(f) Corporate Restructuring – BrT

The Company completed the Stages one and two of the corporate restructuring process of indirect subsidiaries BrT Part and BrT to streamline the control structure and use the synergies between activities to increase operating efficiency.

On December 19, 2008, the National Telecommunications Agency (ANATEL) issued Act 7828, whereby the Executive Board granted prior approval for the subsequent corporate acts regarding the merger of the companies or the merger of the shares of the companies Invitel, Solpart and BrT Part by Telemar.

According to the Material Fact disclosed on July 15, 2009 and the amendment to this Material Fact on July 21, 2009, as well as the Material Fact disclosed on August 12, 2009, the Stage 1 and Step 2 of Stage 2 of corporate restructuring were performed, on July 31 and September 30, 2009, respectively, comprehending a series of mergers, in terms of arts. 230 and 252 of Brazilian Corporate Law by Telemar subsidiaries companies, as described below.

(i)	Merger of Invitel by its subsidiary Solpart, with absorption of the equity of Invitel by Solpart and the resulting Invitel´s extinction on July 31, 2009.

The net assets of Invitel merged by Solpart was of R$384,309, without resulting in a capital increase of Solpart , being the amount fully recorded as capital reserve, pursuant to Article 200 of the Brazilian Corporate Law.

As a result of the merger of Invitel, 0.0005583097 Solpart common shares were attributed for each Invitel common share and 0.0020717787 Solpart preferred shares were attributed for each Invitel preferred share (share exchange ratio).

Invitel’s treasury shares were canceled with the merger. Solpart did not have any treasury shares.

(ii)	Merger of Solpart by its parent company Copart 1, with absorption of the equity of Solpart by Copart 1 and the consequent Solpart’s extinction on July 31, 2009.

The net assets of Solpart merged by Copart 1 was of R$23,900, without resulting in a capital increase of Copart 1, being the amount fully recorded as capital reserve, pursuant to Article 200 of the Brazilian Corporate Law.

Page. 18

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iii)	Merger of Copart 1 by BrT Part., with absorption of the equity of Copart 1 by BrT Part, through which Coari, holder of all the shares of Copart 1, received BrT Part shares in exchange for its Copart 1 shares, which was liquidated on July 31, 2009.

The net assets of Copart 1 merged by BrT Part was of R$3,973,694, without resulting in a capital increase of BrT Part , being the amount fully recorded as capital reserve, pursuant to Article 200 of the Brazilian Corporate Law.

As a result of the merger of Copart 1, 0.0109674283 of BrT Part common shares were attributed for each Copart 1 common share and 0.00691600894 of BrT Part preferred shares were attributed for each Copart 1 preferred share (share exchange ratio).

BrT Part holds 1,480,800 common shares in treasury, which have been kept in treasury.

(iv)	Merger of Copart 2 by BrT, with absorption of the equity of Copart 2, through which Coari, holder of all the shares of Copart 2, received BrT shares in exchange for its Copart 2 shares, which was liquidated on July 31, 2009.

The net assets of Copart 2 merged by BrT Part totaled R$369,165, without resulting in a capital increase of BrT Part, an amount fully recorded as capital reserve, pursuant to Article 200 of the Brazilian Corporate Law.

As a result of the merger of Copart 2, 0.0005041618 BrT common shares were exchanged for each Copart 2 common share and 0.0471152627 BrT preferred shares were exchanged for each Copart 2 preferred share (share exchange ratio).

Copart 2 did not have treasury shares. BrT holds 13,231,556 own preferred shares in treasury, which have been kept in treasury

(v)	Merger of BrT Part by BrT, with absorption of the equity of BrT Part, through which Coari, holder of 54.45% of BrT Part shares and 10.62% of BrT shares, received 231,077,513 shares, where 161,359,129 common and 69,718,384 preferred were exchanged for its BrT Part shares, liquidated on September 30, 2009. As a result, Coari holds 48.20% of BrT equity.

The net assets of BrT Part merged by BrT totaled R$5,535,332, resulting in a capital increase of BrT of R$260,301, where R$1,413,592 was recorded as capital reserve and R$3,861,439 was allocated to special goodwill reserve, pursuant to CVM Instruction 319/1999.

Page. 19

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The capital increase is represented by the issue of 201,143,307 common shares and 209,155,151 preferred shares of BrT, which were fully attributed to BrT Part shareholders. Therefore, BrT capital increased R$3,731,059, represented by 203,423,176 common shares and 399,597,370 shares.

As a result of BrT Part merger, 1.2190981 common shares of BrT were exchanged for each BrT Part common share and 0.1720066 BrT common shares and 0.909673 BrT preferred shares for each BrT Part preferred share (share exchange ratio).

BrT Part held 1,480,800 common shares in treasury, which have been cancelled. BrT holds 13,231,556 preferred shares in treasury, which are kept in treasury.

All valuations of the equities and net assets of the merged companies have been conducted by specialized companies, in compliance with Articles 226 and 227 of the Brazilian Corporate Law, based on carrying amounts as of May 31, 2009, adjusted by corporate events that occurred from this date to the mergers’ date (July 31, 2009 and September 30, 2009) and the most significant subsequent events. Other changes in financial position have been recorded by the merging company:

Balance Sheet – Invitel	05/31/2009
Current assets	91,324
Noncurrent assets	137
Investments	1,402,447
Intangible assets	292,916

Total assets	1,786,824

Current Liabilities	68
Shareholders’ equity	1,786,756

Total liabilities	1,786,824

Balance sheet – Solpart	05/31/2009
Current assets	105,808
Noncurrent assets	138
Investments	990,258
Intangible assets	690,835

Total assets	1,787,039

Current liabilities	282
Shareholders’ equity	1,786,757

Total liabilities	1,787,039

Balance Sheet – Copart 1	05/31/2009
Current assets	121,782
Noncurrent assets	138
Investments	2,817,374
Intangible assets	3,861,438

Total assets	6,800,732

Current liabilities	9,664
Shareholders’ equity	6,791,068

Total liabilities	6,800,732

Page. 20

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Balance Sheet – Copart 2	05/31/2009
Current assets	7,258
Investments	559,390
Intangible assets	366,788

Total assets	933,436

Current liabilities	4,880
Noncurrent liabilities	1
Shareholders’ equity	928,555

Total liabilities	933,436

Changes in shareholders’ equity from May 31, 2009 to July 31, 2009 were accounted for by the merging companies.

Balance sheet – BrT Part	05/31/2009
Current assets	584,415
Noncurrent assets	1,495,722
Investments	7,345,051
Property, plant and equipment	455

Total assets	9,425,643

Current liabilities	330,789
Noncurrent liabilities	11,512
Shareholders’ equity	9,083,342

Total liabilities	9,425,643

Changes in shareholders’ equity from May 31, 2009 to September 30, 2009 were accounted at BrT (Company) and total R$82,637.

As required by Law 6404/76 (Brazilian Corporate Law), the mergers have been submitted to and approved by the shareholders of Invitel, Solpart, Copart 1, Copart 2, BrT and BrT Part, at the Shareholders’ Meetings of said companies held on July 31, 2009 and September 30, 2009.

The shareholder structure of BrT as of September 30, 2009 is as follows:

Shareholder structure – Brasil Telecom S.A.

Shareholder	Common shares	%	Preferred shares	%	Total	%
Coari	161,990,001	79.63%	128,675,049	32.20%	290,665,050	48.20%
Non-controlling interests	41,433,175	20.37%	257,690,765	64.49%	299,123,940	49.60%
Treasury shares			13,231,556	3.31%	13,231,556	2.20%

Total	203,423,176	100.00%	399,597,370	100.00%	603,020,546	100.00%

Page. 21

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Goodwill originally recorded under Brazilian GAAP by Copart 1, merged by BrT Part arises partly from the merger of Solpart by Copart 1 and partly from the merger of Invitel by Solpart, in the total nominal amount of R$8,235,520, related to the acquisition of 100% of the shares of Invitel and 35.52% of the shares of BrT Part. Recorded goodwill is based on the appreciation of the property, plant and equipment and the Switched Fixed Telephony Services (STFC) concession right of BrT. As a result of the merger of Copart 1 by BrT Part, goodwill will be amortized in books by BrT Part pursuant to prevailing tax and accounting legislation, and will not generate any tax utilization in the Stage 1 of the corporate restructuring.

Goodwill originally recorded under Brazilian GAAP by Copart 2 (Company) and merged by BrT, totaling of R$737,664, arises from the acquisition of 10.62% of the shares of BrT and is based on the appreciation of the property, plant and equipment and the Switched Fixed Telephony Services (STFC) concession right of BrT. As a result of the merger of Copart 2 by BrT, goodwill will be amortized in books by BrT, pursuant to prevailing tax and accounting legislation, and will generate tax utilization.

Note that for the calculation of the net asset resulting from the downstream mergers of Copart 1 and Copart 2 into and with BrT Part and BrT, respectively, Copart 1 and Copart 2 recorded as in force of provision for net equity integrity maintenance of its subsidiaries, the amounts of R$4,072,381 and R$340,522, respectively. The recognized provisions reduce goodwill amounts based in STFC Company concession to the amount of the related tax benefit due to its amortization, as prescribed by Article 1, Paragraph (a) of CVM Instruction 319/1999.

After the completion of the Step 2 of the Stage 2, the resulting corporate structure is:

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Under the U.S. Securities Act of 1933, the merger of the BrT Part (Stage 2) was declared as effective by the Securities and Exchange Commission (SEC) on September 2, 2009.

According to the disclosed in the Material Fact, from August 12, 2009, continuing the corporate restructuring process, the Coari's and BrT’s Board of Directors and managements, approved the Step 3 of the Stage 2 of the Corporate Restructuring, on September 25, 2009, which defines the merging of BrT shares by Coari, open company, direct subsidiary of Telemar, objectifying to turn BrT into a wholly-owned Coari’s subsidiary; however, in function of facts disclosed in the Material Fact published on January 14, 2010, the process is currently paused. The impacts on the provision for losses in related legal contingencies are demonstrated in Note 21.

2 PRESENTATION OF FINANCIAL STATEMENTS AND CONSOLIDATION CRITERIA

Financial statements preparation criteria

The financial statements have been prepared and are presented in accordance with Brazilian accounting practices, provisions of the Brazilian Corporate Law and CVM regulations, and the changes introduced by Laws 11638/07 and 11941/09.

With the enactment of Law 11638/07, which was designed to update the Brazilian Corporate Law, so as to enable the convergence of Brazilian accounting practices with the International Financial Reporting Standards (IFRS), new accounting standards and technical pronouncements have been issued by the Accounting Pronouncements Committee (CPC), in conformity with such international accounting standards.

In 2009, 26 new pronouncements (CPCs) and 12 technical interpretations (ICPCs) were issued by CPC and approved by CVM Resolutions for mandatory adoption beginning 2010. The CPCs and ICPCs which may be applicable to the Company, considering the nature of its operations, are as follows:

CPC	Title
15	Business Combinations
16	Inventories
20	Borrowing Costs
21	Interim Financial Reporting
22	Operating Segments
23	Accounting Policies, Changes in Accounting Estimates and Errors
24	Events after the Reporting Period
25	Provisions, Contingent Liabilities and Contingent Assets
26	Presentation of Financial Statements
27	Property, Plant and Equipment
30	Revenues
32	Income Taxes
33	Employee Benefits
36	Consolidated Financial Statements
37	First-time Adoption of International Financial Reporting Standards
38	Financial Instruments: Recognition and Measurement

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

39	Financial Instruments: Presentation
40	Financial Instruments: Disclosures
43	First-time Adoption of Technical Pronouncements CPC 15 to 40

ICPC	Title
01	Concession Agreements
04	Scope of Technical Pronouncement CPC 10 Share-based Payment
05	Technical Pronouncement CPC 10 Share-based Payment – Treasury and Group Share Transactions
08	Accounting for Proposed Dividend Payments
10	Clarifications of Technical Pronouncements CPC 27 - Property, Plant and Equipment and CPC 28 - Investment Property

The Company’s management is analyzing the effects of the changes introduced by these new pronouncement and, in the event of adjustments arising from the adoption of new accounting practices beginning January 1, 2010, the Company will analyze the need to remeasure the impacts that would be produced on its 2009 financial statements, for comparative purposes, as if the new procedures were already in effect at the beginning of the year ended December 31, 2009.

Consolidation criteria

Consolidated financial statements were prepared according to CVM Instruction 247/1996 and include the financial statements of the Company’s direct and indirect subsidiaries. The main consolidation procedures are as follows:

•	Addition of assets, liabilities, income and expense accounts according to their accounting substance;

•	Elimination of intercompany accounts and transactions;

•	Elimination of investments and equity interests in subsidiaries;

•	Disclosure of non-controlling interests in shareholders’ equity and income of subsidiaries; and

•	Consolidation of exclusive investment funds (note 9).

As described in note 1(e), the Company acquired through indirect interests, the share control of BrT and conducted the voluntary and mandatory takeover bids of non-controlling interests and recorded these transactions if consolidated financial statements, as described below.

Once the share control was acquired, identifiable assets, liabilities and contingent liabilities were recognized at their fair values, estimated on control acquisition date, proportionately to the acquired equity interests.

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The transaction cost was measured as the total of:

•	The fair values, on acquisition date, of assets acquired and liabilities assumed, in exchange for the control of the acquiree; and

•	Total expenses directly attributable to the transaction.

The transaction cost was allocated proportionately to the Company’s interest in the fair values of the acquired identifiable assets and liabilities. As commented in note 1(e), the Company improved the estimate of preliminary amounts allocated to the acquisition of the control of Invitel and adjusted the reserves for contingencies to fair value over the measurement period of the fair value of the acquired identifiable assets and liabilities.

Non-controlling interests in the acquiree’s assets and liabilities, presented in the consolidated financial statements, was calculated based on their carrying amounts.

Adoption of Technical Pronouncement CPC 02 Effects of Changes in Exchange Rates and Translation of Financial Statements

a) Functional and reporting currency

The Company and its subsidiaries operate has telecom carriers in the Brazil and engage in related telecom industry activities (see note 1), and the currency used in their operations is the Brazilian real (R$).

To define their functional currency, management considered the currency that influences:

•	the sale price of their products and services;

•	the costs of services and sales;

•	the cash flows for trade receivables and trade payments; and

•	interest, investments and borrowings.

Accordingly, the Company and its subsidiaries’ functional currency is the Brazilian real (R$), which is also the reporting currency.

b) Transactions and balances

The transactions in foreign currency are translated into the functional currency using the exchange rate in effect on the transaction date. Foreign exchange differences from translation are recognized in the statement of operations.

c) Group companies

The Company has investments in companies headquartered abroad, none of which is hyperinflationary economies and with functional currency other than the Brazilian real (R$).

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

d) Non-cash items indexed to foreign currency

The company and its subsidiaries do not have non-cash items indexed to foreign currency (other than the functional and reporting currency).

e) Reclassifications

We reclassified several items of the comparative financial statements for the year ended December 31, 2008 to conform them to the best disclosure accounting practices. These reclassifications are as follows:

					Company
	Balances originally reported as of 12/31/2008	Transaction costs (i)	Reserve for contingent liabilities and escrow deposits and court blockings (ii)	Permits and concessions payable (iii)	Amortization of goodwill/ negative goodwill (iv)	Adjusted balances as of 12/31/2008
Prepaid expenses (current)	173,444	(80,839)				92,605
Escrow deposits and court blockings (current)			368,503			368,503
Prepaid expenses (noncurrent)	355,703	(166,963)				188,740

Escrow deposits and court blockings (noncurrent)	1,315,138		(368,503)			946,635
Loans and financing (current) (*)	3,522,243	(80,839)				3,441,404
Trade accounts payable	1,495,788			(116,603)		1,379,185
Permits and concessions payable (current)				116,603		116,603
Reserve for contingent liabilities			301,409			301,409
Loans and financing (noncurrent) (*)	17,001,501	(166,963)				16,834,538

Reserve for contingent liabilities (noncurrent)	1,822,768		(301,409)			1,521,359
Cost of sales and services	(7,844,502)				(58,415)	(7,902,917)

Other operating income (expenses), net	(502,413)				58,415	(443,998)

(*)	Includes debentures

	Assets	Liabilities	Shareholders’ equity	Income (loss)
Total effects	(247,803)	(247,803)

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

			Company
	Balances originally reported as of 12/31/2008	Escrow deposits and court blockings (v)	Adjusted balances as of 12/31/2008
Cash flows from operating activities	3,440,201	192,608	3,632,809
Cash flows from investing activities	(4,409,006)	(192,608)	(4,601,614)

						Consolidated
	Balances originally reported as of 12/31/2008	Transmission costs (i)	Reserve for contingent liabilities and escrow deposits and court blockings (ii)	Permits and concessions payable (iii)	Amortization of goodwill/ negative goodwill (iv)	Adjusted balances as of 12/31/2008
Prepaid expenses (current)	592,650	(81,309)				511,341
Escrow deposits and court blockings (current)			373,950			373,950
Prepaid expenses (noncurrent)	437,419	(169,161)				268,258
Escrow deposits and court blockings (noncurrent)	1,407,851		(373,950)			1,033,901
Loans and financing (current) (*)	3,701,885	(81,309)				3,620,576
Trade accounts payable	2,015,229			(116,603)		1,898,626
Permits and concessions payable (current)	150,029			116,603		266,632
Reserve for contingent liabilities (current)			320,775			320,775
Loans and financing (noncurrent) (*)	17,471,500	(169,161)				17,302,339
Reserve for contingent liabilities (noncurrent)	1,962,421		(320,775)			1,641,646
Cost of sales and services	(9,600,367)				(62,187)	(9,662,554)
Other operating income (expenses), net	(692,344)				62,187	(630,157)

(*)	Includes debentures

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Assets	Liabilities	Shareholders’ equity	Income (loss)
Total effects	(250,470)	(250,470)

			Consolidated
	Balances originally reported as of 12/31/2008	Escrow deposits and court blockings (v)	Adjusted balances as of 12/31/2008
Cash flows from operating activities	5,175,444	208,230	5,383,674
Cash flows from investing activities	(6,487,980)	(208,230)	(6,696,210)

(i)	Transaction costs until the year ended December 31, 2008 were classified in assets, in line account ‘Prepaid expenses’. As of December 31, 2009, the balance is reclassified to liabilities as a reduction of loans and financing and this reclassification was adopted for the comparative period, for comparability purposes.
(ii)	The reserve for contingent liabilities was segregated into current and noncurrent, to improve the Company’s accounting practices. To maintain the consistency of the information, escrow deposits, whether or not related to accrued a liabilities, were also segregated into current and noncurrent.
(iii)	In view of the need to unify the financial statements of all group companies, the STFC concession fee of the Company for the two-year period 2008-2009 was reclassified to trade accounts payable and R$116,603 to permits and concessions payable in current liabilities.
(iv)	The amortization of goodwill based on the fair value of property, plant and equipment and the concession agreements were reclassified from ‘Other operating expense’ to line account ‘Cost of sales and services’, as the realization of these expenses occurs concurrently with the depreciation and amortization of the underlying assets.
(v)	Escrow deposits and court blocking were reclassified from operating flows to investing flows in line with the presentation of the cash flows of indirect subsidiary BrT.

3 SIGNIFICANT ACCOUNTING PRACTICES

Significant accounting practices adopted in the preparation of the financial statements are as follows:

(a) Cash and cash equivalents

Comprise cash, bank, and highly liquid short-term investments, immediately convertible to known cash amounts, and are stated at fair value at the balance sheet date, do not exceed their market value, and their classification is determined as shown in item (b) below.

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(b) Short-term investments

Classified according to their purpose as: (i) trading securities; (ii) held-to-maturity; and (iii) available-for-sale.

Trading securities are measured at fair value and their effects are recognized in income. Held-to-maturity investments are measured at cost plus income earned, less the allowance for adjustment to probable realizable value, when applicable. Available-for-sale investments are measured at fair value and their effects are recognized in valuation adjustments to equity, when applicable.

(c) Trade accounts receivable

Receivables from telecommunications services are stated at the tariff or service amount on the date they were provided and do not differ from their fair value. Service receivables include receivables from services provided and not billed by the balance sheet date, whose amount is calculated based on the measurements made on balance sheet date or estimates considering historic performance. Taxes are also calculated on an accrual basis. Receivables from sales of handsets and accessories are stated at the sales prices and recorded when the products are delivered and accepted by the customers.

Charges of past-due bills are recognized when the bill of the first billing cycle subsequent to the payment of the past-due bill is issued.

(d) Allowance for doubtful accounts

Recognizes probable losses on receivables and takes into consideration the calculation of the actual loss percentages incurred on each maturity of accounts receivable, from when receivables are past-due for more than 60 days, increasing progressively, as follows:

Past-due receivables	% loss accrued
From 1 to 60 days	Zero
From 61 to 90 days	40
From 91 to 120 days	60
From 121 to 150 days	80
From 151 to 180 days	100

After 181 days past due, receivables and the related allowance for doubtful accounts are derecognized.

(e) Inventories

Segregated and classified as follows:

•	Maintenance material inventories classified in current assets in accordance with the period in which they will be used are stated at average cost, not exceeding replacement cost;

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

•	Inventories for plant expansion, classified under property, plant and equipment, are stated at average cost of purchase and are used to expand the telephone plant; and

•

Inventories of goods for resale, classified in current assets are stated at average cost of purchase, basically represented by handsets and accessories. For handsets and accessories, adjustments to probable realizable value are recorded in those cases in which the purchases are made at amounts exceeding sales prices. Recoverable losses are recognized for obsolete inventories.

(f) Investments

Investments in subsidiaries are accounted for under the equity method, plus unamortized goodwill if based on the appreciation of the assets. Other investments, basically consisting of tax incentives, are stated at cost, less an allowance for adjustment to realizable value, when applicable.

(g) Property, plant and equipment

Property, plant and equipment are stated at purchase or construction cost, less accumulated depreciation. Historical costs include expenses directly attributable to the acquisition of assets. Financial charges on obligations financing assets and construction works in progress are capitalized.

Subsequent costs are added to the carrying amount of the asset only when these assets generate future economic benefits and can be measured in a reliable manner. Maintenance and repair costs are recorded in income (loss) for the period when they are incurred and are capitalized when they represent an increase in installed capacity or the useful lives of the assets.

Assets under finance leases are recorded in property, plant and equipment, as prescribed by CVM Resolution 554/2008, at the lower of fair value or the present value of the minimum lease payments, from the initial date of the agreement.

Depreciation is calculated on a straight-line basis, based on the estimated economic useful lives of the assets, which are annually reviewed by the Company.

(h) Intangible assets

Stated at cost, less accumulated amortization and the allowance for impairment losses, when applicable.

Consist basically of regulatory permits for the use of radiofrequency and the provision of Personal Mobile Services (SMP), software use rights and goodwill on the acquisition of investments, calculated based on expected future economic benefits.

Amortization of is calculated under the straight-line method and considers, in the case of: (i) permit terms – the effective term of the permit; and (ii) software – a maximum period of five years. Goodwill calculated based on expected future earnings is not amortized from 2009.

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i) Deferred charges

Consist of preoperating expenses incurred through December 31, 2008 and are stated at cost.

Amortization is calculated under the straight-line method over the expected recovery period, which does not exceed ten years.

Even though Law 11638/2007 did not change deferred charges, Resolution 553/2008, which approves CPC 04 Intangible Assets, restricts the recognition of deferred charges, which is confirmed by Law 11941/2009, which discontinues this line account. However, in view of the option granted b Resolution 565/2008, which approves CPC 13 First-time Adoption of Law 11638/2007 and Law 11941/2009. As of December 31, 2008, TMAR and its subsidiaries existing on this date opted for maintaining this line account until it is fully amortized.

(j) Impairment of long-lived assets

An assessment is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. Long-lived assets may be identified as assets which have indefinite useful lives and assets subject to depreciation and amortization (property, plant and equipment and intangible assets). Impairment losses, if any, are recognized in the amount by which the carrying amount of an asset exceeds its recoverable value. Recoverable value is the higher of fair value less cost to sell and value in use. In order to be tested for impairment, the assets are grouped into the smallest identifiable group for which there are cash generating units (CGUs), and projections are made based on discounted cash flows, supported by expectations on the Company's operations in its various business segments.

CGUs are the Company’s operating segments as they are the smallest separable cash generating units.

Net Present Value (NPV) projections for the CGUs are prepared taking into consideration the following assumptions:

•	Entity-related information sources: evidence of obsolescence or damage, discontinuation plans, performance reports, etc.; and

•

Outside information sources: fair values of the assets, technologic environment, market environment, economic environment, regulatory environment, legal environment, interest rates, return rates on investments, market value of Company shares, etc.

The recovery of these assets is supported by projections for assets with infinite useful lives. Additionally, according to Company tests, there are no evidences of impairment to result in the realization of projections for assets with finite useful lives.

(k) Discount to present value

The Company values its financial assets and financial liabilities to identify instances of applicability of the discount to present value.

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

In general terms, when applicable, the discount rate used is the average return of investments for financial assets or interest charged on Company borrowings financial liabilities. The contra entry is the asset or liability that originated the financial instrument, when applicable, and the deemed financial charges are allocated to income (loss) using the rate used for their calculation.

The Company concluded that there are no assets and liabilities recorded as of December 31, 2009 and 2008 subject to the discount to present value, in view of the following: (i) their nature; (ii) short-term realization of certain balances and transactions; and (iii) absence of cash assets and cash liabilities with embedded or disclosed interest. When financial instruments are measured at the amortized costs, they are adjusted for inflation at the related contractual interest.

(l) Impairment of financial assets

The Company measures at the balance sheet date whether there is objective evidence that financial assets or a group of financial assets is impaired. A financial asset or group of financial assets is considered impaired when there is objective evidence, as a result of one or more events that occurred after the initial recognition of the asset, that the estimated future cash flows have been impacted.

(m) Loans and financing

Stated at amortized cost, plus inflation adjustment of exchange rate changes and interest incurred through the balance sheet date.

Transaction costs incurred are measured at amortized cost and recognized in liabilities, as a reduction to the balance of loans and financing, and are expenses over the contract term.

The Company and its subsidiaries do not use hedge accounting.

(n) Derivative financial instruments

We contract derivatives to mitigate the exposure to market risks arising from changes in exchange rates on foreign currency-denominated debts and, therefore, are classified in line account ‘Loans and financing’.

Derivatives are initially recognized at market value on the date a derivative contract is entered into and are subsequently measured at fair value. Changes in the fair value of any of these derivatives are recorded directly in the statement of operations.

(o) Reserve for contingent liabilities

Recorded for contingent risks assessed by management and the Company’s in-house and outside legal counsel as probable loss, based on the expected outcome of ongoing lawsuits.

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(p) Employee benefits

•

Pension plans: The private pension plans and other postretirement benefits sponsored by the Company and its subsidiaries for the benefit of its employees are managed by three foundations. Contributions are determined based on actuarial calculations, when applicable, and charged to income (loss) on the accrual basis.

The Company and its subsidiaries have defined contribution and defined benefits plans. In the defined contribution plan, the sponsor makes fixed contributions to a fund managed by a separate entity. The sponsor does not have the legal or constructive obligation of making additional contributions, in the event the fund lacks sufficient assets to pay all employees the benefits related to the services provided in the current period and prior periods. The contributions are recognized as employee benefit expenses as incurred.

The obligation recognized in the balance sheet as regards the defined benefit pension plans presenting a deficit, corresponds to the present value of the benefits defined at the balance sheet date, less the fair value of the plan’s assets. The defined benefit is annually calculated by independent actuaries, who use the projected unit credit method. The present value of the defined benefit is determined by discounting the estimated future cash outflows, using the projected inflation rate plus long-term interest.

The defined benefit plan recognized gains and losses under the corridor approach.

•

Stock option plan – The Company and its subsidiaries offer to their management stock option plans for the purchase of common or preferred shares. These options are priced at fair value on the grant date of the plans and are recognized in income (loss) under the straight-line method over the option vesting period and are settled in shares. Accumulated balances at the balance sheet date are recognized in shareholders’ equity, according to the criteria set out in CVM Resolution 562/2008.

Subsidiary BrT had a stock option plan, granted to management and employees. These options were settled in current year as a result of the change in the control of the Company.

•

Employee profit sharing – the accrual includes the employee profit sharing program and is accounted for on the accrual basis and involves all eligible employees, proportionately to the period of time worked in the year, according to the Program’s rules. The amount, which is paid by April of the year subsequent to the year profit sharing is accrued, is determined based on the target program established with the employees’ unions, under a collective bargaining agreement, pursuant to Law 10101/00 and the bylaws.

(q) Use of estimates

The preparation of financial statements requires Management to make estimates to record certain assets, liabilities and other transactions. The financial statements include, therefore, estimates related to the useful lives of property, plant and equipment, the recoverable

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

amount of long-lived assets, the reserve for contingent liabilities, the calculation of the provisions for income tax, the fair value measurement of financial instruments, and the calculation of the employee benefits, and even though they reflect the Company’s and its subsidiaries’ management’s best estimate, actual results may differ from those estimates.

(r) Revenue recognition

Revenues refer to the amount of the payments received or receivable from sales of services in the regular course of the Company's and its subsidiaries’ activities. Revenue is stated at the gross amount, less approximate taxes, returns and discounts.

Revenue is recognized when it can be reliably measured, it is probable that future economic benefits will be transferred to the Company, the transaction costs incurred can be measured, the risks and rewards have been substantially transferred to the buyer, and certain specific criteria of each of the Company's activities have been met.

Service revenue is recognized when services are provided. Local and long distance calls are charged based on time measurement according to the legislation in effect. The services charged based on monthly fixed amounts are calculated and recorded on a straight-line basis.

Prepaid services are recognized as advances from customers and recognized in revenue as they are used by the customers.

Revenue from sales of payphone cards (Public Use Telephony (TUP)), handsets and accessories is recognized when these items are delivered and accepted by the customers. Discounts on services provided and sales of handsets and accessories are taken into consideration in the recognition of the related revenue. Revenues involving transactions with multiple elements are identified in relation to each one of their components and the recognition criteria are applied on an individual basis. Revenue is not recognized when there is significant uncertainty as to its realization.

(s) Expense recognition

Expenses are recognized on the accrual basis, considering their relation with revenue realization. Prepaid expenses relating to future years are deferred.

(t) Financial income and expenses

Financial income refers basically to income on short-term investments, interest on past-due receivables, and gains on derivatives, recorded on the accrual basis. Financial expenses refer basically to interest and inflation adjustment and exchange rate changes on borrowings, debentures, derivatives and other financial transactions, calculated and recorded on the accrual basis.

Interest on capital to be attributed to mandatory minimum dividends is recorded as financial expenses and reversed to retained earnings, as in substance it consists of

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

allocation of net income. To avoid impacting financial ratios and allow the comparability between the years, the reversals are being presented under financial expenses, thus annulling its impacts.

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(u) Current and deferred income tax and social contribution

Income tax and social contribution on income are recorded on the accrual basis. Said taxes attributed to temporary differences and tax loss carryforwards are recorded in assets or liabilities, as applicable, only under the assumption of future realization or payment. The Company prepares technical studies that consider the future generation of taxable income, according to management exaltations, considering the continued operations. Future earnings are compared to the nominal value of recoverable taxes over a period limited to ten years and reduces the deferred tax credit as it identifies that future taxable income sufficient for the partial or total utilization of deferred taxes is less than probable. The technical studies are updated annually and the tax credits are adjusted based on the results of these reviews.

(v) Accounting for government grants and disclosure of government assistance

Government grants are recorded in income (loss) for the year as a reduction of related expenses.

(w) Earnings (loss) per share

Earnings (loss) per share are calculated based on the amount of outstanding shares at the balance sheet date. Outstanding shares are represented by the total shares issued, less the shares held in treasury.

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

4 OPERATING REVENUE

	Company		Consolidated (*)
	2009	2008	2009	2008
Fixed telephone service
Local service:
Subscriptions	6,806,418	6,911,739	10,965,699	6,911,739
Local traffic	1,255,112	1,394,817	2,029,820	1,394,810
Fixed to Mobile – VC1	2,712,619	2,798,037	4,523,141	2,798,037
Collect calls	3,387	4,901	6,403	4,901
Connection fees	96,567	82,408	113,807	82,408
Other income	476	387	4,801	387
Long-distance service:
Intra-sector fixed calls	1,728,334	1,737,567	2,731,136	1,734,642
Intraregional (intra-sector) fixed calls	341,026	397,932	556,193	397,928
Intraregional fixed calls	898,396	805,933	1,347,164	805,473
International	51,397	63,212	81,602	62,880
Fixed to Mobile – VC2 and VC3	863,377	852,860	1,444,847	852,547
Pay phone cards	515,953	655,839	867,522	655,839
Advanced voice services (basically 0500/0800)	186,320	215,740	305,415	189,488
Additional services	595,392	673,521	1,011,954	666,506

	16,054,774	16,594,893	25,989,504	16,557,585

Mobile telephone service
Subscriptions			2,268,706	1,399,052
Calls originated			3,583,394	2,691,502
Sales of handsets and accessories			368,141	214,662
Domestic roaming			64,150	68,032
International roaming			66,687	62,410
Additional services			1,203,750	554,635
			7,554,828	4,990,293

Consideration for use of wireline grid
Fixed to fixed calls	426,634	490,054	625,737	470,153
Fixed to mobile calls	465,699	458,340	304,331	229,116
	892,333	948,394	930,068	699,269

Consideration for use of mobile network
Fixed to mobile calls			505,537	422,969
Mobile to mobile calls			1,817,778	987,684

			2,323,315	1,410,653
Data communication services
ADSL (“Velox”)	1,559,687	1,390,993	4,831,578	1,390,993
Transmission (“EILD”)	617,338	601,813	872,564	629,590
SLD – dedicated-line services	150,215	179,023	591,510	228,362
IP services	342,110	309,758	992,168	365,303
Package switching and frame relay	219,702	242,153	407,673	289,149
Other	302,462	314,315	976,077	499,360

	3,191,514	3,038,055	8,671,570	3,402,757

Other services	1,434	2,059	141,121	42,658

Gross operating revenue	20,140,055	20,583,401	45,610,406	27,103,215

Deductions from gross revenue
Taxes	(5,469,009)	(5,675,113)	(11,166,366)	(7,148,457)
Other deductions	(635,493)	(397,481)	(4,632,229)	(1,289,460)

Net operating income	14,035,553	14,510,807	29,811,811	18,665,298

(*)	The increase for the period ended on December 31, 2009 refers basically to the acquisition of BrT Part and its subsidiaries on January 8, 2009 (see note 1 (e)).

Page. 37

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

5 COST OF SALES AND SERVICES AND OPERATING EXPENSES

Cost of sales and services		Company	Consolidated (*)
	2009	Reclassified 2008	2009	Reclassified 2008
Interconnection	(3,990,362)	(3,270,886)	(5,265,064)	(3,371,089)
Depreciation and amortization	(1,876,327)	(1,829,758)	(4,943,563)	(2,531,859)
Grid maintenance service	(1,555,082)	(1,402,687)	(2,477,026)	(1,466,614)
Rentals and insurance	(573,226)	(514,850)	(1,335,086)	(705,921)
Outside services	(369,188)	(313,480)	(1,130,182)	(381,496)
Personnel	(278,885)	(250,223)	(732,952)	(289,174)
Cost of handsets and other			(579,233)	(195,460)
Supplies	(172,304)	(185,503)	(380,415)	(256,705)
Concession Agreement Extension Fee – ANATEL	(78,204)	(116,603)	(159,798)	(116,603)
Other costs and expenses	(3,915)	(18,927)	(193,917)	(347,633)

	(8,897,493)	(7,902,917)	(17,197,236)	(9,662,554)

Selling expenses		Company 2008	Consolidated
	2009		2009	2008
Third-party services	(1,068,696)	(1,098,375)	(2,845,099)	(1,931,532)
Allowance for doubtful accounts	(487,863)	(568,705)	(1,310,537)	(797,495)
Advertising and publicity	(143,311)	(548,789)	(636,784)	(487,857)
Personnel	(201,271)	(163,399)	(429,307)	(203,399)
Depreciation and amortization	(16,581)	(18,409)	(37,998)	(29,717)
Supplies	(329)	(3,133)	(20,800)	(11,073)
Rentals and insurance	(176)	(302)	(14,004)	(1,892)
Other costs and expenses	(19,669)	(35,820)	(25,384)	(68,671)

	(1,937,896)	(2,436,932)	(5,319,913)	(3,531,636)

General and administrative		Company 2008	Consolidated
	2009		2009	2008
Third-party services	(765,450)	(716,381)	(1,362,684)	(861,492)
Personnel	(268,587)	(232,460)	(723,867)	(335,794)
Depreciation and amortization	(146,341)	(133,749)	(668,779)	(212,168)
Rentals and insurance	(70,595)	(96,358)	(228,055)	(125,100)
Supplies	(8,649)	(12,159)	(12,443)	(12,567)
Other costs and expenses	(27,227)	(30,836)	(32,110)	(34,440)

	(1,286,849)	(1,221,943)	(3,027,938)	(1,581,561)

(*)	The increase for the period ended on December 31, 2009 refers basically to the acquisition of BrT Part and its subsidiaries on January 8, 2009 (see note 1 (e)).

Page. 38

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

6 OTHER OPERATING INCOME (EXPENSES), NET

	Company		Consolidated (*)
		Reclassified		Reclassified
	2009	2008	2009	2008
Other operating income
Recovered expenses	140,827	212,314	390,748	245,395
Infrastructure leases	170,458	151,076	337,898	226,183
Fines imposed on past-due bills	140,181	142,031	280,753	201,922
Gain on sale of permanent assets	24,732	73,533	112,641	74,319
Technical and administrative services	56,525	58,655	92,845	44,978
Reversal of allowance for losses on discontinued assets		1,043	25,909	1,043
Bonuses received			9,511	1,821
Other income	26,725	8,665	88,316	20,416

	559,448	647,317	1,338,621	816,077

Other operating expenses
Taxes	(300,864)	(250,353)	(815,123)	(422,440)
Reserve/(reversals) for contingent liabilities	(263,989)	(221,472)	(2,213,652)	(246,615)
Allowance for investment losses and other	(148,101)		(151,827)
Expenses on fines	(46,250)	(10,405)	(127,097)	(13,328)
Loss on sale of permanent assets	(14,851)	(51,172)	(115,948)	(92,403)
Employee profit sharing	(49,310)	(102,268)	(113,171)	(138,190)
Amortization of deferred charges			(86,622)	(67,812)
Collection expenses	(85,525)	(62,500)	(79,521)	(34,115)
Discounts granted	(44,871)	(29,786)	(45,677)	(31,344)
Share-based compensation	(19,451)	(31,848)	(26,128)	(42,781)
Payment to settle litigation		(315,000)		(315,000)
Amortization of goodwill on acquisition of investments				(8,047)
Other	(76,352)	(16,511)	(196,584)	(34,159)

	(1,049,564)	(1,091,315)	(3,971,350)	(1,446,234)

	(490,116)	(443,998)	(2,632,729)	(630,157)

(*)	The increase for the period ended on December 31, 2009 refers basically to the acquisition of BrT Part and its subsidiaries on January 8, 2009 (see note 1 (e)).

7 FINANCIAL INCOME (EXPENSES)

	Company		Consolidated (*)
	2009	2008	2009	2008
Financial income
Income from short-term investments	386,435	456,206	780,944	758,531
Interest and inflation adjustment on other assets	244,656	231,582	562,726	266,532
Financial discounts obtained	86,351	90,731	104,304	100,108
Interest and inflation adjustment on intercompany loans	25,529	13,191	53,751	24,990
Other	30,414	59,684	105,793	133,351

	773,385	851,394	1,607,518	1,283,512

Financial expenses
Interest on loans payable to third parties	(1,582,060)	(914,742)	(1,981,467)	(967,576)
Derivative transactions	(1,249,248)	127,645	(1,371,602)	145,938
Interest and inflation adjustment on other liabilities	(140,982)	(33,520)	(607,193)	(173,967)
Interest on debentures	(812,220)	(269,899)	(511,634)	(269,899)
Inflation adjustment of reserve for contingent liabilities	(261,189)	(150,199)	(482,777)	(161,064)
Withholding income tax (IRRF) on financial transactions and banking fees	(166,282)	(117,540)	(181,990)	(130,172)
Tax on financial transactions (IOF) and taxes on revenue (PIS/COFINS) on financial income	(19,702)	(14,373)	(31,464)	(23,793)
Interest and commissions on intercompany borrowings	(106,542)	(53,442)	(106,516)	(49,154)
Interest on refinanced taxes – REFIS II	(6,481)	(38,266)	(6,195)	(38,541)
Inflation adjustment and exchange rate changes on borrowings (i)	1,167,001	(903,636)	1,310,126	(935,926)
Other	(5,862)	(570)	(78,916)	(18,181)

	(3,183,567)	(2,368,542)	(4,049,628)	(2,622,335)

	(2,410,182)	(1,517,148)	(2,442,110)	(1,338,823)

Page. 39

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(*)	The increase for the period ended on December 31, 2009 refers basically to borrowings made in 2008 and 2009 used in the acquisition of BrT Part and its subsidiaries on January 8, 2009 (see note Nota 1(e)).
(i)	Exchange rate changes reflect US dollar and yen foreign exchange fluctuation in the period. The gain in 2009 is due to the appreciation of the Brazilian real against the US dollar and the yen of 22.5 and 27.1 percent, respectively. The loss in 2008 is due to the depreciation of the Brazilian real against the US dollar and the yen of 31.9 and 62.9 percent, respectively.

8 CURRENT AND DEFERRED INCOME TAX AND SOCIAL CONTRIBUTION

Taxes on income encompass the income tax and the social contribution on net income. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate taxation of 34%.

In the year ended December 31, 2009, we paid R$544,450 (2008 – R$403,539) of income tax and social contribution on a consolidated basis, of which R$481,285 (2008 – R$342,280) refer to tax calculated by the Company and its subsidiaries and R$63,165 (2008 – R$61,259) to taxes withheld on third parties.

The provision for income tax and social contribution is broken down as follows:

	Company		Consolidated
	2009	2008	2009	2008
Current taxes
Income tax and social contribution on income	(31,890)	(209,038)	(870,583)	434,263
Deferred taxes	100,756	105,926	570,945	(20,811)

Total	68,866	(103,112)	(299,638)	(413,452)

	Company		Consolidated
	2009	Reclassified 2008	2009	Reclassified 2008
Income before taxes and profit sharing	(663,693)	1,623,660	(807,800)	1,938,326
Income of companies not subject to income tax and social contribution calculation			(173)	(75,876)

Total taxed income	(663,694)	1,623,660	(807,973)	1,862,450
Social contribution on taxed income (34%)	225,656	(552,044)	274,711	(633,233)

Tax effects on permanent deductions (additions)	(107,889)	(53,846)	(298,312)	(140,929)
Equity in subsidiaries	109,939	216,203		6,038
Tax effect of interest on capital	(6,110)	219,414	(6,110)	219,414
Tax incentives (basically exploration profit) (i)		67,161	46,678	135,258
Utilization of tax loss carryforwards			19,088
Unrecognized deferred tax assets	(120,842)		(261,865)
Recognized deferred tax assets			31,934
Taxes in Installments of Law 11941/09	(38,725)		(124,223)
Other	6,837		18,461

Income tax and social contribution effect on statement of operations	68,866	(103,112)	(299,638)	(413,452)
Effective rate	10.38%	6.35%	37.09%	22.20%

(i)	Refers to the exploration profit recognized in income (loss) pursuant to Law 11638/2007. This tax benefit is obtained after the Incentive-granting Report issued by the Northeast Development Authority (SUDENE), following the compliance of all requirements made by this agency; however, the report does not make additional requirements whose noncompliance might result in the loss of the tax benefit before December 2013.

Page. 40

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The financial statements for the year ended December 31, 2009 were prepared considering the best management estimates regarding the tax treatment under the criteria set out in the Transitional Tax Regime (RTT).

9 CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

The cash equivalents and the short-term investments made by the Company and its subsidiaries, in the years ended December 31, 2009 and 2008, are classified as held for trading and are measured at their fair values.

(a) Cash and cash equivalents

	Company		Consolidated
	2009	2008	2009	2008
Cash and banks	36,536	74,136	225,998	107,332
Cash equivalents	2,553,310	7,745,355	5,578,071	8,498,583

	2,589,846	7,819,491	5,804,069	8,605,915

	Company		Consolidated
	2009	2008	2009	2008
Exclusive investment funds	1,787,270	7,178,264	3,812,733	7,799,977
CDBs	436,407	566,234	1,075,003	675,064
Repurchase agreements	329,516	825	596,866	20,711
Government securities		32		33
Others	117		93,469	2,798

Cash equivalents	2,553,310	7,745,355	5,578,071	8,498,583

Page. 41

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(b) Short-term Investments

	Company		Consolidated
	2009	2008	2009	2008
Exclusive investment funds	752,609	115,669	1,418,181	1,054,835
Government securities	107,250	15,035	107,250	183,200
Private securities	297,015		297,015	1,519

Short-term Investments	1,156,874	130,704	1,822,446	1,239,554

Current	1,151,883	130,704	1,817,455	1,238,035
Noncurrent	4,991		4,991	1,519

(c) Breakdown of exclusive investment funds

All investment funds where Telemar and its subsidiaries invest funds are group unique funds, where, on December 31, 2009, Telemar has nearly 46% (2008 – 78%), Oi 21% (2008 – 18%), BrT 13% and the other subsidiaries hold 15% of these funds’ units, totaling 94% (2008 – 96%) on a consolidated basis.

The composition of the consolidated exclusive funds is shown below:

	Balances of the exclusive investment funds
	2009	2008
Repurchase agreements	2,274,969	3,624,135
CDBs	1,182,325	3,590,163
Time Deposits	580,118	809,104
Private securities	42,342
Government securities	26,294	156,518
Others	967	12,411

Securities classified as cash equivalents	4,107,015	8,192,331

Government securities	1,356,185	1,046,233
Private securities	62,475	7,480
Time Deposits
Bonds	898	997

Securities classified as short-term investments	1,419,558	1,054,710

Exclusive investment funds	5,526,573	9,247,041

Telemar, directly or indirectly, has short-term investments at unique investment funds in Brazil and abroad, with the purpose to remunerate Company’s cash, with benchmark CDI in Brazil and Libor abroad.

Page. 42

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

10 TRADE ACCOUNTS RECEIVABLE

	Company		Consolidated
	2009	2008	2009	2008
Services billed	2,704,576	2,584,962	4,775,997	3,035,892
Services not yet billed	776,021	765,348	1,841,215	977,597
Handsets and accessories sold			282,270	250,764
Provision for doubtful debts	(249,942)	(217,365)	(940,978)	(367,082)

	3,230,655	3,132,945	5,958,504	3,897,171

A breakdown of the consolidated amounts receivable, by maturity, is shown below:

	Company
	2009	%	2008	%
Not yet billed	776,021	22.3	765,348	22.8
Not yet due	1,227,639	35.3	1,151,542	34.4
Receivable from other providers	678,496	19.5	560,141	16.7
Overdue up to 30 days	408,681	11.7	444,728	13.3
Overdue between 31 and 60 days	136,808	3.9	146,198	4.4
Overdue between 61 and 90 days	74,176	2.1	80,318	2.4
Overdue by more than 90 days	178,776	5.2	202,035	6.0

	3,480,597	100.0	3,350,310	100.0

	Consolidated
	2009	%	2008	%
Not yet billed	1,841,215	26.7	977,597	22.9
Not yet due	2,317,224	33.6	1,538,842	36.1
Receivable from other providers	840,268	12.2	572,343	13.4
Overdue up to 30 days	863,679	12.5	517,383	12.1
Overdue between 31 and 60 days	293,925	4.2	180,005	4.2
Overdue between 61 and 90 days	184,162	2.7	110,240	2.6
Overdue by more than 90 days	559,009	8.1	367,843	8.7

	6,899,482	100.0	4,264,253	100.0

Overdue accounts are subject to a 2% fine of the total value of the outstanding debt (recorded as “Other operating income”) and interest of 1% per month, charged on a pro rata basis (recorded as “Financial income”), which are recognized in the books upon the issuing of the first bill following settlement of the one that was overdue.

Telemar and BrT may block outgoing calls, when the bill is 30 days or more overdue, block incoming call, when a bill is 60 days or more overdue, and remove the customer’s terminal when the bill is 90 days or more overdue, as long as the customer is given a 15 days´ advance warning. After the removal of the terminal, which is carried out when payment is between 95 and 110 days overdue, the customer’s name in default is forwarded to the appropriate credit protection agencies.

Page. 43

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Changes to the regulations governing personal mobile services (SMP), introduced by Anatel Resolution 477/2007, and came into effect on February 13, 2008. There are two alterations to the rules governing default, as described below:

•	The limit for blocking all outgoing and incoming calls is now 45 days (30 days after the 15 day limit for blocking only outgoing calls), instead of 15 days; and

•	Total term for the contract rescission is now 90 days after the bill due date, considering that other terms have not been changed.

11 RECEIVABLES – NONCURRENT

	Consolidated
	2009	2008
Values to compensate – Fundação 14 (i)	136,277
Receivable values – Barramar S.A. (ii)	62,027	62,526
Provision for loss – Barramar S.A. (ii)	(62,027)
Others	7,640	7,353

	143,917	69,879

(i)	BrT recognized an asset referring to excesses of sponsor contributions and part of surplus attributed to it referring to TSCPREV Plan, managed by Private Pension Fundação14. The recognized asset is intended to compensation of future employer contributions.
(ii)

The receivable amount from the company Barramar S.A. refers to amounts recorded in long-term receivables of the Companhia AIX de Participações (“AIX”), in the proportion of Telemar participation in AIX (50%), a joint venture enterprise. Due to Barramar S.A. bankruptcy, decreed by the 5th Private Law Court of the state of São Paulo, at judgment performed on March 24, 2004, AIX is taking reasonable legal efforts to recover credit and to receive operational assets join to bankruptcy's estates, in function of its interest in Consórcio Refibra.

On September 30, 2009, the Company management recognized a provision for receivable amount losses from Barramar S.A., fully, due to uncertainties on its recuperation. Record was done at the grouping “Other operational expenses”, at “Provision for investment losses and other provisions”.

Page. 44

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

12 DEFERRED AND RECOVERABLE TAXES

	Company		Consolidated
	2009	2008	2009	2008
ICMS to be recovered (i)	543,698	543,443	1,495,338	856,476
IR on temporary adds (ii)	879,257	892,710	2,355,512	997,723
IR on tax loss (ii)	75,363		1,074,785	533,635
CS on temporary adds (ii)	274,900	305,986	798,521	345,672
CS on negative basis (ii)	68,764		437,863	181,747
IR to be recovered (iii)	68,844	239,658	494,076	398,985
CS to be recovered (iii)	20,910	110,621	106,963	187,351
Withheld taxes – IRRF	171,744	119,059	245,843	173,699
Other recoverable taxes	30,302	28,920	327,025	78,810

	2,133,782	2,240,397	7,335,926	3,754,098

Current	605,209	979,521	2,206,159	1,543,115
Noncurrent	1,528,573	1,260,876	5,129,767	2,210,983

(i)	The recoverable ICMS (Tax on Goods and Services) is a result, in its larger part, of credits established on the acquisition of goods from property, plant and equipment, which compensation with this tax obligation occur up to 48 months, according to Supplementary Law 102/2000.
(ii)	The Company records its deferred tax credits arising from temporary differences and tax loss carry forwards in accordance with CVM Resolution 273/1998 and CVM Instruction 371/2002, which allows tax loss carry forwards to be recorded if, according to the approved technical studies, there is sufficient generation of future profits to offset these tax loss carry forwards, up to a limit of ten years.

	Company	Consolidated
Up to December 31:

2010		436,671
2011	2,919	547,035
2012	81,885	674,611
2013	172,694	570,349
2014	150,124	455,719
2015 to 2017	176,399	1,196,349
2018 to 2020	714,263	713,728
2021 to 2023		43,332
2024 onwards		28,887

	1,298,284	4,666,681

The foreseen recovery of R$86,663 (consolidated), beyond 2019 is referring to the provision for covering of pension funds from the subsidiary BrT actuarial insufficiency, according to the maximum remaining term of 12 years, in accordance with the term delimited by SPC – Secretariat for Pension Plans. Regardless the time limit established by SPC and in accordance with estimated fiscal profits the BrT presents conditions of full fiscal compensation in a shorter than 10 years term, in case it chooses for the full advancement of the debt quittance.

Page. 45

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

For the direct and indirect subsidiaries that, on December 31, 2009, did not have a profitable record and/or any expectation of generating sufficient taxable income over the next ten years, the tax credits in relation to income tax losses and a negative social contribution base, along with tax credits on timing differences, have not been fully recognized. The non-accountable credits totalize R$364,724 (2008 – R$64,366).

(iii)	Refers to performed payments, calculated in legal estimations, which will be compensated with future fiscal obligations.

13 PREPAID EXPENSES

	Company		Consolidated
	2009	2008	2009	2008
FASS (social security foundation) (i)	182,105	205,755	200,584	226,197
FISTEL fee (ii)	591	591	165,205	186,701
Marketing and Sponsorship	64,665	39,101	145,416	44,935
Subsidies on handsets (iii)			53,341	269,586
Taxes and contributions	9,335	9,255	46,659	18,484
Posts renting	27		37,694
DTH subsidy			26,712
Insurance	11,316	466	15,995	1,654
Financial charges	10,358		10,572
Other	23,273	26,177	67,714	32,042

Total	301,670	281,345	769,892	779,599

Current	137,217	92,605	529,611	511,341
Noncurrent	164,453	188,740	240,281	268,258

(i)	On October 29, 2007, an investment of R$260,000 was provided in FASS – Fundação Atlântico de Seguridade Social. This amount, calculated by the foundation’s actuaries, is intended to cover the increase in future contributions to the plan due to changes in the actuarial premises to better reflect the new economic scenario, of declining interest rates, and adjust the mortality and disability tables of the foundation’s pension plans. According to the current premises (see Note 26 (a)), this amount is appropriated over approximately ten years (by the sponsors Telemar, Oi and Oi Internet), the estimated average remaining working life of the employees participating in the plan.
(ii)	The “Fundo de Fiscalização das Telecomunicações – FISTEL” (telecommunications inspection fund) fee, paid by Oi upon enabling new users, net of cancelled users, is also recorded as prepaid expense and taken to income during the average customer retention period (churn), which management estimates at 24 months. Furthermore, the payments done according to the applicable Law, in title of FISTEL maintenance charge, are also recorded as prepaid expenses and paid monthly along the year.

Page. 46

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iii)	The subsidies of postpaid plans of handsets for corporative segment, are considered as prepaid expense, due to they are efforts for the activation of one customer to subscriber's base, with minimum contractual permanence term. These amounts are amortized over a period of twelve months, since these contracts provide for reimbursement in the event of disconnection or migration to a prepaid plan prior to completing one year. Furthermore, the handsets have no economic value or other utility apart from enabling the rendering of the services specified in the contracts entered into with Oi. Discounts for customers on prepaid plans are not deferred, as these contracts do not provide for an early cancellation fee.

14 JUDICIAL DEPOSITS AND COURT BLOCKINGS

	Company		Consolidated
	2009	2008	2009	2008
Civil	467,411	457,096	4,508,191	511,579
Tax	877,363	742,617	1,597,332	916,761
Labor	509,419	480,000	1,090,445	482,722
Judicial blockings	254,819	282,545	263,551	287,630

	2,109,012	1,962,258	7,459,519	2,198,692

Reduction per re-classification for:
Reserve for contingent liabilities	(385,930)	(486,669)	(3,190,183)	(630,390)
Deferred and payable taxes	(357,826)	(160,451)	(837,432)	(160,451)

	1,365,256	1,315,138	3,431,904	1,407,851

Current	484,442	368,503	854,752	373,950
Noncurrent	880,814	946,635	2,577,152	1,033,901

Judicial deposits bounded to liabilities provisions are presented in deductible manner of those provisions (see Notes 21 and 23).

Pursuant to the pertinent legislation, the judicial deposits were adjusted monetarily.

15 INVESTMENTS

	Company		Consolidated
	2009	2008	2009	2008
Investments measured at the acquisition cost method	32,678	32,678	40,480	3,303,549
Investments measured at the equity method	21,686,305	12,296,605
Goodwill paid at the acquisition of Oi, net (i)	150,441	203,537
Tax incentives, net from provisions for losses (ii)	8,676	37,923	6,216	38,188
Provision for losses in investments (iii)	(62,027)	(29,247)		(29,512)
Other investments	249	249	368	327

	21,816,322	12,541,745	47,064	3,312,552

(i)

This item refers to the goodwill paid, net of amortization, by Telemar at Oi’s acquisition, on May 30, 2003. The goodwill´s original value of R$499,994 is economically justified at the appreciation of the property, plant and equipment, supported by the evaluation report issued by the expert technical company.

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Goodwill will be fully amortized along nine years and five months, corresponding to the average term of assets depreciation.

(ii)	This item refers to FINOR (Investment Fund for the Northeast of Brazil) and FUNRES (Fund for the Revival of the Economy of the State of Espírito Santo).
(iii)	On September 30, 2009, the Company management recognized a provision for loss on AIX investment; in the amount corresponding to the receivable amounts of Barramar S.A. (see Note 11), due to doubts related to these credits recoverability. It was recorded at the “Other operational expenses” grouping and at “Provision for investment losses and other provisions”.

The main data regarding the interest measured by the equivalence method are as follows:

On December 31, 2009 – Company
				In thousands of shares			Equity interest %
Subsidiaries	Shareholders’ equity (unsecured liabilities)	Paid- in Capital	Net income (loss) for the year	Common shares	Preferred shares	Quota	Total Capital	Voting Capital
Oi	9,482,280	9,743,805	540,918	6,193,577			100.0	100.0
Coari (i)	12,118,982	12,334,064	(215,830)	161,990	128,675		100.0	100.0
AIX (iii)	132,018	110,676	27,988	298,563			50.0	50.0
TNCP (ii)	9,489,559	8,791,256	551,812	59,056	118,193		99.65	99.57
Oi internet	38,630	188,903	(26,489)			188,903	100.0	100.0
Serede	5,662	3,896	116	3,000			100.0	100.0
Calais (iv)	(3)	338	(63)	11,265	22,531		100.0	100.0

On December 31, 2009 – Company
Subsidiaries	Equity in subsidiaries	Dividends and interest on receivable shareholders’ capital	Investment Balance	Provision for Unsecured Liabilities
Oi	13,308
Coari (i)	(215,830)		12,118,982
Amazônia (ii)	(2,368)
AIX (iii)	17,937	3,324	66,009
TNCP (ii)	537,039		9,457,048
Oi internet	(26,849)		38,630
Serede	116		5,636
Calais (iv)	(63)			(3)

	323,290	3,324	21,686,305	(3)

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

On December 31, 2008 – Company
				In thousands of shares			Equity interest %
Subsidiaries	Shareholders’ equity (unsecured liabilities)	Paid-in Capital	Net income (loss) for the year	Common shares	Preferred shares	Quota	Total Capital	Voting Capital
Oi	8,807,014	9,612,504	611,106	6,101,213			100.0	100.0
Coari (i)	3,285,814	3,271,125	14,953	5,500	11,000		100.0	100.0
Amazônia (ii)	106,416	231,432	(23,754)		972		16.5
AIX (iii)	117,791	460,929	1,930	298,563			50.0	50.0
TNCP (ii)	86,889	84,851	33,869	1,293	4,147		81.2	51.9
Oi internet	65,480	188,903	(33,964)	188,903		188,903	100.0	100.0
Serede	5,547	3,599	1,250	3,000			100.0	100.0
Calais (iv)	(37)	241	(37)	5,033	10,067		100.0	100.0

On December 31, 2008 – Company
Subsidiaries	Equity in subsidiaries	Dividends and interest on receivable own capital	Investment Balance	Provision for Unsecured Liabilities
Oi	623,297		8,807,014
Coari (i)	14,953	13,942	3,271,872
Amazônia (ii)	(5,493)		17,563
AIX (iii)	2,839		58,895
TNCP (ii)	27,566	30,313	70,531
Oi internet	(33,964)		65,480
Serede	1,250	297	5,250
Calais (iv)	(37)			(37)
Hispamar (v)	5,380

	635,791	44,552	12,296,605	(37)

(i)	In minutes of AGE – Extraordinary General Meeting held on May 21, 2009 and June 30, 2009, the increase of the capital was approved, by unanimity, in the amounts of R$5,379,005 and R$3,683,935, respectively. The capital came into force with the amount of R$12,334,064, divided into 1,233,406,439 shares, being 411,135,480 common shares and 822,270,959 preferred shares, all of them recorded and without nominal value.
(ii)	On March 9, 2009, Telemar implemented a corporate restructuring, which altered the corporate structure of its investments in these companies (Oi, TNCP and Amazônia), as described in Note 1 (d) – Corporate restructuring.

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Telemar Norte Leste S.A. and

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Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iii)	The Company has shares of AIX, whose corporate purpose is granting infrastructure of pipelines for the installation of optical fibers along the main highways of São Paulo state.

The Company has shares of AIX, whose corporate purpose is granting infrastructure of pipelines for the installation of optical fibers along the main highways of São Paulo state. The assets and liabilities components, as well as the incomes and expenses of AIX, were aggregated to the consolidated financial statements, in the proportion of 50% of Telemar equity interest in the capital of this partnership.

(iv)	As defined in Article 12 of CVM Instruction no 247/1996, a provision is made in the current liabilities to cover the controlled unsecured liabilities.

(v)	Hispamar Satélites S.A. (“Hispamar”) has as main activity the hiring of outsourcing manufacturers, launching and operation of satellites, as well as the use and sales of useful capacity of satellites which take the orbital positions dully authorized in different frequency bands; communication outsourcing, especially via satellites, and other services needed to the performance of its corporate activities. The percentage of Telemar equity interest is 19.04%, having it no significant influence in its management.

In the first quarter of 2008, the investment evaluation criterion in Hispamar was changed; it began to be evaluated by the cost method, and the estate equivalence capital value recognized in 2007 was returned in the amount of R$5,379.

The changes of Company’s investments come, substantially, from the equity pick-up and capital increasing in its subsidiaries.

16 PROPERTY, PLANT AND EQUIPMENT

	Company
	2009			2008	Annual rate of Depreciation (%)
	Cost	Accumulated depreciation	Residual value	Residual value
Transmission equipment and other	23,395,595	(19,301,663)	4,093,932	4,733,645	12.5
Infrastructure	5,204,921	(3,581,740)	1,623,181	1,689,170	12
Works in progress	1,225,418		1,225,418	402,380
Buildings	2,165,468	(1,507,029)	658,439	715,656	7
Automatic switching equipment	9,686,966	(9,180,481)	506,485	540,738	20
Other assets	3,257,410	(3,094,900)	162,510	207,934	15

	44,935,778	(36,665,813)	8,269,965	8,289,523

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Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Cost	Accumulated depreciation	Residual value	Residual value	Depreciation (%)
Transmission equipment and other	43,543,778	(33,564,436)	9,979,342	6,685,746	12.5
Infrastructure	11,454,927	(7,379,547)	4,075,380	2,395,769	12
Automatic switching equipment	14,659,829	(12,080,456)	2,579,373	1,393,631	20
Works in progress	3,097,937		3,097,937	964,359
Buildings	3,981,627	(2,254,695)	1,726,932	783,731	7
Other assets	11,154,282	(10,052,640)	1,101,642	608,032	15

	87,892,380	(65,331,774)	22,560,606	12,831,268

	Company		Consolidated
	2009	2008	2009	2008
Opening balance	8,289,523	8,320,642	12,831,268	12,389,754

Additions	1,839,483	495,614	5,814,395	909,234
Transfer	243	(20,901)	(88,746)	(21,570)
BrT control acquisition (i)			5,902,640
Increasing in assets acquired from BrT fair amount (ii)			2,167,972
BrT Part merging (iii)			1,560,925
Transference of fair value of Oi assets				499,994
Residual value – written off	(12,278)	(41,850)	(391,778)	(41,850)
Accumulated depreciation	(1,847,006)	(463,982)	(5,236,070)	(904,294)

Closing balance	8,269,965	8,289,523	22,560,606	12,831,268

(i)	Refers to opening balance of property, plant and equipment and accumulated depreciation of the companies acquired on January 8, 2009, by the acquisition of BrT Part control, see Note 1 (e).
(ii)	Refers to amounts of R$1,768,817 of goodwill paid by Copart 1 and Copart 2, in the acquisition of BrT Part control, sum to the goodwill of R$336,473 paid in Public Offer done on June 23, 2009, founded in property, plant and equipment increasing, see Note 1 (e). In May and June 2009, were added the amounts of goodwill founded in BrT’s property, plant and equipment increasing, in the amounts of R$49,839 and R$12,843, respectively, due to the re-evaluation of the society reserve for contingent liabilities at the date of BrT control acquisition, see Note 23 (3) (i).
(iii)	Downstream mergers, as described in Note 1 (f), generated in Coari the equivalence recalculation on BrT´s direct investment, recreating the goodwill, being the installment R$1,560,925, founded at BrT property, plant and equipment rise, with amortization term of seven years.

Additional information

On December 31, 3008, the management performed an analysis of recovery capacity for values recorded in property, plant and equipment (impairment test), according regulated by CPC-01, – Reduction of Assets Recoverable Amount. It was verified the need to make a provision for loss of assets related to TDMA network, corresponding to CGU, which, in function mainly of the corporate restructuring mentioned in Note 1 (d), will have not their costs recovered.

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Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

In accordance with ANATEL's concession contracts, property, plant and equipment that belong to Telemar and BrT that are considered essential to provide the services authorized in said contracts are considered revertible assets and are part of the respective concession’s cost. These assets will automatically revert to Anatel upon expiration of any concession contract that is not renewed.

On December 31, 2009, the residual balance of the Company reversible goods is in R$5,465,020 (2008 – R$5,878,065), and from BrT subsidiary is in R$4,189,204, made by works in progress, switching, transmission equipment and public use terminals, external network equipment, and system and operation support equipment.

In December 2009, the appraisal report on economic life cycle of goods of the property, plant and equipment was approved by the Board of the Company and its subsidiaries. The result of this evaluation caused effects on Company and subsidiaries’ financial statements, since January 1, 2010.

However, at BrT subsidiary, the alteration in the useful life of property, plant and equipment was done since September 30, 2009, and is according the Evaluation Report, issued by expert company, where are evident the acquired assets fair value, and the liabilities assumed in BrT Part control acquisition, causing effects in the BrT financial statements after October 1, 2009.

Following a summary of Evaluation Report, according to the table below:

SEGMENT	USEFUL LIFE (new)
BUILDING AND IMPROVEMENTS
Region I	31 years
Region II	37 years
MACHINERY AND EQUIPMENTS:
Switching, Transmission and Data – Frame	20 years
Switching, Transmission and Data – Other equipment	10 years
Infrastructure (Electric power and Climatization) – Towers	25 years
Infrastructure (Electric power and Climatization) – Other equipment	20 years
Infrastructure (Other segments)	VU original
(from 0 to 25 years)
Cable	10 years
Programming/Software/Upgrades	VU original (5 or 10 years)
VU – Life cycle

In the year ended on December 31, 2009, financial charges and transaction costs to builds in progress were capitalized in the amount of R$62,215 by the Company and of R$172,013 in the consolidated demonstrations.

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Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Operating commercial leasing contracts

For the commercial leasing contracts, which inherent risks and benefits of the ownership of the underlying assets belongs to the lessee, the monthly installments are recorded in income during the term of the contracts (See note 5), totaling R$2,545 (2008 – R$45,477) in the parent company.

17 INTANGIBLE ASSETS

	Company
	2009			2008
	Cost	Accumulated amortization	Residual value	Residual value	Annual Rate of Amortization (%)
Software	1,297,319	(1,052,080)	245,239	325,663	20
Goodwill on acquisition of TNCP/Amazonia (i)	323,679	(56,340)	267,339	218,261	10
Right of way	22,020	(10,034)	11,986	13,563	20
Others	51,384	(47,894)	3,490	1,443	4 to 20

	1,694,402	(1,166,348)	528,054	558,930

	Consolidated
	2009			2008
	Cost	Accumulated amortization	Residual value	Residual value	Annual Rate of Amortization (%)
Goodwill paid	584,222	(431,306)	152,916	290,683
BrT’s STFC concession	7,719,836	(372,876)	7,346,960		5.88
Oi, Amazônia and BrT´s Right of Use (iv)	3,659,589	(1,084,344)	2,575,245	1,788,297	7 to 13
Software	4,700,845	(3,564,294)	1,136,551	580,634	20
Others	81,036	(65,701)	15,335	22,718	4 to 20

	16,745,528	(5,518,521)	11,227,007	2,682,332

	Company		Consolidated
	2009	2008	2009	2008
Opening balance	558,930	344,639	2,682,332	2,298,133

Additions	149,182	7,095	608,976	113,070
Transfers	(243)	20,968	(164,877)	21,638
BrT control acquisition (i)			2,103,815
Increasing in assets acquired from BrT fair amount (ii)			6,380,419
BrT Part merging (iii)			1,339,417
Residual value – written off			(1,578)	49,305
Goodwill paid		218,261		290,683
Accumulated amortization	(179,815)	(32,033)	(1,721,497)	(90,497)

Closing balance	528,054	558,930	11,227,007	2,682,332

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Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)	Refers to the opening balance of intangible and the accumulated amortizations of companies acquired on January 8, 2009, by the acquisition of BrT Part control, see Note 1 (e).
(ii)	Refers to the amounts of R$4,444,168 of goodwill paid by Copart 1 and Copart 2, in the acquisition of BrT Part control, sum to the goodwill of R$1,732,892 paid in Public Offer done on June 23, 2009, founded in STFC licenses fair value (see Note 1 (e)). In May and June 2009, the amounts of goodwill founded in BrT’s STFC licenses fair value were added, in amounts of R$161,691 and R$41,668, respectively, due to the re-evaluation of the society contingencies balance existing at the date of BrT control acquisition, see Note 23 (3) (i).
(iii)	Refers to the sum of the goodwill paid by Solpart and Invitel in the amount of R$690,834 for BrT Part control acquisition, founded in BrT’s STFC concession, increased in installment related to recreated goodwill of Coari, in function of Copart 1 and Copart 2 downstream mergers by BrT Part and BrT, respectively, and BrT Part by BrT, in the amount of R$639,579, net of provision for maintenance of net estate integrity, (see Note 1 (f)); also increased in the amount of R$9,003, due to the re-evaluation of society reserve for contingent liabilities at the date of BrT control acquisition, see Note 23 (3) (i).
(iv)	In December 2009, the goodwill related to TNPC shares acquisition performed by Telemar, according to the described in Note 1 (b) and (d), which was founded by the expectation of future profitability, began to be founded by the permits acquired by the old subsidiary Amazonia. Therefore, the total amount of the acquisition cost of R$323,679 and the accumulated amortization carried out until December 31, 2008 were moved to regulatory licenses (consolidated), and began to be, one more time, amortized by the licenses remaining term (until March 2016). The amortization effect in the year ended on December 31, 2009, was R$44,571.

Goodwill

The Company and its subsidiaries have goodwill in investments acquisition, founded in the expectation of future profitability, for the businesses acquired based on 10 years estimation made by expert companies.

In September 2009, the analysis of recoverable amounts (impairment test) of goodwill recorded at the investments acquisition was done, being not disclosed losses, according to the table below:

Cash Generating Unit (CGU)	Asset balance on 09/30/2009	Goodwill allocated to CGUs	Base for recoverable amount evaluation	Value in use
Internet provider – Region II	74,063	73,142	147,206	849,384
Payments manners	66,436	72,422	138,858	431,897
Multimedia – Region II (*)	229,792	7,351	237,143
	370,291	152,915	523,207	1,281,281

(*)	The assessment was not performed due to the immateriality of goodwill value and absence of indicative loss of asset value.

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Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Regulatory licenses

Concession / Permit	Start	Finish	Acquisition Cost
Radiofrequencies and SMP Oi Region 1 (2G)	03/13/2001	03/13/2016	1,102,007
Radiofrequencies and SMP Oi Region 1 (2G)	07/11/2003	03/13/2016	66,096
Radiofrequencies and SMP Oi Region 1 (2G)	01/22/2004	03/13/2016	45,218
Radiofrequencies and SMP Oi Region 3 (2G)	04/29/2008	12/11/2022	131,106
Radiofrequencies and SMP Oi Region 1 (3G)	04/29/2008	03/13/2016	867,018
Radiofrequencies and SMP Oi Region 3 – interior (2G)	09/08/2008	12/07/2022	126,820
Interests capitalized to Oi permits			98,914
Radio frequencies and SMP BrT Mobile Region 2 (2G)	02/18/2002	12/ 17/2017	191,495
Radio frequencies and SMP BrT Mobile Region 2 (2G)	05/03/2004	12/ 22/2017	28,624
Radio frequencies and SMP BrT Mobile Region 2 (3G)	04/29/2008	04/30/2023	488,235
Interests capitalized to BrT Mobile permits			90,633
Other licenses			85,327

Total			3,292,869

Other information

On December 31, 3008, the management performed the analysis of recovery capacity for values recorded in intangible assets (impairment test), according regulated by CPC-01, – Reduction of Assets Recoverable Value. The need to make a provision for software referring to CGU mobile telecommunications that will not have its costs recovered was verified.

The appraisal report for evaluation of economic life cycle of items on the intangible assets was approved by the Company’s Board of Directors and its subsidiaries in December 2009. The result of this assessment has not promoted change in life cycle of items of intangible assets.

18 DEFERRED CHARGES

These amounts correspond to expenses incurred by certain subsidiaries during their pre-operational phase and are being amortized based on economic feasibility studies carried out by third parties. The amortization period is estimated at ten years for Oi Internet and Oi, and at five years for Paggo.

				Consolidated
	Oi	AIX	Oi internet	Paggo	Total
Deferred cost (Gross amount)
Balance at January 1, 2008	631,633	21,512	4,000	2,442	659,587
Additions	140,855				140,855
Write off		(21,512)			(21,512)
Transfers	(28,373)				(28,373)
Balance at December 31, 2008	744,115		4,000	2,442	750,557
Write off	(3,334)				(3,334)
Balance at December 31, 2009	740,781		4,000	2,442	747,223

Accumulated amortization
Balance at January 1, 2008	(348,406)	(13,069)	(1,200)	(326)	(363,001)
Amortization expenses	(67,052)		(400)	(488)	(67,940)
Write off		13,069			13,069
Transference	472				472
Balance at December 31, 2008	(414,986)		(1,600)	(814)	(417,400)
Amortization expenses	(85,734)		(400)	(488)	(86,622)
Write off	3,743				3,743
Balance at December 31, 2009	(496,977)		(2,000)	(1,302)	(500,279)

Net deferred
Balance at January 1, 2008	283,227	8,443	2,800	2,116	296,586
Balance at December 31, 2008	329,129		2,400	1,628	333,157
Balance at December 31, 2009	243,804		2,000	1,140	246,944
Amortization Annual Rate (Average)	10%		10%	20%

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Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

19 LOANS AND FINANCING

(includes debentures)

	Company		Consolidated
	2009	2008	2009	2008
Financing	17,714,349	15,981,427	22,393,326	16,592,927
Interests provisioned and other charges on financings	1,117,848	629,751	1,165,095	664,180

Debentures	7,762,417	3,690,740	6,242,350	3,690,740

Interests provisioned on Debentures	671,403	112,850	381,403	112,850

Commercial leasing	1,856	18,260	7,991	21,972

Loans	123,864	78,609	123,864	78,609

Interests provisioned on Loans	19,996	12,107	19,996	12,107

Transaction costs	(260,103)	(247,802)	(278,694)	(250,470)

Total	27,151,630	20,275,942	30,055,331	20,922,915

Current	7,203,313	3,441,404	8,324,761	3,620,576
Noncurrent	19,948,317	16,834,538	21,730,570	17,302,339

Loans and financing per nature

	Company		Consolidated
	2009	2008	2009	2008	Maturity	TIR (%)
BNDES	3,129,792	2,636,401	6,647,447	3,149,948
Local currency	3,117,637	2,604,958	6,597,603	3,118,507	Jan/2011 to Dec/2018	11.04
Currency basket, including dollar	12,155	31,443	49,844	31,441	Jan/2011 to Apr/2011	2.53
Financial institutions	14,943,170	13,696,373	15,953,459	13,793,749
Local currency	11,074,965	10,627,315	11,591,223	10,627,314	Aug/2010 to Dec/2033	11.74
Foreign currency	3,868,205	3,069,058	4,362,236	3,166,435	Jun/2010 to Apr/2019	3.63
Public debentures	5,030,490	2,290,702	6,121,076	2,290,702	Mar/2011 to Jul/2021	11.01
Derivative financial instruments	759,235	278,404	957,515	313,410	Mar/2010 to Apr/2019
Private debentures	3,403,330	1,512,888	502,677	1,512,888	Dec/2013
Commercial leasing	1,856	18,260	7,991	21,972	Jan/2010 to Feb/2012	7.74
Mutual with parent company – National currency	143,860	90,716	143,860	90,716	Jan/2010 to Dec/2010

Subtotal	27,411,733	20,523,744	30,334,025	21,173,385
Transaction costs	(260,103)	(247,802)	(278,694)	(250,470)

Total	27,151,630	20,275,942	30,055,331	20,922,915

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Transaction costs per nature

	Company		Consolidated
	2009	2008	2009	2008
BNDES
Local currency	80	307	3,175	2,975
Currency basket, including dollar	80	171	80	171
Financial institutions
Local currency	140,718	130,741	145,890	130,741
Foreign currency	89,661	110,234	97,963	110,234
Public debentures	29,564	6,349	31,586	6,349

Total	260,103	247,802	278,694	250,470

Current	83,085	80,839	88,046	81,272
Noncurrent	177,018	166,963	190,648	169,198

Debt composition by currency/index

	Company		Consolidated
	2009	2008	2009	2008
TJLP	2,877,133	2,604,958	6,317,179	3,083,258
CDI	19,365,931	14,365,107	17,561,998	14,368,819
US Dollar	3,126,427	1,986,466	3,497,798	2,083,841
Yen	741,779	1,082,593	864,438	1,082,593
Derivative financial instruments	759,235	278,404	957,515	313,410
Reais	494,619	142,326	1,050,799	177,574
UMBNDES – Currency basket of BNDES	12,155	31,442	49,844	31,442
IPCA	34,454	32,448	34,454	32,448
Funding cost	(260,103)	(247,802)	(278,694)	(250,470)

	27,151,630	20,275,942	30,055,331	20,922,915

Page. 57

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(a) Main loans and financings capitation operations description.

Financing from financial institutions denominated in local currency was as follows:

In December 2009, Telemar, Oi, BrT and BrT Celular closed a financing contract with the BNDES (National Economical and Social Development Bank), in the amount of R$4,403 million, to finance the expansion and improvement of network quality and the accomplishment of regulatory obligations, scheduled for the period 2009 to 2011. This contract is divided into 2 subloans: (i) subloan A, bearing TJLP (long-term interest rate) plus 3.95% p.a.; and (ii) subloan B, fixed remuneration in 4.50% p.a. A disbursement in R$1,500 million was done in December 2009, related to this financing contract. The financial charges are due on a three-month basis until December 2011, becoming monthly for the period January 2012 to December 2018. The principal is payable in 84 monthly installments, from January 2012 to December 2018.

In November 2009, Telemar closed a financing contract in the amount of R$2,000 million with Caixa Econômica Federal. The financial charges are due on a three-month basis, from February 2010 to November 2011, becoming monthly from December 2011 to November 2014. The principal is payable in 36 monthly installments from December 2011 to November 2014. The average cost of this facility is 117.5% of the CDI rate p.a.

In February 2009, Oi closed a financing contract with Banco do Nordeste (BNB) in the amount of R$370 million, to finance the expansion and improvement of the mobile network deployment of 3G technology. The bank drafts, in R$149 million, R$149 million and R$71 million occurred in May, August and November 2009. The average cost of this facility is adjusted in a fixed rate of 10% p.a., with a 15% bonus when the payment is on date. The financial charges are due on a three-month basis, until February 2011, becoming monthly from March 2011 to February 2019. The principal is payable on a monthly basis, as from March 2011.

In August 2008, Telemar issued promissory notes in the amount of R$2,000 million to finance the acquisition of the indirect control of BrT Part and BrT and other related actions disclosed in the Company´s Material Fact released on April 25, 2008. This issue has been coordinated by the banks: Banco Bradesco BBI S.A. (coordinator leader), Banco Itaú BBA S.A. and Banco Santander S.A. A total of 80 promissory notes have been issued, in a single series, with a nominal value of R$25 million each. The transaction has been contracted for a period of one year. The interest rate to be applied is CDI rate plus 3.00% per year.

In December 2008, Telemar issued promissory notes in the amount of R$3,600 million to finance the acquisition of the indirect control of BrT Part and BrT and other related actions disclosed in the Company´s Material Fact released on April 25, 2008. This issue has been coordinated by the banks: Banco Itaú BBA S.A. (coordinator leader), Banco Santander S.A., Banco Bradesco BBI S.A. and Banco ABN AMRO Real S.A. The contracted coordinators were: Banco Safra de Investimento S.A., ING Bank N.V., Banco do Nordeste do Brasil S.A., Banco Alfa de Investimento S.A. and Banco Tokyo-Mitsubishi UFJ Brasil S.A. A total of 144 promissory notes have been issued, in a single series, with a nominal value of R$25 million each. The transaction has been contracted for a period of two years and interest will only be paid as of the second year and the principal amount will not be amortized, but rather fully paid back at the maturity date. The interest rate to be applied is CDI rate plus 1.60% per year.

Page. 58

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

In May 2008, Telemar secured a R$4,300 million facility with Banco do Brasil, for the acquisition of the indirect control of BrT Part and BrT and other related actions as disclosed in the Company´s Material Fact released on April 25, 2008. Financial charges are due on a six-monthly basis, from May 2010 to May 2016. The principal will be repaid in seven annual installments as from May 2010. The interest rate to be applied is CDI rate plus 1.30% per year.

In February 2008, BrT Celular closed a financing contract in the amount of R$259 million with the BNDES, destined for the adequacy of mobile telecommunications network and growth in traffic, with the implementation of new services to improve the quality of service to customers The average cost of this facility is remunerated at the variation of TJLP, plus an interest of 3.52% p.a. The financial charges are due on a three-monthly basis, until September 2010, becoming monthly from October 2010 to September 2017. The principal is payable in 84 monthly installments, from October 2010 to September 15, 2017.

In November 2006, Telemar closed a financing contract with the BNDES, to finance the expansion and technological upgrading of its fixed-line network, scheduled for the period 2006 to 2008. This contract is divided into two other credits: (i) the subloan A is intended especially for the purchase of equipment in the local market and associated services in the amount of R$1,771 million; and (ii) the subloan B is intended for the purchase of telecommunications equipment that comply with the Basic Productive Process (PPB), worth R$200 million. The following will incur on the principal of debt: (i) subloan A, interest of 4.50% p.a. above TJLP; and (ii) sub-B credit, interest of 2.50% p.a. above TJLP. The financial charges are due on a three-monthly basis, until June 2009, becoming monthly for the period July 2009 to June 2014. The principal is payable in 60 monthly installments, as from July 2009.

In November 2006, BrT contracted a financing at BNDES in the amount of R$2,004 million with effective inveigling of R$2,055 million, remunerated at TJLP plus 4.3% p. a. The financial charges come due on a three-monthly basis, until May 2009, becoming monthly for the period of June 2009 to May 2014. Amortization was defined in 60 monthly installments, which started in June 2009, overdoing the last one on May 15, 2014.

Financing denominated in foreign currency was as follows

In October 2009, Telemar closed a financing contract with China Development Bank, in the amount of US$500 million. There was not any disbursement during 2009. The financial charges are due on a six-monthly basis, from April 2010 to October 2016, and the principal is payable in 11 installments from April 2010. The average cost of this facility is the LIBOR plus “spread”, or overrate in 2.5% p.a.

In August 2009, Telemar closed a financing contract with Finnish Export Credit, in the amount of US$500 million. There was not any disbursement during 2009. The financial charges are due on a six-monthly basis, from February 2010 through August 2019, and the principal is payable in 17 installments from August 2011. The average cost of this facility is the LIBOR plus “spread”, or overrate in 1.70% p.a.

In May 2009, Telemar closed a financing contract with Cisco Systems Capital, in the amount of US$50 million, to financing part of investments in the current year. There were

Page. 59

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

disbursements of US$26 million (R$52 million) in June 2009 and of US$24 million (R$41 million) in November 2009. The average cost of this facility is a fixed rate of 5% p.a. The financial charges are due on a six-monthly basis, from November 2009 to November 2014, and the principal is payable in ten half-year installments, from May 2010.

In April 2009, Telemar issued Senior Notes in the amount of US$750 million (R$1,661 million), to extend company’s debt profile. The average cost of this facility is a fixed rate of 9.5% p.a., with final maturity in 2019. The financial charges are due on a six-monthly basis.

In February 2009, Telemar closed a financing contract with China Development Bank Corporation for financing amounting to US$300 million, for the purpose of covering part of its investments for the current year. The disbursements will be done according investments will occur during year, and were disbursed US$68 million (R$153 million) in March 2009, US$121 million (R$236 million) in June 2009, and US$38 million (R$74 million) in July 2009. The average cost of the transaction is the cost of LIBOR + 2.50% p.a. The financial charges are due on a six-monthly basis, from April 2009 to October 2015, with final installment in February 2016, and the principal is payable in 11 six-monthly basis installments, from April 2011 to October 2015, with final payment in February 2016.

In June 2008, Telemar closed a financing contract with Finnish Export Credit, in the amount of US$300 million, to finance part of the investments in the current year. There were disbursements of US$87 million (R$140 million) in August 2008, US$105 million (R$258 million) in December 2008, US$63 million (R$117 million) in August 2009 and US$45 million (R$76 million) in October 2009. The average cost of the transaction is the cost of LIBOR + 1.07% p.a. The financial charges are due on a six-monthly basis, from December 2008 to December 2018, and the principal is payable in 17 yearly installments from December 2010.

(b) Debentures

Public debentures

At an Ordinary General Meeting of the shareholders, held on March 23, 2009, approval was given for a public issue, by Telemar, of simple, non-convertible debentures, in unsecured type, in the amount up to R$3,000 million. The issue date was April 6, 2009, and they were placed in market on May 2009, in total amount of R$2,572 million (R$964 million for the 1st series and R$1,607 million for 2nd series) The final maturity of the first series debentures is two years, one month and 24 days and for the second series debentures is three years from the issue date. The debentures are remunerated by the CDI plus 115% p.a. and 120% p.a., respectively. The interest of both series, are amortized along with the principal at the maturity date.

On June 1, 2006, BrT performed its fourth public issue in 108,000 debentures not convertible in shares and with no covenant clause, in unitary nominal amount of R$10, in total of R$1,080 million. The payment will be in seven years, finishing in June 1, 2013. The payments corresponds to DI Rate capitalized in spread of 3.5% p.a. and payment periodicity is half-yearly. The amortization, which should contemplate indistinctly all debentures, shall be annually from June 1, 2011, in three installments of 33.3%, 33.3% and 33.4% of unitary nominal value, respectively.

Page. 60

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

At the Ordinary General Shareholders´ Meeting, held on March 7, 2006, approval was given for a public issue by the subsidiary Telemar of 216,000 (two hundred and sixteen thousand) simple, non-convertible debentures, in two series, at a nominal unit value of R$10, making a total of R$2,160 million. The issue date was set for March 1, 2006, with the placement date on March 27, 2006. The maturity of the 1st series is five years and of the 2nd series is seven years, from the issue date, and the remuneration is equivalent to 103% p.a. of the CDI rate, for the 1st series, and the CDI rate plus a spread of 0.55% p.a. for the 2nd series. The interests are paid.

Private debentures

At AGE – Extraordinary General Meeting, held on December 9, 2008, the private issue of 35,000 (thirty five thousand) simple debentures, non-convertible into shares, in single series, at the unitary nominal amount of R$100, totalizing R$3,500 million was approved – amount that, according to the demand, may be increased until 20%. The subscription term is up to three years and funding will be used for the Company’s corporate purposes. The signature of the deed was held on December 11, 2008 and the subscription, carried out by the subsidiary TNL, in the amount of R$1,500 million, took place in the same day. However, in February 2009, the subsidiary Oi acquired from TNL an installment of this issue, in the main amount of R$1,000 million, and in July 2009 it acquired one more installment of this issue, in the main amount of R$100 million. On February 17, 2009 BrT Part made subscription in the amount of R$1,200 million, and on March 12, 2009 BrT Celular made subscription in the amount of R$300 million. The final maturity of these debentures is on December 11, 2013, without intermediate amortizations. The debentures are paid by CDI + 4.0% p.a. and the interests were recorded in the noncurrent in the amount of R$403 million, in the year ended on December 31, 2009.

The subscription performed by BrT Part was transferred to BrT due to BrT Part merger in BrT, as described in Note 1 (f).

(c) Guarantees

The BNDES’ financing contracts have warranty in receivables from Telemar, Oi, BrT and BrT Celular, and surety from parent company and subsidiaries, in amount of R$6,614. The financing contracts with Banco do Nordeste do Brasil S.A. have warranties in Telemar and Oi receivables and surety from TNL and Telemar, in amount of R$479.

Certain BrT and BrT Celular loans and financing obtained were collateralized by receivables from the provision of fixed telephony services and the endorsement of BrT and BrT Part. After the merger of BrT Part by BrT, the sureties and guarantees rendered by firm were replaced, by creditors’ approval, by TNL sureties and guarantees. The TNL’s surety and guarantees rendering was duly approved by the Company´s Board of Directors.

The public debentures had unsecured guarantees, through a surety granted by BrT Part. Under the indenture, as guarantor and jointly liable party, BrT Part committed to guarantee and pay all the obligations assumed by the subsidiaries with the debenture holders. After BrT Part merger by BrT, the debenture holders of 5th issue approved the replacement of BrT Part guarantor by TNL, in the amount of R$1,080. The TNL’s guarantee rendering was duly approved by the Company´s Board of Directors.

Page. 61

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(d) Commercial leasing

The liabilities resulting from financial leasing contracts have payment periods from 36 to 60 months and are recorded by their present value. The financial charges, which refer substantially to the fluctuation in the CDI rate, are recorded in the net income over the leasing period.

The current value of future minimum payments is distributed as follows:

	Consolidated
	2009	2008
Less than one year	6,982	17,419
More than one and less than five years	1,009	4,553

	7,991	21,972

The repayment of long-term debt has been scheduled as follows:

	Company		Consolidated
	2009	2008	2009	2008
2011	4,703,129	5,602,030	6,225,308	7,012,710
2012	3,761,147	3,283,919	5,031,948	3,540,177
2013	5,970,836	2,981,457	3,741,692	1,562,337
2014	1,767,172	1,845,796	2,627,631	1,964,288
2015 onwards	3,746,033	3,121,336	4,103,991	3,222,827

	19,948,317	16,834,538	21,730,570	17,302,339

The transaction costs will be incorporated to the results of subsequent years, as follows:

Transaction costs merger to result timeline

	Company		Consolidated
	2009	2008	2009	2008
2010	83,085	80,839	88,046	81,272
2011	52,866	48,418	56,512	48,851
2012	33,433	36,369	36,641	36,802
2013	21,858	24,150	24,778	24,583
2014	20,004	16,552	21,205	16,985
2015 onwards	48,857	41,474	51,512	41,977

	260,103	247,802	278,694	250,470

Page. 62

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(e) “Covenants”

The financing contracts with BNDES and other financial institutions and Debentures from Telemar, Oi, BrT and BrT Celular issues demand the accomplishment of financial indexes.

In November 2009, the financing contracts with BNDES, from Telemar, Oi, BrT and BrT Celular were added, and, currently the covenants evolution for contracts occur half-yearly, in June and December using for calculation the TNL consolidated numbers. On December 31, 2009, all indexes for contracts closed with BNDES were accomplished.

On December 31, 2009, Telemar not accomplished the covenant of “Debt Service coverage, defined in contract with JBIC. However, JBC waived this right.

Telemar foresees that, on March 31, 2010, the covenant from “Debt Service coverage” will not be accomplished; defined in contract between Telemar and JBIC. As a result, the company already started the process to request JBIC to waive this right, for this period. However, there is no guarantee of success for this request. At year end of 2009 the value of this long-term debt was transferred to the current, in the amount of R$646,853.

On December 31, 2009, BrT accomplishes not the obligation to warranty the determined EBITDA/Financial Expenses and Debt/EBITDA indexes, defined in contract with JBIC and in Debenture of the fifth issue. However, JBIC waived this right for settlement of December 31, 2009. On March 11, 2010, the 5th Emission Debenture holders’ Meeting approved the non-applicability of indexes above referred up to June 2010, inclusive.

BrT foresees that, on March 31, 2010, the covenant from “Interests Coverage” and “Debt Coverage” will not be accomplished; defined in contracts between BrT and JBIC. As a result, the company already started the process to request JBIC to waive this right, for this period. However, there is no guarantee of success for this request. At year end of 2009 the value of this long-term debt was transferred to the current, in the amount of R$40,575.

20 PERMITS AND CONCESSIONS PAYABLE

	Company	Consolidated
	2008	2009	2008
Mobile Personal Service (i)		1,824,985	1,054,100
STFC Concessions (ii)	116,603		116,603
Other Permits (iii)		7,088

	116,603	1,832,073	1,170,703

Current	116,603	315,051	266,632
Noncurrent		1,517,022	904,071

The above corresponds to the payments due to Anatel for the radio frequency licenses and the permits to provide the SMP services, obtained at public auctions.

Page. 63

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)	The terms of the permit for the right of use of the radio frequencies to provide 3G SMP services in Regions I and III of the PGA were signed by Oi and BrT Celular on April 29, 2008, for the total amount of R$867,018 and R$488,235, respectively. The companies disbursed 10% of the contractual amount, when the contract was signed. On balance of debt occurs IST variation, plus interests of 1.0% per month, according rules foresee at bidding proclamation, with final maturity at 2016 and 2015, respectively.

The SMP permits contracted by Oi and BrT Celular with ANATEL at 2003, 2004 and 2002, 2004, respectively, are represented by terms which totalize R$331,433. Those permits refer to SMP exploitation by 15 years, the same actuation area where the companies have concession for phone wire lines. The Companies paid 10% of the contractual amount, when the contract was signed, recording the remaining amount as a liability, with final maturities from 2009 to 2011 (three installments), from 2009 to 2010 (two installments) and from 2009 to 2012 (four installments), respectively. This liability is being adjusted for inflation according to the fluctuation of the IGP-DI plus interest of 1% per month.

The permit terms of the Right of Use of radiofrequencies for the Company to provide 2G (GSM technology) SMP in São Paulo and expand the bandwidth in certain states within Region I (Amazonas, Amapá, Pará, Maranhão, Roraima, Bahia, Espírito Santo, Sergipe, Alagoas, Paraíba, Piauí and Rio Grande do Norte) were signed on December 7, 2007 by Oi, representing a total investment of R$131,106. On December 7, 2007, Oi disbursed 10% of the contractual amount, and paid the remaining 90% with no monetary correction, on September 2008, according to the rules defined in bidding proclamation.

(ii)	The STFC concession refers to provision done by Telemar, according competence regime, based on the application of 1% of income net from taxes. According to the concession contract in force, the payment to ANATEL will be every two years, on April and will be equivalent to 2% of net income of the previous year.

(iii)	As from 2009, the amount of other licenses belongs to BrT Multimídia and relates to the usage rights of radio frequency blocks associated to the exploitation of multimedia communication services. The contracted amount was R$9,110 and on this obligation occur IGP-DI variation plus 1% per month. The balance of this obligation finishing will occur in three yearly installments, equal and successive, always in May.

21 DEFERRED AND PAYABLE TAXES

	Company		Consolidated
	2009	2008	2009	2008
ICMS	213,410	172,670	979,029	363,645
ICMS - Agreement 69/1998	193,519	98,192	228,635	100,063
PIS and COFINS	194,979	73,209	526,054	113,070
Federal income tax payable	11,731	160,622	131,712	310,472
Social contribution payable		65,509	67,504	141,126
Deferred income tax and social contribution – Law 8,200/1991	9,434	10,602	15,938	10,602
Others	23,971	25,981	150,308	33,827

Total	647,044	606,785	2,099,180	1,072,805

Current	313,621	508,593	1,475,967	972,742
Noncurrent	333,423	98,192	623,213	100,063

The taxes are presented net of judicial deposits of R$837,432 (2008 – R$160,451) in consolidated.

Page. 64

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

22 TAX FINANCING PROGRAM

PAES – REFIS II

Telemar, Oi and IG adhered to PAES – Special Tax Refinancing Program (also known as REFIS II – Fiscal Recovery Program II), defined by Law 10,684/2003, recording substantial part of past debts with National Treasury and with INSS until February 28, 2003.

As defined in Article 7 of the aforementioned law, the companies are obliged to make regular payment of PAES installments, and may be excluded from the program in the event of late payments in three consecutive months or in six alternating months, whichever first occur.

In the year ended on December 31, 2009, the payments were settled, with no delay, in the amount of de R$117,970 (parent company) (2008 – R$122,743) and R$118,467 (consolidated) (2008 – R$123,250), in consonance with the settlement of the CVM Instruction 346/2000, which sets the payment regularity as essential condition for the maintenance of the conditions foreseen in the installment.

The RFB – Brazilian Internal Revenue Department and PGNF – Procuradoria Geral da Fazenda Nacional (office of the chief attorney for the national treasury) unduly included various Telemar and Oi debts in the PAES program; thus the consolidated amount was consolidated in excess of that submitted by these companies.

Telemar and Oi adopted the appropriate judicial measures indicated by RFB: Oi has already paid the PAES debts, and Telemar is still discussing the judicial measurements.

According to the new refinancing program, established by Law 11,941/2209, the debts of TNL and iG Brasil were transferred, as disclosed below, remaining in the PAES program only Telemar, which refinancing was contracted in 120 months.

Tax installment established by Law 11,941 /2009

TNL and some of its subsidiaries contracted the New Financing Program of Federal Tax Debts, regulated by the Law 11,941/2009, including debts with the National Treasury and the INSS due until November 30, 2008.

Page. 65

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

In accordance with the provisions of Article 1, V, §9 of the referred Law, the companies must maintain regular payments of the new installments which may be excluded from the program if three of them are opened, consecutive or not, or of an installment, if all the others were already paid.

The refinancing was agreed upon in 180 months. In accordance with the referred Law, the companies which contracted the program have to make the minimum monthly payment, once the definitive amount will only be obtained after the debts consolidation by RFB. The installment pleadings were formalized from November 11 through November 30, 2009. With the adhesion, the judicial deposits related to the processes transferred to the new program will be converted, according to the applicable law, as income for the Brazilian Government.

The subsidiaries BrT and iG Brasil transferred the balances of previous special installments (REFIS and PAES) to the new program. For this, according to the Law 11941/2009, the companies resettle the respective debts in the amounts referring to the prior moment to the old installments, and, subsequently, they applied the reducers defined in the new law.

In function of the New Financing Program, R$182,599 were recorded in Telemar and R$570,193 in the consolidated, from which R$18,780 (Telemar) and R$311,511 (consolidated) had already been accrued in the previous programs (REFIS and PAES), in “Taxes to pay” and in “Reserve for contingent liabilities”.

The adhesion to the new program generated impact on the year result, due to: (a) PIS and COFINS expenses, recorded in “Other operational expenses – Taxes”, in the amounts of R$41,640 in Telemar and R$45,742 in the consolidated; (b) IR/CSLL expenses, recorded in “Income Tax and Social Contribution”, in the amounts of R$38,725 in Telemar and R$124,223 in the consolidated; and (c) other taxes recorded in “Other operational expenses – Taxes”, in the amounts of R$13,617 in Telemar and R$24,368 in the consolidated. The arrears fines were recorded as “Other operational expenses – Expenses with fines”, in the amounts of R$25,761 in Telemar and R$92,738 in the consolidated. The debts inflation adjustment was recorded in “Financial expenses – Interest and monetary variation on other liabilities”, in the amounts of R$107,115 in Telemar and R$161,207 in the consolidated. Due to the fiscal benefit of fine and interest reduction, the fines were recorded under “Other operation incomes – Recovered expenses”, in the amounts of R$17,481 in Telemar and R$58,610 in the consolidated, and the interests were recorded under “Financial Revenues – Others”, in the amounts of R$26,779 in Telemar and R$52,321 in the consolidated.

The amounts scheduled under the refinancing program are as follows:

	Company		Consolidated
	2009	2008	2009	2008
PAES	396,383	511,075	406,859	515,340
Tax Installment of Law 11.941/2009	182,599		570,193

	578,982	511,075	977,052	515,340

Current	135,069	126,253	165,729	126,774
Noncurrent	443,913	384,822	811,323	388,566

Page. 66

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

A breakdown of the refinancing program amounts, showing principal, fines and interest, is presented below:

				2009	2008
	Principal	Fines	Interest	Total	Total
COFINS	361,987	32,720	97,103	491,810	298,393
CPMF	62,326	5,965	17,386	85,677	106,265
Income tax	123,357	13,805	58,866	196,028	52,480
INSS - SAT	23,154	4,274	25,350	52,778	18,565
Social contribution	31,124	4,006	15,874	51,004	21,811
IOF	7,741	774	2,991	11,506	14,909
PIS	56,226	4,191	15,169	75,586	2,917
Other	7,901	774	3,988	12,663

	673,816	66,509	236,727	977,052	515,340

The PAES amounts are monetarily adjusted by the TJLP variation, being the amounts of R$6,481 (2008 – R$38,266) in the parent company and R$6,195 (2008 – R$38,541) in the consolidated recognized as “Financial Expenses”, in the year ended on December 31, 2009 (see Note 7). The installment amounts of the Law 11,941/2009 will be adjusted by SELIC (Special System for Clearance and Custody).

23 RESERVE FOR CONTINGENT LIABILITIES

(a) Composition of the book value

		Company		Consolidated
		2009	2008	2009	2008
	Taxes (see item (d) (1))

(i)	ICMS	239,319	263,608	817,795	376,468
(ii)	FISTEL				123,541
(iii)	Funttel	86,820	63,428	86,820	63,823
(iv)	ISS	59,582	54,041	70,903	55,172
(v)	ILL	50,606	45,860	50,606	45,870
(vi)	INSS (Joint responsibility, fees and indemnification amounts)	12,678	29,654	12,243	29,654
(iii)	FUST		115,028	3,801	115,028
(vii)	Other claims	19,890	48,762	28,684	54,539
	Bounded judicial deposits (*)	(46,951)	(159,315)	(90,804)	(301,753)

		421,944	461,066	980,048	562,342

	Labor (see item (d) (2))

(i)	Overtime	203,310	208,791	385,298	210,186
(ii)	Salary differences/Equalization of salary scales	165,571	156,049	284,974	156,796
(iii)	Hazardous work conditions	139,857	98,293	201,933	98,664
(iv)	Indemnities	97,024	110,027	190,082	110,703
(v)	Claims by outsourced personnel	62,427	62,236	141,537	63,797
(vi)	Contractual rescissions	45,936	41,039	97,180	41,263
(vii)	Additional post-retirement benefits	44,255	38,820	84,538	38,939
(viii)	Labor fines	67,627	66,568	72,041	67,063
(ix)	Fees for legal counsel and expert opinions	47,847	49,370	50,550	49,542
(x)	FGTS (***)	18,387	17,503	48,961	17,645
(xi)	Employment relationship	18,812	16,281	20,992	16,417
(xii)	Other claims	72,612	62,302	205,744	62,681
	Bounded judicial deposits (*)	(338,979)	(327,354)	(726,622)	(328,637)

		644,686	599,925	1,057,208	605,059

	Civil (see item (d) (3))
(i)	Corporate			2,664,937
(ii)	Anatel fines	149,781	78,345	356,302	81,051
(iii)	Anatel estimates	348,020	345,288	356,290	351,537
(iv)	Small claims courts	45,558	59,970	163,894	77,031
(v)	Other Claims	332,083	278,174	761,652	285,401
	Bounded judicial deposits (*)			(2,372,757)

		875,442	761,777	1,930,318	795,020

		1,942,072	1,822,768	3,967,574	1,962,421

	Current	291,277	301,409	754,072	320,775
	Noncurrent	1,650,795	1,521,359	3,213,502	1,641,646

(*)	According to CVM Deliberation 489/2005

Page. 67

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

In compliance with the terms of the respective Law, the reserve for contingent liabilities is adjusted for inflation on a monthly basis.

(b) Breakdown of the claims according to level of risk (consolidated)

				2009
	Tax	Labor	Civil	Total
Probable (i)	980,048	1,057,208	1,930,318	3,967,574
Possible	11,050,314	1,563,031	2,409,696	15,023,041
Remote	2,206,165	1,304,604	1,459,617	4,970,386

	14,236,527	3,924,843	5,799,631	23,961,001

				2008
	Tax	Labor	Civil	Total
Probable (i)	562,342	605,059	795,020	1,962,421
Possible	7,127,740	394,877	1,131,005	8,653,622
Remote	1,151,986	737,692	390,893	2,280,571

	8,842,068	1,737,628	2,316,918	12,896,614

(i)	Net of judicial deposits.

Page. 68

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(c) Summary of the changes in the balances of the reserve for contingent liabilities

	Company
	Tax	Labor	Civil	Total
Balance as of December 31, 2007	571,175	576,298	702,075	1,849,548

Additions, net of reversals	(36,403)	145,683	152,881	262,161
Write-downs due to settlement	(20,563)	(170,130)	(129,726)	(320,419)
Monetary correction (Note 7)	(28,348)	142,000	36,547	150,199
Bounded judicial deposits, net of reversals	(24,795)	(93,926)		(118,721)

Balance at December 31, 2008	461,066	599,925	761,777	1,822,768

Additions, net of reversals	8,381	126,594	147,397	282,372
Write-downs due to settlement	(196,375)	(232,223)	(96,398)	(524,996)
Monetary correction (Note 7)	36,508	162,015	62,666	261,189
Bounded judicial deposits, net of reversals	112,364	(11,625)		100,739

Balance as of December 31, 2009	421,944	644,686	875,442	1,942,072

	Consolidated
	Tax	Labor	Civil	Total
Balance as of December 31, 2007	636,656	582,014	725,061	1,943,731

TNCP/Amazonia acquisition (Note 1)	27,314	1,498	3,899	32,711
Additions, net of reversals (i)	(34,263)	144,744	176,987	287,468
Write-downs due to settlement	(22,309)	(170,837)	(148,707)	(341,853)
Monetary correction (Note 7)	(18,472)	141,756	37,780	161,064
Bounded judicial deposits, net of reversals	(26,584)	(94,116)		(120,700)

Balance as of December 31, 2008	562,342	605,059	795,020	1,962,421

BrT Part Acquisition on January 8, 2009	660,730	761,040	3,107,235	4,529,005
BrT Part bounded judicial deposit	(21,753)	(213,028)	(285,631)	(520,412)
Additions, net of reversals (i)	85,031	354,705	1,792,299	2,232,035
Write-downs due to settlement	(307,232)	(116,788)	(303,580)	(727,600)
Monetary correction (Note 7)	116,232	239,168	127,377	482,777
Non-controlling interests	(202,710)	(174,963)	(1,215,151)	(1,592,824)
Bounded judicial deposits, net of reversals	87,408	(397,985)	(2,087,251)	(2,397,828)

Balance as of December 31, 2009	980,048	1,057,208	1,930,318	3,967,574

(i)	Total additions in the period, net of reversals, in the amount of R$2,232,035 (2008 – R$287,468), comprise the reserve for contingent liabilities in the amount of R$2,213,652 (2008 – R$246,615) (see Note 6), and by the amounts detailed in the table below, in the total amount of R$18,383 (2008 – R$40,853).

The amounts of the provisions in relation to the “INCRA – Instituto Nacional de Colonização e Reforma Agrária” (national institute for agricultural colonization and

Page. 69

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

reform), FUST, FUNTTEL, PIS and COFINS without ICMS and an ICMS power consumption credit are recorded in the respective accounts for these charges, as shown in the table below:

	Company		Consolidated
	2009	2008	2009	2008
Personnel expenses:
INCRA		(122)		(143)

Other operating expenses:
COFINS without ICMS
PIS without ICMS
Funttel	(17,430)	(13,928)	(17,430)	(13,928)
FUST		(24,967)		(25,110)
ICMS credit on electricity	(953)	(1,672)	(953)	(1,672)

	(18,383)	(40,689)	(18,383)	(40,853)

(d) Provisions for probable losses

(1) Tax:

(i)	ICMS – Refers to a provision that is considered by management to be sufficient to cover the various tax assessments in relation to: (a) insistence on levying ICMS, instead of ISS, on certain revenues; (b) offsetting and appropriation of credits on acquisition of goods and other inputs required for network maintenance; and (c) assessments relating to alleged non-compliance with access obligations.

Discussion on ICMS credits taken by subsidiary BrT, which legality is being questioned by the State Tax Authorities that, based on the assessment of the management of the Company and its legal counsel, has changed the risk estimate of the related contingencies, assessing them as probable risk. This estimation change generated an increasing in provisions for taxes contingencies of R$387,124. In the accumulated statement of operations of BrT, effect was in R$255,502, net of tax effects.

(ii)	FISTEL – Telecommunication Supervision Rate – Amazônia (merged by Oi) has inquired the responsibility to pay supervision rates on mobile stations that are not in its ownership, and has been making judicial deposits of the amounts referring to TFF – Functioning Supervision Rate and TFI – Installation Supervision Rate. In May 2009, the Company has officially abdicated from the aforementioned contingency and, therefore, the deposited amounts were converted in revenue for the government, and the respective reserve was reverted.

(iii)	FUST e FUNTTEL – This provision is related to the change in the FUST fee calculation methodology, in accordance with Anatel Abridgement n° 7 (no longer allowing the exclusion of EILD and interconnection charges from the calculation basis, applied retroactively). Referring to FUST, acting through ABRAFIX – Brazilian Association of Fixed-Line Telecommunications Services Companies, Telemar and BrT has taken out an injunction to prevent the application of the rue in question, and has been making judicial deposits of the calculated differences, and the respective amounts were transferred for the grouping of legal obligation in “Taxes to recover and deferred” (Note 21).

Page. 70

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iv)	ISS (Tax on Services) – Telemar and BrT maintain provisions for tax assessments in relation to queries regarding the levying of ISS on a variety of value-added, technical and administrative services, such as the leasing of equipment. The provision recorded reflects the assessed services that are considered as probable losses by the Company’s legal advisors.

(v)	ILL (Income tax withheld at source) – Telemar offset the ILL paid in previous years (up to calendar year 1992), based on Supreme Court decisions by the STF (Federal Supreme Court) with regard to the unconstitutionality of this tax in cases of other companies. However, although several cases have been successfully tried in higher courts, Telemar continues to maintain a provision due to the fact that it has not been granted a final administrative or judicial ruling on the criteria for restatement of tax credits.

(vi)	INSS – Telemar and BrT keeps provision related to part of possible loss from discussions on joint responsibility and indemnification contingencies, in amount of R$12,243. The loss chances at respective contingency are probable, due to a provision was established for demanded amounts.

(vii)	Other claims – These largely refer to provisions to cover IPTU assessments, amounting to R$10,462 (2008 – R$10,462) and sundry tax assessments relating to income tax and social contribution charges, to the sum of R$3,193 (2008 – R$9,447). The Company’s legal advisors believe that there are chances of loss in these claims; therefore a provision was made for the values under discussion.

(2) Labor:

(i)	Overtime – Claims relating to demands for overtime payments, for work allegedly done outside normal working hours.

(ii)	Salary differences / Equalization of salary scales – Largely represents amounts arising from pay differences among the employees and claims for equal pay/reinstatement, by those who allegedly receive less pay for doing an identical job, in addition to other requirements provided for in the applicable law.

(iii)	Hazardous work conditions – Reflect, substantially, the expectations of losses in contingencies on the mandatorily to pay risk additional for employees performing roles in an environment classified as hazardous, mainly close to high voltage installations.

(iv)	Indemnities – Indemnities correspond to demands for reimbursement or compensation for losses incurred during the employment contract, due to a variety of alleged reasons, including: work-related accident, provisional job stability, pain and suffering, restoration of payroll deductions, child day-care benefit and productivity bonus, provided for in collective labor agreement.

(v)	Claims by outsourced personnel – Claims filed by former employees of contracted companies, where Telemar is claimed to be jointly responsible for any credits due and not paid by the contracted companies, usually because such companies have closed down.

Page. 71

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(vi)	Contractual rescissions – This refers to the claims related to the funds arising from the termination of employment contract, such as vacations (proportional / overdue), thirteenth salary and FGTS fines, and other, besides the reflection of other requests which should incorporate the calculation of termination.

(vii)	Additional post-retirement benefits – These claims are related to differences due to former employees under the private pension scheme, arising from payroll extras that were supposedly not considered when the pension value was calculated.

(viii)	Labor fines – These are fines provided for under the CLT (Labor Laws) in the event of non or late payment of labor-related items.

(ix)	Fees for legal counsel and expert opinions – Refers to disbursements paid to lawyers in the cases that they sponsor the claimants, as well as to experts appointed by the court, when it is necessary for the instruction procedural, of technical expert evidence.

(x)	FGTS – These are claims related to differences on the deposits of the FGTS, and also the issue of compensation for the losses generated by government economic plans in the 1980s and 90s, as well as in relation to the payment of a fine, equivalent to 40% of the FGTS balance, in the event of unfair dismissal.

(xi)	Employment relationship – These are claims by former employees of contractors, attempting to establish a direct employment link with the Company, on the grounds of unlawful outsourcing and/or elements of a connection, such as direct subordination.

(xii)	Other claims – Refers to a variety of issues, relating to additional payment for time of service, profit sharing, allowance for travel, among others.

After the BrT control acquisition by Telemar, on January 8, 2009, BrT changed its criteria for assessment of chances of probable loss related to labor contingencies in order to align its policies with those adopted by Telemar, analyzing the merit of the contingencies in progress. As consequence of this changes, BrT as of December 31, 2009, increased the provision for labor contingencies in R$334,136 (R$220,529 net from tax effects).

(3) Civil:

(i)	Corporate – CRT – Financial Participation Agreements – the financial participation agreements were governed by Administrative Acts No. 415/1972, 1,181/1974, 1,361/1976, 881/1990, 86/1991 and 1,028/1996. The subscriber held a financial interest in the concessionaire, paying a certain amount which was initially recorded as fund to be capitalized and, later, after the Shareholders’ Meeting approved the increase in capital, was recorded as shareholders’ equity, generating the issuance of shares. The lawsuits filed against CRT, a company that was merged with and into BrT, challenge the manner in which shares were granted to the subscribers based on the abovementioned financial participation agreements.

Page. 72

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

BrT provisioned for risks involving losses related to these lawsuits, considering certain legal doctrines. Throughout the first half of 2009, court rulings led the Company to review the estimates of provisioned amounts and probability of loss attributed to these lawsuits. BrT respecting the characteristics of each decision and based on the evaluation of its internal and external legal counsel, changed its assessment from possible loss to probable loss. In the first half of 2009, BrT made additional provisions in a total amount of R$1,153,456, net of tax effects, with an impact of R$761,281 in net income and shareholders’ equity. As described in Note 1 (c), the Company’s Management, with the assistance of its internal and external legal advisors, reviewed the process it uses to assess provisions for contingencies in connection with the financial participation agreements. This review considered additional aspects related to the dates and discussions that guided the final decisions of the existing proceedings, as well as the use of statistical criteria to estimate the amount of the provisions for contingencies. The information used to implement the abovementioned improvements were available as of the date of the calculation of the estimates for the first half of 2009, but had not been considered when calculating the estimate of probable loss. As a result,, the provision was increased in R$2,325,578 during the year 2009, (R$1,534,882, net of tax effects). On December 31, 2009, provisions for civil contingencies related to claims related to rights of holders of financial participation agreements amounted to a total of R$2,664,932. These proceedings are being heard in lower, appellate and supreme courts. The Company and its subsidiaries disclosed, through the Material Fact published on January 14, 2010, a total adjustment amounting to R$2,535 million for civil contingencies related to claims related to rights of holders of financial participation agreements. The amount then disclosed was not fully recorded, being the amount of R$2,325 million the gross total adjustment recorded in 2009.

(ii)	ANATEL fines – Refers, substantially, to provisions for fines arising from failures to meet quality targets under the terms of the PGMQ – General Plan of Quality Targets and RIQ – Quality Indicators Regulation.

(iii)	ANATEL estimates – These largely refer to alleged non-compliance with PGMU (General Plan for Universal Access Targets) and PGMQ obligations.

(iv)	Small claims courts – Issues raised by customers, for whom the individual indemnification amounts do not exceed the equivalent of forty minimum wages.

(v)	Other claims – Refer to a large number of ongoing contingencies covering contract rescissions; indemnities of ex-suppliers and contractors; basically, by virtue of litigation where company equipment suppliers proposed against the Company; revision of contractual conditions due to stabilization of economic plans; as well as queries where main contents refer to economic plans, disputes whose main natures are related to contractual breaches, by which Management and its legal advisers attribute loss profit prognoses, among other.

Page. 73

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(e) Possible contingencies (not provided for)

The Company and its subsidiaries also have a number of legal contingencies in which the expectation of incurring losses is classified as possible, in the opinion of their legal advisors, and for which no reserve for contingent liabilities have been made

According to the Company’s management opinion, based on its legal advisers, the main contingencies classified with possible loss expectation are summarized below:

Tax:

ICMS – Fiscal fines amounting approximately R$4,122,638 (2008 – R$2,313,179) most notably in regard to two situations: i) the levying of ICMS on certain revenues from services that are already taxed for ISS or that do not form part of the ICMS tax base; and ii) the offsetting of credits in relation to the acquisition of goods and other inputs necessary for network maintenance.

Municipal Taxes – Fines referring to taxes launched by municipal authorities; among them there are highlighted those related to equipment renting, alarm-clock services, among other communication services. The total involved amount is nearly R$1,992,252 (2008 – R$1,369,427), being that they are not reserved due to they are considered by responsible lawyers with possible loss risk, since these activities are not fitted in the list of ISS incidence or are already taxed by ICMS. Furthermore, and strengthening the arguments of the defense, the STF decided, in the fourth quarter of 2001, that ISS should not be levied on leasing of equipment, to which a substantial portion of these assessed amounts are related.

INSS – Contingencies amounting approximately R$1,358,985 (2008 – R$945,271), mainly related to joint responsibility, the applicable percentage of SAT (Workplace Accident Insurance), and items liable to incurring social security charges. Among these, it is highlighted the charging by social welfare authorities, (NFLDs from July 2005), which inquiries the incidence of social welfare contribution on amounts paid as profits and results participation, which payment was done in terms of Law 10,101 and Article 7 of the 1988 Federal Constitution, and such items should not form part of the contribution calculation basis. The referring amount involved in this assessment is R$358,674 (2008 – R$325,035).

Federal taxes – The federal taxes fines are mainly related to alleged failure to pay or to undue compensation procedures and voluntary denunciations done, as well as disallowances done at the taxes examination, amounting to approximately R$3,081,239 (2008 – R$1,958,243). The Company's management, based on the opinion of its legal advisers, considers that there is a good chance of success in these contingencies, and therefore has made no provisions for possible losses.

There follows a list of other charges made by the federal authorities:

(i)

PIS and COFINS – Undue disallowances – On June 30, 2006, Telemar received a tax assessment from the SRF in the amount of R$838,520 (2008 – R$759,877), referring to a number of disallowances of exclusions from the PIS and COFINS calculation basis; due to the inspectors failing to considered the information contained in the rectified returns (DCTF), when calculating the due amounts, and inaccuracies on the part of the inspectors in the comparison of the specified PIS and

Page. 74

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

COFINS against DCTFs. Telemar has compiled the documentary evidence to sustain the accuracy of its own calculations and payments and, based on the opinion of its legal advisers, the management considers the risk of incurring losses in this case to be possible.

A partially favorable decision has been obtained in lower court, which still provisional, leading to a reduction of R$476,704 (2008 – R$431,995) of the amount assessed, and the Company has appealed against the unfavorable part of the decision. Considering the reduced amount is from the identification of perpetrated errors, Telemar’s legal advisors believes that liability for this reduced portion should be considered remote, with the remaining balance of R$361,816 considered possible.

(ii)	Fine – “Imposto de Renda Retido na Fonte – income IRRF” (withholding income tax) on loan – Assessment of December 2007 – The taxation authorities fined Telemar the amount of R$217,790 (2008 – R$194,645) for not having withheld corporate income tax due (in the calendar years 2002 and 2003) on the gains arising from loan agreements with the parent company, TNL.

A partially favorable decision in the lower administrative court reduced the amount in question by R$81,406, and the company is awaiting a decision on appeal to a higher court, maintaining as possible the amount of R$133,384. The Company’s legal advisors believe there are strong arguments for the defense, since, in addition to part of the amount in question having already lapsed, said retention was waived by Article 77, clause II of Law 8,981/1995, which was only later revoked by Law 10,833/2003.

Labor:

These relate to questions regarding various claims in relation to pay differences, overtime, risk goodwill and joint liability, among others, amounting to a total of around R$1,563,031 (2008 – R$394,877).

Civil:

These refer to contingencies for which no judicial ruling has been handed down, and which principal objectives are associated with issues regarding network expansion plans, indemnification for immaterial and material damages, collection proceedings, and tendering processes, among others. These demands totalize nearly R$2,409,696 (2008 – R$1,131,005).

This total is based, exclusively, on the amounts claimed by the plaintiffs (which are typically in excess of the true merits of the case), and the final judicial decisions are still pending.

In September 2004, the Federal Public Prosecution Service and the State Public Prosecution Service of Rio de Janeiro performed a civil suit against TNL, Telemar, Oi and the government for annulment of the transfer of the controlling equity stake in Oi to Telemar, as well as the payment of indemnification for pain and suffering and material damages supposedly caused to the minority shareholders and the financial market by such act The TNL and Telemar have presented their defenses and are waiting for a lower court

Page. 75

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

judicial decision. Oi’s share control sale to Telemar is also object of an administrative contingency filed by the CVM, in order to determine whether there were eventual irregularities in the operation, as well as other two judicial contingencies filed by minority shareholders.

On July 2009, a collective civil contingency was entered against Telemar by Union, Federal Prosecutor Ministry, Federal Prosecutor of Distrito Federal and Territories, Customer Defense Agencies and various State PROCONs, in allegation of supposed collective moral damages caused due to rules non accomplishment to determined general rules on Customer Attendance Service (SAC). Telemar presented the defense, filed on September 16, 2009, and is waiting first instance judicial decision.

(f) Contingent assets

Below are presented the legal demands of tax system, through which BrT claims the recovery of taxes paid.

PIS / COFINS – Refers to judicial questioning on the implementation of Law No, 9718/1998, which increased the calculation basis of PIS and COFINS. The period covered by the Act was from February 1999 to November 2002 for PIS and February 1999 to January 2004 for COFINS. In November 2005, the Supreme Court concluded the trial of cases which deal with the issue and declared the tax base calculation introduced by said Law. Part of the Company’s shares and its concessionaires of STFC of the Region II of the Grant Plan, incorporated by BrT, in February 2000, judged in the during the year of 2006, as regards the enlargement of the basis for calculating the COFINS Trials are awaited from other processes in the other merged companies, whose evaluation of success of the Company's legal advisors in the future entry of resources, is regarded as probable. The amount attributed to these processes, which represent an asset contingency not accountable recognized, is R$19,015 (2008 – R$18,843).

(g) Guarantees

The Company has bank guarantee letter and warranty insurance contracts joint to many financial institutions and insurers to ensure obligations at legal contingencies, contractual obligations and biddings joint to ANATEL Total amount of contracted sureties valid at quarter termination date correspondent to R$2,842,426 (2008 – R$2,236,865) at parent company and R$6,384,714 (2008 – R$3,160,284) at consolidated. The commission charges on these contracts are based on market rates.

24 Shareholders’ equity

(a) Capital

The Company is authorized to increase its capital through the Board of Directors, until the limit of 700 million of common or preferred shares, with no obligation to maintain the proportion between them, observing the legal limit of 2/3 for the issuance of non-voting preferred shares.

Page. 76

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Within the limit of authorized capital, the Board of Directors may decide on granting the stock option plan and exclude the preferential right to issue shares, debentures or securities convertible into shares.

At an Extraordinary General Shareholders’ Meeting held on May 28, 2009, approval was given for the capital increase, without issuing new shares, from tax incentives for reinvestment based on operating income in the amount of R$15,440.

The subscribed capital is of R$7,440,946, and the paid-up capital in the year ended on December 31, 2009 is of R$7,434,429.

The capital is represented by:

	Quantity (in thousands of shares)
	2009	%	2008	%
Common shares	107,063	44.9	107,063	44.9
Class A preferred shares	130,487	54.7	130,487	54.7
Class B preferred shares	1,064	0.4	1,064	0.4

Total	238,614	100.0	238,614	100.0

Treasury shares	(223)		(223)

Total shares outstanding	238,391		238,391

(b) Treasury shares

On January 7, 2008, Telemar’s Board of Directors approved the resumption of its program to repurchase of shares for subsequent cancellation or holding in treasury, during a period of 365 days from the date of that decision on and up to a limit of 284 common shares, 2,616 class “A” preferred shares and 106 class “B” preferred shares, representing less than 10% of the outstanding shares in each class, having been repurchased until December 31, 2008, 223 class “A” preferred shares.

At an Extraordinary General Shareholders’ Meeting, held on January 4, 2008, approval was given to convert 47 class “B” preferred shares into 47 class “A” preferred shares, according to the notice to shareholders disclosed on June 21, 2007.

At an Extraordinary General Shareholders’ Meeting, held on January 4, 2008, approval was given to cancel all these treasury shares until the date of December 31, 2007, being 2,929 class “A” preferred shares, 1,000 class “B” preferred shares and 124 common shares, with a counterpart in the “Investments reserve”.

Treasury share has been repurchased using the original funds resources as recorded in capital reserves.

Page. 77

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The number of treasury shares is as follows:

	2009
	Preferred shares	Amount(1)
Balance as of December 31, 2008	223	17,366
Shares sold
Balance as of December 31, 2009	223	17,366

(1)	Equals the cost of shares sold.

History cost of the purchase of treasury shares in (R$ per share)	2009	2008
Weighted average cost	77.76	77.76
Minimum	76.50	76.50
Maximum	78.96	78.96

Unit cost considers all stock repurchase programs.

Market Value of Treasury Shares

The market value of the treasury shares at balance sheet date was as follows:

	2009	2008
Preferred shares amount in treasury	223.5	223.5
Quotation per share on BOVESPA (R$)	62.21	55.5
Fair value	13,903	12,404

Below is demonstrative chart, considering the deduction of the shares in treasury amount from reserve balances which originate the reacquire.

	Capital reserves
	2009	2008
Reserves account balance	2,011,550	2,199,466
Treasury shares	(17,366)	(17,366)

Balance, net of treasury shares	1,994,184	2,182,100

(c) Capital reserves

Goodwill reserve on the disposal of shares

This represents the difference between the issue price of new share and the nominal value of the portion allocated to the capital.

Donations and subsidies for capital expenditure reserve

This balance basically refers to investments in tax incentives – FINAM, FINOR, FUNRES and exploitation profit.

As a result of constitutive reports issued by an extrajudicial administrator of the now extinct SUDENE (Superintendency for the Development of the Northeast of Brazil), deriving from the designation established in Administrative Rule 370/2002, the Company became the beneficiary of a reduction in income tax payable on profits from the telecoms services provided by ten of its sixteen branches. The benefits conceded are calculated at the following rates:

For activities relating to the maintenance of the telephone network:

•	25% from January 1, 2004 to December 31, 2008; and

•	12.5% from January 1, 2009 to December 31, 2013.

Page. 78

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

For the activities relating to the expansion of the telephone network, benefits are calculated at 75%, effective up to December 31, 2010.

The calculation basis for this benefit is the net pre-tax profit, adjusted for estate equivalence gains and losses and other non-operating results, as determined by Law 7,959/1989.

The operating profit from the year of 2008 on began to be recorded under earnings reserve, in consonance with the resolutions of Law 11,638/2007.

Reserve for stock options

It corresponds to fair value of the stock option of common and preferred shares from TNL parent company, authorized to the beneficiaries of the Plan of Shares Acquire Option, adapted in linear proportion to the effectiveness of the term of beneficiaries services rendering (vesting period). In period ended on December 31, 2009 the amount of R$19,451 (2008 – R$31,848) was established. The information on the Stock Option Plan, the premises used to determine the options fair value and the amounts recorded in Company result in the year ended on December 31, 2009 is detailed in Note 26.

Interests reserve on works in progress

This corresponds to the counterpart of the excess of interest incurred, calculated on a monthly basis at a rate of 12% p.a., on the balances of Telemar’s works in progress, as defined in Administrative Rule 21/1994 and in Administrative Rule 3/1994, issued by the Ministry of Communications. The interests charged at 12% p.a. that exceeds financial expenses on loans to finance these works in progress were recorded in this capital reserve account. These interests were calculated by Telemar up to December 31, 1999.

Special reserve: Law 8,200/1991

This reserve was set up in view of the special inflation adjustment to fixed assets, which purpose was to correct distortions in the inflation adjustment indexes prior to 1991. The reserve is realized based on the depreciation of the property, plant and equipment from which it was set up.

(d) Earnings reserves

Legal reserve

According to Article 193 of Brazilian Corporate Law, the Company must allocate 5% of its net income for the year to a legal reserve, up to the limit of 20% of capital. This allocation is optional in the event that the sum of the legal reserve plus the capital reserves exceeds capital by 30%. The legal reserve may be used for a capital increase or for absorbing losses, but may not be distributed in the form of dividends.

Page. 79

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Capital expenditure reserve

The capital expenditure reserve has the purpose of maintain the funds in the Company and of covering the Company’s and its subsidiaries shareholders’ capital budget. The funds were applied on the expansion of the fixed telephony network, together with the universal service targets of ANATEL and investments on the mobile telephony network.

Tax incentives reserve

According to Article 195-A of Law 11,638/2007, the General Meeting of the Company May through management departments motions, allocate to the tax incentives reserve, the installment of net income resulting from governmental donations or subventions for investments, which may be excluded from the calculation basis of mandatory dividend.

(e) Shareholder rights, dividends and interest on capital

According to the Company’s by-laws, TNL must distribute a minimum compulsory dividend for each year, equivalent to not less than 25% of the net income, adjusted in accordance with Article 202 of the Brazilian Corporate Law. The non-voting class “B” preferred shares confer priority in the reimbursement of capital, without goodwill, and in the distribution of dividends, being guaranteed a minimum, non-cumulative dividend of 10% p.a. proportional to the capital. The remaining amounts of the minimum compulsory dividend are allocated to the common shareholders, who have voting right and class “A” preferred. The class “A” preference shares are ensured dividends 10% higher to the ones distributed to the common shares and they have no voting rights.

The by-laws also provide for the payment of interest on capital to the shareholders. This interest on capital is tax deductible and remuneration is limited to the average TJLP for the period in question, applied to shareholders’ equity at the end of the previous year, and may not exceed (i) 50% of net income (before considering this distribution and any deduction of income tax) for the period in which the declaration is made, or (ii) 50% of the sum of retained earnings plus revenue reserves, whichever is the greater. The amount paid or designated as interest on capital is considered to be part of the distribution of compulsory dividends. Hence, according to the Brazilian Corporate Law, the Company is obliged to distribute to the shareholders an amount sufficient to ensure that the net value received, after payment of withholding tax, is at least equal to the minimum compulsory dividend.

In compliance with the provisions of the Brazilian Corporate Law and in accordance with the Company’s by-laws, the adjusted net income is equivalent to the net income for the year, adjusted to reflect the allocations to/from: (i) legal reserve; (ii) contingencies reserve; and (iii) realization of not performed profit.

Page. 80

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

On December 31, 2009, the Company calculated loss in the year in the amount of R$594,827 and accumulated loss of R$573,966, after considering the disposition of dividends and interest on the shareholders' capital in the year of 2009, in the amount of R$19,741, and the reserve realization according to Law 8,200/1991 in the amount of R$1,120. According to proposal from the Board of Directors of the Company, subjected to approval of the Ordinary Meeting, the losses were absorbed as follows:

Earnings reserves
Legal reserve	327,422
Tax incentives	40,290
Investments	7

367,719
Capital reserves
Interest on works in progress	206,247

Total	573,966

At Ordinary General Meeting held on April 14, 2009, the destination of the net income of the year ended on December 31, 2008 in the amount of R$1,520,548 was approved, as follows: (i) R$3,503 for absorption of accumulated losses; (ii) R$55,730 for recognition of tax incentives reserve; and (iii) R$815,979 for distribution of dividends and R$645,336 as interest on the capital attributed to the dividends.

The minimum statutory dividends of the year of 2008 were calculated as follows:

	2009	2008
Net income (loss) for the year	(594,827)	1,520,548
Tax incentive – exploitation profit		(55,730)

Adjusted net income		1,464,818

Minimum compulsory dividend – 25%		366,205

Dividends		4,712,157
Interest on gross capital		645,336
IRRF due on interest on capital		(72,247)

Total distribution to shareholders, net of withholding tax		5,285,246

The fixed statutory dividends for the class “B” preferred shares were calculated as follows:

2008
Capital subscribed	7,425,506

Total shares outstanding	238,390,855
Total class “B” preferred shares outstanding	1,063,967

Calculation basis	33,141
Percentage of fixed statutory dividend	10%

Fixed statutory dividend	3,314

At an Extraordinary General Meeting, held on April 4, 2008, approval was given to the proposal of interest on capital during the year of 2008 in the amount up to 900,000. By means of deliberation, it was collected, as notification to the shareholders on July 31, 2008

Page. 81

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

and on December 18, 2008, in the amounts of R$495,325 and R$150,009, respectively. The amounts are corrected until December 31, 2008 by CDI variance and from January 1, 2009 to the date of the beginning of payment by the application of TR – Referential Rate.

On August 28, 2008, the Board of Directors approved a distribution of extraordinary profits, in amount of R$3,896,178, in account of profits reserve. The payment started on September 19, 2008.

Below follows the demonstration of dividends and interest on own capital for the year of 2008:

	2008
	Amount per share/ reais
	Common shares	PNA	PNB
Interest on capital (historical value)
July 31, 2008	1.6747	1.8420	1.6747
December 18, 2008	0.5093	0.5602

Dividends (historical value)
Extraordinary dividends on February 28, 2008	15.5494	17.1045	3.1149
Proposed on December 31, 2008	3.2593	3.5852

The dividends and interest on capital payable by the Company, demonstrated under current liabilities, are composed as follows:

Base year of the proposal	2009	2008
2009
2008	87,586	1,477,451
2007	19,374	19,630
2006	12,941	13,044
2005		19,818

	119,901	1,529,943

(f) Prescribed dividends

This refers to dividends and interest on capital that have not been claimed by the shareholders, within a period of three years from the date that this remuneration was placed at their disposal.

Page. 82

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

25 RISK ANALYSIS AND FINANCIAL INSTRUMENTS

Financial Risk Management

The Company’s activities expose it to several financial risks, such as: market risk (including currency risk, interest rate risk on fair value, interest rate risk on cash flows and price risk), credit risk and liquidity risk. The Company uses derivative financial instruments for certain risk exposures.

Risk management is carried out by the Company’s treasury officer, in accordance with the policies approved by the management.

The company had the policy of limiting its maximum foreign currency exposure to the equivalent of 12% of the Oi Group’s gross debt. On October 1, 2009, the Board of Directors approved Oi’s Financial Risks Management Policy (“Policy”), which formalized the management of exposal to market risk factors generated by financial transactions of Oi Group’s companies. According to the Policy, the market risks are identified based on features of contracted financial transactions and to be contracted at the year. Various scenarios for each one of the risk factors are then simulated by statistic models, being the basis for the impacts measurement on Group’s financial income (expenses). Based on this analysis, the Directorship agrees yearly with the Board of Directors, the Risk Guideline to be followed at each year. The Risk Guideline is equivalent to the worst expected impact of financial income (expenses) of the Group net income, with 95% of confidence. For proper risk management, according to the Risk Guideline, treasury area shall contract hedge instruments, including swap derivative transactions, currencies and options terms. The Company and its subsidiaries do not use derivatives for any other purposes.

After the Policy approval, the Financial Risks Management Committee was created, composed by the CEO, CFO, Technology and Strategy Development Director and Treasury Director of Oi Group. The Committee meets monthly in order to supervise the Policy fitting. Also, bimonthly, the Directorship presents to the Board of Directors follow-up reports of the Policy.

According to their nature, the financial instruments may involve known or unknown risks, and the evaluation of the potential of these risks is important, in the best judgment. Therefore, there may be risks with or without guarantees depending on circumstantial or legal aspects.

(a) Fair Value of financial instruments

Telemar and its subsidiaries have evaluated the active market for or effective realizable values (fair value) of financial assets and liabilities by using available information and evaluation methodologies appropriate for each situation. The interpretation of the market data regards the choice of methodologies requires a considerable amount of judgment and the establishment of estimates to reach an amount considered appropriate for each situation. Consequently, the estimates presented may not necessarily indicate the amounts that could be obtained in the active market. The usage of different types of hypotheses to determine the fair value could have a material effect on the amounts obtained.

Page. 83

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The method as used to calculate the fair value of the derivative instruments was the discounted future cash flow method associated to each contract. The method as used to calculate the fair value of the derivative instruments relating to the options to buy Dollars, adopted to record the goodwill, was the Black & Scholes method.

For securities traded in active markets, the fair value is equivalent to the amount of the last quotation available at balance sheet date, multiplied by the number of outstanding securities. For contracts whose current terms are similar to those originally contracted or which do not present quotation benchmarks, the fair values are equal to the carrying amounts.

The main assets and liabilities financial instruments are presented as follows:

		2009
		Company		Consolidated
	Measurement Accounting	Fair value	Fair value	Fair value	Fair value
Assets
Cash and cash equivalents	Fair value	2,589,846	2,589,846	5,804,069	5,804,069
Short-term investments	Fair value	1,156,874	1,156,874	1,822,446	1,822,446
Trade accounts receivable	Amortized cost	3,230,655	3,230,655	5,958,504	5,958,504

Liabilities
Trade accounts payable	Amortized cost	1,519,833	1,519,833	4,034,281	4,034,281
Loans and financing
Loans and financing	Amortized cost	17,958,575	18,227,051	22,474,063	22,777,350
Debentures	Amortized cost	8,433,820	8,811,659	6,623,753	7,046,197
Derivative financial instruments	Fair value	759,235	759,235	957,515	957,515
Tax Refinancing Program	Amortized cost	578,982	578,982	977,052	977,052
Dividends and/or interest on capital	Amortized cost	119,901	119,901	224,772	224,772
Permits and concessions payable	Amortized cost			1,832,073	1,832,073

Shareholders’ equity
Capital reserve – stock options	Fair value	80,451	80,451	80,451	80,451
Treasury shares	Amortized cost	(17,366)	(13,903)	(17,366)	(13,903)

		2008
		Company		Consolidated
	Measurement Accounting	Fair value	Fair value	Fair value	Fair value
Assets
Cash and cash equivalents	Fair value	7,819,491	7,819,491	8,605,915	8,605,915
Short-term investments	Fair value	130,704	130,704	1,239,554	1,239,554
Trade accounts receivable	Amortized cost	3,132,945	3,132,945	3,897,171	3,897,171

Liabilities
Trade accounts payable	Amortized cost	1,379,185	1,379,185	1,898,626	1,898,626
Loans and financing
Loans and financing	Amortized cost	16,193,948	14,681,059	16,805,915	15,292,730
Debentures	Amortized cost	3,803,590	3,803,590	3,803,590	3,803,590
Derivative financial instruments	Fair value	278,404	278,404	313,410	313,410
Tax Refinancing Program	Amortized cost	511,075	511,075	515,340	515,340
Dividends and/or interest on capital	Amortized cost	1,529,943	1,529,943	1,529,943	1,529,943
Permits and concessions payable	Amortized cost	116,603	116,603	1,170,703	1,170,703

Shareholders’ equity
Capital reserve – stock options	Fair value	61,000	61,000	61,000	61,000
Treasury shares	Amortized cost	(17,366)	(12,404)	(17,366)	(12,404)

Page. 84

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

In the evaluation carried out for the purpose of adjustment of assets and liabilities to current value through the amortized cost method, the applicability of such method was not verified, with highlight on the following reasons:

•	Accounts receivable: very short maturity of invoices.

•	Trade accounts payable: short maturity for the liquidation of all obligations.

•	Loans and financing: all transactions are monetarily adjusted through contract indexes.

•	Permits and concessions payable: all obligations resulting from acquisitions of permits are monetarily adjusted through contract indexes.

(b) Foreign exchange risk

The Company and its subsidiaries have loans and financings denominated in foreign currency. The risk associated with these liabilities is related to the possibility of fluctuations in exchange rates that could increase their balances. Loans subject to such risk represent approximately 15% (2008 – 15%) of the total loans and financing liabilities, disregarding the operations of foreign exchange hedging contracts. In order to minimize this type of risk, the Company has been entering into foreign exchange hedging contracts with financial institutions. Of the debt portion in foreign currency and the basket of Currencies of BNDES, 94.5% (2008 – 59%) is covered by hedging operations of the types exchange swap and foreign currency denominated cash investments. Positive or negative effects on hedging transactions, under exchange swap modality, are recorded in the income statement as earnings or losses, according to the situation of each contract.

On December 31, 2009 and 2008, were recorded in results of derivative financial instruments transactions the amounts below presented:

	Company		Consolidated
	2009	2008	2009	2008
Gain/loss with Exchange swap	(921,365)	36,406	(1,035,591)	56,316
Term and currencies options transactions	(193,637)	69,606	(201,489)	69,606
Short-term investments in foreign currency	(103,813)	27,904	(103,814)	26,287

	(1,218,815)	133,916	(1,340,894)	152,209

Page. 85

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The amounts of the derivatives are summarized as follows:

	Company
					Fair value
	Index	Maturity	Notional amount		Amount (payable)/receivable
			2009	2008	2009	2008
(i) Currency swap contracts US$ / R$(i)
Asset position	US$+ US$ Libor 6M + 1.07% at 9.50%	Apr/2010 to Apr/2019	3,779,480	1,164,734	3,197,903	1,196,352
Liability position	70.4% to 182.2% CDI		(3,779,480)	(1,164,734)	(3,850,678)	(1,542,590)

Net Value					(652,775)	(346,238)

(ii) Currency swap contracts R$/Yen
Asset position	Yen+ Yen Libor 6M + 0.47% at 0.48%	Mar/2010 to Sep/2017	546,311		462,273
Liability position	96.25% to 103% CDI		(546,311)		(554,861)

Net Value					(92,588)

(iii) Currency term contracts Yen / US$
Long position (Yen)	Forward rate 92.35	Jul/2009		446,432		515,809
Short position (US$)		Jul/2009		(446,432)		(446,187)

Net Value						69,622

Counterparties:

(i)	ABN, BNP Paribas, Citibank, Deutsche, HSBC, Itaú, JP Morgan, Merril Lynch, Morgan Stanley, Santander, Standard and Votorantim.

(ii)	Citibank, JP Morgan, Barclays, Itaú and Santander.

(iii)	Santander

	Consolidated
			Notional amount		Fair value
	Index	Maturity			Amount (payable)/ receivable
			2009	2008	2009	2008
(i) Currency swap contracts US$ / R$
Asset position	US$+ US$ Libor 6M + 1.07% at 9.50%	Apr/2010 to Apr/2019	3,779,480	1,258,214	3,197,903	1,228,466
Liability position	70.4% to 182.25% CDI		(3,779,480)	(1,258,214)	(3,850,678)	(1,669,709)

Net Value					(652,775)	(441,243)

(ii) Currency swap contracts R$/Yen
Asset position	Yen+ Yen Libor 6M + 0.47% at 1.92%	Mar/2010 to Sep/2017	711,653		585,117
Liability position	93.2% to 103% CDI		(711,653)		(876,005)

Net Value					(290,888)

(ii) Currency term contracts Yen / US$
Long position (Yen)	Forward rate 92.35	Jul/2009		446,432		515,809
Short position (US$)				(446,432)		(446,187)

Net Value						69,622

Page. 86

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Counterparties:

(i) ABN, BNP Paribas, Citibank, Deutsche, HSBC, Itaú, JP Morgan, Merril Lynch, Morgan Stanley, Santander, Standard and Votorantim.

(ii) Citibank, JP Morgan, Barclays, Itaú and Santander.

Among the financial institutions above mentioned, the Company granted fiduciary to JP Morgan and Itaú in order to ensure some swap transactions financial obligations accomplishment. The total amount of these securities at the closure of the year was R$107,250 in public securities and R$38,012 in private securities (CDB) respectively.

Currency swap contracts US$/R$

Telemar and its subsidiaries have engaged in “plain vanilla” currency swap transactions in order to protect the payments on dollar denominated debts. Under these contracts, the Company has an asset position in dollars at a predetermined interest rate and a liability position linked to a percentage of the CDI rate. The risk of incurring losses on the asset side of the transaction lies in the fluctuation of the dollar exchange rate against the Real, but these potential losses would be fully offset by payment flows on the maturity of the dollar denominated debt.

Currency swap contracts Yen/R$(i)

Telemar and its subsidiaries have engaged in “plain vanilla” currency swap transactions in order to protect the payments on yen denominated debts. Under these contracts, the company has an asset position in Yen at a predetermined interest rate or at a predetermined interest rate plus the Japanese LIBOR rate, while the liability position is indexed against the CDI rate for all contracts. The most significant risk of incurring losses on the asset side of these transaction lies in the fluctuation of the yen exchange rate against the Real, but these potential losses would be fully offset by payment flows on the maturity of the yen denominated debt.

Exchange risk sensitivity analysis

At yearend, the management estimate Real devaluation scenarios face to other currencies based in Dollar (short PTAX) of quarter termination. For the probable scenario, the same dollar exchange rate of the year closure was used. Probable rate was, so, devaluated in 25% and 50%, being a parameter to possible and remote scenarios, respectively.

Page. 87

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Exchange rates scenarios

Description	Rate	Devaluation
Probable scenario
Dollar	1.7412	0%
Yen	0.018832	0%
Currencies Mix	0.033995	0%
Possible scenario
Dollar	2.1765	25%
Yen	0.02354	25%
Currencies Mix	0.042494	25%
Remote scenario
Dollar	2.6118	50%
Yen	0.028248	50%
Currencies Mix	0.050993	50%

As of December 31, 2009, management estimated a future outflow for the payment of interest and principal of its debts pegged to foreign exchange rates based on interest rates prevailing at balance sheet date and the foreign exchange rates above, also assuming that all interest and principal payments would be made on scheduled maturity dates. The impact of hypothetical devaluation of the Brazilian real in relation to other currencies can be measured by the difference in the future flows in the possible and remote scenarios compared to the probable scenario, where there is no estimate of devaluation. Such sensitivity analysis considers payment outflows in future dates. Thus, the sum of the amounts for each scenario is not equivalent to the fair amount, or even to the present value of the liabilities.

Payments forward flow:

	Company 2009
Transaction	Individual risk	Up to 1 year	1 to 3 years	3 to 5 years	Above 5 years	Total
Probable scenario
Dollar debts	Dollar increase	366,413	1,010,435	765,781	2,442,501	4,585,130
Derivatives (net position – US$)	Dollar decrease	(1,070,892)	(711,575)	(557,520)	(1,349,894)	(3,689,881)

Cash in dollar (*)	Dollar decrease	(314,235)			—	(314,235)
Yen debts	Yen increase	98,782	194,750	191,662	281,655	766,849

Derivatives (net position – Yen)	Yen decrease	(222,715)	(74,169)	(73,128)	(107,725)	(477,737)
Currency mix debts	Mix increase	11,796	939			12,735

Total pegged to exchange rates		(1,130,851)	420,380	326,795	1,266,537	882,861
Possible scenario
Dollar debts	Dollar increase	458,016	1,263,044	957,226	3,053,126	5,731,412
Derivatives (net position – US$)	Dollar decrease	(1,338,615)	(889,468)	(696,900)	(1,687,368)	(4,612,351)

Cash in dollar (*)	Dollar decrease	(392,794)			—	(392,794)
Yen debts	Yen increase	123,477	243,437	239,577	352,069	958,560
Derivatives (net position – Yen)	Yen decrease	(278,393)	(92,711)	(91,410)	(134,656)	(597,170)
Currency mix debts	Mix increase	14,745	1,173			15,918

Total pegged to exchange rates		(1,413,564)	525,475	408,493	1,583,171	1,103,575
Remote scenario
Dollar debts	Dollar increase	549,619	1,515,653	1,148,671	3,663,751	6,877,694
Derivatives (net position – US$)	Dollar decrease	(1,606,338)	(1,067,362)	(836,280)	(2,024,842)	(5,534,822)

Cash in dollar (*)	Dollar decrease	(471,352)			—	(471,352)
Yen debts	Yen increase	148,172	292,125	287,492	422,483	1,150,272
Derivatives (net position – Yen)	Yen decrease	(334,072)	(111,253)	(109,692)	(161,587)	(716,604)
Currency mix debts	Mix increase	17,693	1,408			19,101

Total pegged to exchange rates		(1,696,278)	630,571	490,191	1,899,805	1,324,289
Impacts
Possible scenario – probable scenario		(282,713)	105,095	81,698	316,635	220,715

Dollar		(254,679)	74,715	52,065	273,152	145,253
Yen		(30,983)	30,145	29,633	43,483	72,278
Mix		2,949	235			3,184

Remote scenario – probable scenario		(565,426)	210,190	163,397	633,268	441,429

Dollar		(509,357)	149,430	104,130	546,303	290,506
Yen		(61,967)	60,291	59,267	86,965	144,556
Mix		5,898	469			6,367

Page. 88

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(*)	Cash in Dollar for hedge.

Impact on reasonable amount of liability transactions	Company
Transaction	Risk	Balance as of December 31, 2009
Probable scenario
Dollar debts	Dollar increase	3,126,427
Derivatives (net position – US$)	Dollar decrease	(3,184,472)
Cash in dollar (*)	Dollar decrease	(314,235)
Yen debts	Yen increase	741,779
Derivatives (net position – Yen)	Yen decrease	(462,273)
Currency mix debts	Mix increase	12,155

Total pegged to exchange rates		(80,619)

Possible scenario
Dollar debts	Dollar increase	3,908,034
Derivatives (net position – US$)	Dollar decrease	(3,980,590)
Cash in dollar (*)	Dollar decrease	(392,794)
Yen debts	Yen increase	927,224
Derivatives (net position – Yen)	Yen decrease	(577,841)
Currency mix debts	Mix increase	15,194

Total pegged to exchange rates		(100,773)

Remote scenario
Dollar debts	Dollar increase	4,689,640
Derivatives (net position – US$)	Dollar decrease	(4,776,708)
Cash in dollar (*)	Dollar decrease	(471,352)
Yen debts	Yen increase	1,112,669
Derivatives (net position – Yen)	Yen decrease	(693,409)
Currency mix debts	Mix increase	18,232

Total pegged to exchange rates		(120,928)

Impacts
Possible scenario – probable scenario		(20,034)

Dollar		(93,014)
Yen		69,942
Mix		3,038

Remote scenario – probable scenario		(40,067)

Dollar		(186,028)
Yen		139,884
Mix		6,077

(*)	Cash in Dollar for hedge.

Page. 89

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Payments forward flow:

	Consolidated 2009
Transaction	Individual risk	Up to 1 year	1 to 3 years	3 to 5 years	Above 5 years	Total
Probable scenario
Dollar debts	Dollar increase	410,401	1,087,520	1,170,287	2,442,501	5,110,709
Derivatives (net position – US$)	Dollar decrease	(1,070,892)	(711,575)	(557,520)	(1,349,894)	(3,689,881)
Cash in dollar (*)	Dollar decrease	(401,386)				(401,386)
Yen debts	Yen increase	182,605	235,881	191,662	281,655	891,803
Derivatives (net position – Yen)	Yen decrease	(305,857)	(115,146)	(73,128)	(107,725)	(601,856)
Currency mix debts	Mix increase	42,374	10,513			52,887

Total pegged to exchange rates		(1,142,755)	507,193	731,301	1,266,537	1,362,276

Possible scenario
Dollar debts	Dollar increase	513,001	1,359,401	1,462,858	3,053,126	6,388,386
Derivatives (net position – US$)	Dollar decrease	(1,338,615)	(889,468)	(696,900)	(1,687,368)	(4,612,351)
Cash in dollar (*)	Dollar decrease	(501,732)				(501,732)
Yen debts	Yen increase	228,256	294,851	239,577	352,069	1,114,753
Derivatives (net position – Yen)	Yen decrease	(382,322)	(143,932)	(91,410)	(134,656)	(752,320)
Currency mix debts	Mix increase	52,967	13,142			66,109

Total pegged to exchange rates		(1,428,445)	633,994	914,125	1,583,171	1,702,845

Remote scenario
Dollar debts	Dollar increase	615,601	1,631,281	1,755,430	3,663,751	7,666,063
Derivatives (net position – US$)	Dollar decrease	(1,606,338)	(1,067,362)	(836,280)	(2,024,842)	(5,534,822)
Cash in dollar (*)	Dollar decrease	(602,079)				(602,079)
Yen debts	Yen increase	273,908	353,821	287,492	422,483	1,337,704
Derivatives (net position – Yen)	Yen decrease	(458,786)	(172,718)	(109,692)	(161,587)	(902,783)
Currency mix debts	Mix increase	63,560	15,770			79,330

Total pegged to exchange rates		(1,714,134)	760,792	1,096,950	1,899,805	2,043,413

Impacts
Possible scenario – probable scenario		(285,689)	126,798	182,825	316,635	340,569

Dollar		(265,469)	93,986	153,192	273,152	254,861
Yen		(30,813)	30,184	29,633	43,483	72,487
Mix		10,593	2,628			13,221

Remote scenario – probable scenario		(571,378)	253,598	365,650	633,268	681,138

Dollar		(530,939)	187,973	306,383	546,303	509,720
Yen		(61,626)	60,368	59,267	86,965	144,974
Mix		21,187	5,257			26,444

(*)	Cash in Dollar for hedge.

Page. 90

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The fair value of instruments subject to foreign exchange risk would be impacted as follows in the estimated scenarios:

Impact on reasonable amount of liability transactions	Consolidated
Transaction	Risk	Balance as of December 31, 2009
Probable scenario
Dollar debts	Dollar increase	3,497,798
Derivatives (net position – US$)	Dollar decrease	(3,184,472)
Cash in dollar (*)	Dollar decrease	(401,386)
Yen debts	Yen increase	864,438
Derivatives (net position – Yen)	Yen decrease	(585,117)
Currency mix debts	Mix increase	49,844

Total pegged to exchange rates		241,105

Possible scenario
Dollar debts	Dollar increase	4,372,247
Derivatives (net position – US$)	Dollar decrease	(3,980,590)
Cash in dollar (*)	Dollar decrease	(501,732)
Yen debts	Yen increase	1,080,547
Derivatives (net position – Yen)	Yen decrease	(731,397)
Currency mix debts	Mix increase	62,305

Total pegged to exchange rates		301,380

Remote scenario
Dollar debts	Dollar increase	5,246,697
Derivatives (net position – US$)	Dollar decrease	(4,776,708)
Cash in dollar (*)	Dollar decrease	(602,079)
Yen debts	Yen increase	1,296,657
Derivatives (net position – Yen)	Yen decrease	(877,676)
Currency mix debts	Mix increase	74,766

Total pegged to exchange rates		361,657

Impacts
Possible scenario – probable scenario		60,436

Dollar		(21,933)
Yen		69,908
Mix		12,461

Remote scenario – probable scenario		120,872

Dollar		(43,866)
Yen		139,817
Mix		24,921

(*)	Cash in Dollar for hedge.

Page. 91

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(c) Interest rate risk

Assets

Cash equivalents and short-term investments in local currency are kept at short-term investments funds, exclusively managed for the Company and its subsidiaries, and investments in its own private portfolio (pre and post-fixed CDB), issued by prime financial entities, LTFs – Treasury Financial Titles, bounded transactions, among others.

The interest rate risk pegged to such assets arises from the possibility of fluctuations in these rates and consequent decrease in return on these assets.

These assets on December 31, 2009 are presented in the balance sheet as follows:

	2009 Consolidated
	Fair value	Fair value
Assets
Cash and cash equivalents	5,804,069	5,804,069
Short-term investments	1,822,446	1,822,446

Liabilities

The Company has loans and financing that are subject to floating interest rates, based on the TJLP, IPCA or the CDI rate, in case of debt denominated in local currency, and on LIBOR, in case of debt denominated in U.S. dollars, on the Japanese interbank offered rate ("Japanese LIBOR"), in case of debt denominated in Japanese yen, and on the BNDES variable currency basket rate (UMBNDES), in case of debt linked to BNDES’s foreign currency funding. In order to reduce its exposure to LIBOR fluctuation, the Company has engaged in swap transactions that convert LIBOR rates into fixed rates plus spread for CDI percentage.

Page. 92

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

On December 31, 2009, approximately 89% (2008 – 98%) of the engaged debt, excluding adjust balance from derivatives transactions, were subject to floating interest rates. After derivatives transactions, near 96% were subject to floating interest rates. The most relevant exposure of interest rate to Company’s debt after hedge transactions is CDI. Therefore a sustainable increase in this interest rate would have a negative impact on future interest payments and hedging adjustments. However, because the Company’s cash is invested primarily in securities subject to the variation in CDI, the short-term net exposure to the CDI does not constitute a material risk for the Company.

On December 31, 2009, were recorded as hedge transactions results (see Note 7) a loss of R$ at parent company and R$30,708 in the consolidated (2008 – a loss of R$6,271 in the parent company and in the consolidated) from interest rates swap transactions.

The amounts of the derivative financial instruments as contracted to protect the floating interest rates of the debt are resumed below:

	Parent company and Consolidated
	Index	Maturity	Notional amount		Fair value
			2009	2008	2009	2008
Interest rate swap contracts US$ LIBOR /Predetermined (i)
Asset position	LIBOR US$ 3m to LIBOR US$ 6m + 2.50%	Aug/2010 to Feb/2016	560,080	446,811	561,214	437,393
Liability position	3.62% to 5.04%	Aug/2010 to Feb/2016	(560,080)	(446,811)	(576,088)	(439,284)

Net Value					(14,874)	(1,891)

Swap Contracts CDI rate/Pre (ii)
Asset position	CDI+ 0.55%	Mar/2013	270,000	270,000	282,029	282,651
Liability position	103.8% CDI	Mar/2013	(270,000)	(270,000)	(281,027)	(282,549)

Net Value					1,002	102

Counterparties:

(i)	Bank Citibank S.A., J. Aron and Co, NY (Goldman Sachs) and Itaú.

(ii)	Citibank S.A.

Interest rate swap contracts – US$ LIBOR/Predetermined

Telemar has engaged in interest rate swaps for the purpose of protecting the payments on its floating rate debt denominated in US dollars. Under these contracts, the company has an asset position at the dollar LIBOR rate and a liability position at a predetermined interest rate. The risk of incurring losses on the asset side of these transactions lies in the fluctuation of the dollar LIBOR rate, but these potential losses would be fully offset by the payment flows on the maturity of the dollar denominated debt, indexed to LIBOR.

Page. 93

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Swap contracts – CDI rate + Spread/CDI

Telemar has engaged in interest rate swaps for the purpose of protecting the payments on its debentures in reais bearing interest at the CDI rate plus a spread. Under this contract, the company has an active position at the CDI rate plus a spread, and a liability position at a percentage of the CDI rate.

Interest rates sensitivity analysis

The Company understands that the most significant risk related to interest rate changes arises from its liabilities subject to the LIBOR (US$ and PPY), CDI and TJLP rate. The risk is associated to an increase in those rates.

At balance sheet date, management estimated a probable scenario of changes in CDI, LIBOR (US$) and TJLP rates. The rates prevailing at balance sheet date were used in the probable scenario. These rates have been stressed by 25% and 50%, and used as benchmark for the possible and remote scenarios. The management did not performed variable scenarios on LIBOR JPY, considering the risk not relevant for the sensitivity analysis purpose.

Interest exchange rate scenario
Probable scenario			Possible scenario			Remote scenario
CDI	TJLP	US$ LIBOR	CDI	TJLP	US$ LIBOR	CDI	TJLP	US$ LIBOR
8.55%	6.00%	0.42969%	10.68%	7.50%	0.53711%	12.83%	9.00%	0.64453%

As of December 31, 2009, management estimated a future outflow for the payment of interest and principal of its debts pegged to CDI, TJLP and LIBOR (US$) based on the interest rates above, also assuming that all interest and principal payments would be made on scheduled maturity dates. Flows of debts contracted among companies of the Oi Group were not considered.

The impact of hypothetical increase of interest rates can be measured by the difference in the future flows in the possible and remote scenarios compared to the probable scenario, where there is no estimate of increase.

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair value, or even the present value of these liabilities. The fair value of these liabilities, should the Company’s credit risk remain unchanged, would not be impacted in the event of fluctuation in interest rates, as the interest rates used to estimate future cash outflows would be the same which adjust such flows to present value.

Page. 94

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

In addition, cash equivalents and short-term investments have been held in post-fixed bonds that could have an increase in possible and remote scenarios, neutralizing part of interest rates increasing impact on debts payment flow. Although, due there is not possible to have a foresee ability of obligations equivalent to financial liabilities, scenarios impact on these assets has not been considered. Cash equivalents and short-term investments balances are presented in Note 9.

The table below presents forward flow of interest payment by time:

	Company 2009
Transaction	Individual risk	Up to 1 year	1 to 3 years	3 to 5 years	Larger than 5 years	Total
Probable scenario

CDI debts	CDI increase	2,019,541	1,986,020	503,839	117,292	4,626,692
Derivatives (net position – CDI)	CDI increase	309,681	440,482	325,279	394,077	1,469,519

TJLP debts	TJLP increase	258,139	351,114	139,597	74,371	823,221
Debts in US LIBOR	US LIBOR increase	25,805	46,532	28,966	15,774	117,077
Derivatives (net position – Libor)	US LIBOR decrease	(16,296)	(23,918)	(15,043)	(8,849)	(64,018)

Total pegged to interest rates		2,596,870	2,800,230	982,638	592,665	6,972,403

Possible scenario

CDI debts	CDI increase	2,215,185	2,413,025	614,092	142,063	5,384,365
Derivatives (net position – CDI)	CDI increase	358,495	534,691	406,250	493,540	1,792,976

TJLP debts	TJLP increase	264,196	393,120	191,741	121,022	970,079
Debts in US LIBOR	US LIBOR increase	26,472	49,449	30,742	16,831	123,494
Derivatives (net position – Libor)	US LIBOR decrease	(16,874)	(25,686)	(16,102)	(9,491)	(68,153)

Total pegged to interest rates		2,847,474	3,364,599	1,226,723	763,965	8,202,761

Remote scenario

CDI debts	CDI increase	2,408,735	2,841,344	723,056	166,592	6,139,727
Derivatives (net position – CDI)	CDI increase	406,789	628,409	487,840	593,789	2,116,827

TJLP debts	TJLP increase	270,225	435,832	246,056	171,891	1,124,004
Debts in US LIBOR	US LIBOR increase	27,138	52,367	32,519	17,888	129,912
Derivatives (net position – Libor)	US LIBOR decrease	(17,316)	(27,431)	(17,160)	(10,133)	(72,040)

Total pegged to interest rates		3,095,571	3,930,521	1,472,311	940,027	9,438,430

Impacts
Possible Scenario – Probable scenario		250,516	564,370	244,085	171,300	1,230,271

CDI		244,458	521,214	191,224	124,234	1,081,130
TJLP		6,057	42,006	52,143	46,651	146,857
US Libor		1	1,150	718	415	2,284
Remote Scenario Probable scenario		498,613	1,130,292	489,675	347,362	2,465,942

CDI		486,302	1,043,251	381,779	249,011	2,160,343
TJLP		12,086	84,718	106,459	97,521	300,784
US Libor		225	2,323	1,437	830	4,815

Page. 95

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Consolidated 2009
Transaction	Individual risk	Up to 1 year	1 to 3 years	3 to 5 years	Larger than 5 years	Total
Probable scenario
CDI debts	CDI increase	2,148,031	2,159,113	524,934	117,292	4,949,370
Derivatives (net position – CDI)	CDI increase	423,312	502,370	325,279	394,077	1,645,038
TJLP debts	TJLP increase	571,689	763,981	309,650	150,947	1,796,267
US LIBOR debts	US LIBOR increase	25,910	46,558	28,966	15,774	117,208
Derivatives (net position – Libor)	US LIBOR decrease	(16,296)	(23,918)	(15,043)	(8,849)	(64,106)

Total pegged to interest rates		3,152,646	3,448,104	1,173,786	669,241	8,443,777

Possible scenario

CDI debts	CDI increase	2,364,044	2,616,106	638,838	142,063	5,761,051
Derivatives (net position – CDI)	CDI increase	474,136	599,253	406,250	493,540	1,973,179
TJLP debts	TJLP increase	584,314	845,941	416,445	248,087	2,094,787
US LIBOR debts	US LIBOR increase	26,580	49,478	30,743	16,831	123,632
Derivatives (net position – Libor)	US LIBOR decrease	(16,874)	(25,686)	(16,102)	(9,491)	(68,153)

Total pegged to interest rates		3,432,200	4,085,092	1,476,174	891,030	9,884,496

Remote scenario

CDI debts	CDI increase	2,577,750	3,074,124	751,418	166,592	6,569,884
Derivatives (net position – CDI)	CDI increase	524,424	695,653	487,840	593,789	2,301,706
TJLP debts	TJLP increase	596,882	929,276	527,679	353,897	2,407,734
US LIBOR debts	US LIBOR increase	27,138	52,367	32,519	17,888	129,912
Derivatives (net position – Libor)	US LIBOR decrease	(17,316)	(27,431)	(17,160)	(10,133)	(72,040)

Total pegged to interest rates		3,708,878	4,723,989	1,782,296	1,122,033	11,337,196

Impacts
Possible Scenario Probable scenario		279,533	636,988	302,390	221,789	1,440,720

CDI		266,836	553,875	194,876	124,234	1,139,821
TJLP		12,625	81,960	106,796	97,140	298,521
US Libor		92	1,153	718	415	2,378
Remote Scenario Probable scenario		556,231	1,275,885	608,511	452,791	2,893,418

CDI		530,831	1,108,293	389,046	249,011	2,277,181
TJLP		25,192	165,295	218,029	202,950	611,466
US Libor		208	2,297	1,436	830	4,771

(d) Credit risk

Concentration of credit risk associated with accounts receivable from customers is not material, due to the Company´s highly diversified customer portfolio and the monitoring controls applied. The doubtful debts are properly covered by a provision for potential losses in this respect.

Page. 96

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Transactions with financial institutions (short-term investments, loans and financing) are distributed among first class institutions, thereby minimizing the risk of concentration.

(e) Liquidity risk

The cash flows from operating and third-party financing are used to defray capital expenses on the expansion and modernization of the network, payment of dividends, prepayment of debts and investments in new businesses.

(f) Risk of Early Maturity of Loans and financing

The nonperformance of debts in some consolidated debt instruments of the Company and its subsidiaries can typify the accelerated maturity of other debt instruments. The impossibility to incur in new debts might prevent such companies from investing in their business and incur in required or advisable capital expenditures, which would reduce future sales and adversely impact their profitability. Additionally, the funds necessary to meet the payment commitments of the loans taken can reduce the amount of funds available for capital expenditures.

If the covenants defined in the contracts between the subsidiaries Telemar and BrT and JBIC are not accomplished in the period ended on March 31, 2010, and if JBIC not waive this right, these companies might be required to settle the debt. Beyond this, other contracts and financial instruments engaged by the Company, Telemar and BrT and its subsidiaries are subject to cross acceleration maturity, which gives to related creditors the right to declare also the accelerated maturity of these contracts and financial instruments, if occurs the acceleration of the financings maturities, conceded by contracts executed with JBIC by the Company and BrT.

(g) Contingent Risks

Contingencies are assessed according to probable, possible or remote loss risk. The contingencies for which an unfavorable outcome is regarded as probable are recorded in liabilities. Details on these risks are presented in note 23.

(h) Regulatory risk

Regulatory risks are related to the STFC activity, which is the most expressive segment in which the Company and its subsidiary BrT operate.

Concession Contracts

Telemar and BrT have entered into local and domestic long distance concession contracts with ANATEL, effective from January 1, 2006 to December 31, 2025. These concession contracts, which provide for revisions on a five–year basis, generally have a higher degree of intervention on management and several provisions defending the consumer’s interests, as analyzed by regulation agency. The main highlights are:

(i)	The public concession fee is defined as 2% of company´s net revenue, calculated every two years, starting 2006, and the first payment was made on April 30, 2007. This will occur successively until end of the concession period. This calculation method, as regards its accrual, corresponds to 1% for each year;

Page. 97

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(ii)	The definition of new universal service goals, especially the installation of network infrastructure for connection to high-capacity access networks;

(iii)	The Regulation Agency can impose alternative mandatory offer plans;

(iv)	Introduction of the Regulatory Agency’s right to intervene in and change the concessionaire’s contracts with third parties;

(v)	Classification of the parent company’s, subsidiary’s, associate’s and third-parties’ assets, indispensable for the concession, as returnable assets; and

(vi)	Establishment of a users’ council in each concession.

Interconnection tariffs are defined as a percentage of the public local and domestic long distance tariff until the effective implementation of a cost model by service/modality, which is scheduled for 2010, pursuant to the models defined by the Separation and Accounting Allocation Regulations (Resolution 396/2005).

26 EMPLOYEE BENEFITS

(a) Private pension plans

Telemar and its subsidiaries sponsor retirement plans to the benefit of those employees who opt for them and to their dependents. The following table shows a list of all benefit plans available as of December 31, 2009.

Benefit plan	Sponsoring companies	Manager
PBS-A	Telemar, Oi and BrT	Sistel
PAMA	Telemar, Oi and BrT	Sistel
PBS-Telemar	Telemar	FASS
TelemarPrev	Telemar, Oi and Oi Internet	FASS
PBS-TNCP	Oi	Sistel
CELPREV	Oi	Sistel
TCSPREV	BrT, BrT Celular, VANT, BrT Multimídia, BrT CS, iG and BrTI	Fundação 14
BrTPREV	BrT, BrT Celular, BrT Multimídia, BrT CS, iG and BrTI	FBrTPREV
Fundador / Alternativo	BrT, BrT Celular, BrT Multimídia, BrT CS, iG and BrTI	FBrTPREV
PAMEC	BrT	BrT

Sistel – Fundação Sistel de Seguridade Social (Social Security Foundation)

FASS – Fundação Atlântico de Seguridade Social (Social Security Foundation)

Fundação 14 – Fundação 14 de Previdência Privada (Social Security Foundation)

FBRTPREV – Fundação BrTPREV (Social Security Foundation)

Page. 98

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

For the effects of the aforementioned pension plans, the Company can also be denominated as the “Sponsor”.

On January 1, 2010, the supplementary social security plans under the management of Fundação 14 and FBrTRPREV above described, were transferred to FASS management.

The sponsored plans are appraised by independent actuaries at balance sheet date. For years 2009 and 2008, the actuarial valuations were performed by Mercer Human Resource Consulting Ltda.

The by-laws provide for approval of the supplementary pension plan policy, and the joint liability attributed to the defined benefit plans is ruled by the agreements entered into with the foundations, with the agreement of the SPC (Secretariat for Pension Plans), as regards specific plans.

For the sponsored defined benefit plans, no new entrants are allowed because these plans are closed. The contributions of participants and of the sponsor are defined in the Maintenance Cost Plan. The SPC is the official organ which approves and controls the plans as referred to.

For those plans in a positive actuarial situation, assets are recorded in cases of explicit permit for offsetting them against future employer contributions.

Accruals for pension fund

Refer to the recognition of the actuarial deficit of the defined benefit plans, as demonstrated below:

Consolidated
2009
BrTPREV and Fundador/Alternativo Plans	677,006
PAMEC plan	2,707

Total	679,713
Current	104,533
Noncurrent	575,180

Assets Recognized to be Offset Against Future Employer Contributions

The recognized asset from the TSCPREV Plan, managed by Fundação 14, referring to: (i) contributions from the sponsor which participants that left the Plan are not entitled to redeem; and (ii) part of the Plan’s surplus attributed to the sponsor.

The recognized asset composes the item of “Receivable amounts” (Note 11) and will be used to offset future employer contributions. Its composition is following presented:

Consolidated
2009
TCSPREV	136,277

Total	136,277
Current
Noncurrent	136,277

Page. 99

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Characteristics of the supplementary pension plans sponsored:

1) SISTEL

SISTEL is a not-for-profit private welfare business entity, set up in November 1977 with the corporate purpose of establishing private plans to provide savings, income, supplementary benefits or the like, to supplement the government pension, for the employees and their family members who are linked to the sponsors of SISTEL.

Plans

(i) PBS-A

The defined benefit plan, supported jointly with other sponsors engaged in the provision of telecommunications services and intended to participants who qualified as beneficiaries on January 31, 2000.

Contributions to the PBS-A are contingent on the determination of an accumulated deficit. As of December 31, 2009, date of the last actuarial valuation, the plan presented a surplus.

(ii) PAMA

The Retirees’ Health Care Plan and the PCE – Special Coverages Plan, jointly maintained with other sponsors engaged in the provision of telecommunications services and intended to participants who qualified as beneficiaries on December 31, 2000, the beneficiaries of the PBS-TCS Group, merged on December 31, 2001 into TCSPREV (currently managed by Fundação 14) and for the beneficiaries of the PBS´s defined benefit plans sponsored by other companies, with SISTEL and other foundations.

According to a legal and actuarial evaluation, the Sponsor’s responsibility is only limited to future contributions. From March to July 2004, December 2005 to April 2006 and June to November 2008, an incentive optional migration of PAMA retirees and pensioners to new coverage conditions (PCE) was carried out. The option of participants to migrate results in contribution to PAMA/PCE.

The contributions to this plan correspond to 1.5% of the payroll of active participants subject to PBS plans, segregated and sponsored by the several sponsoring companies. In the case of BrT, PBS-TCS was merged into the PCSPREV plan on December 31, 2001, becoming an internal group of this plan. To be able to use to PAMA’s resources, the participants share a portion of this plan’s individual costs. Contributions are also made by the retirees and pensioners who migrated to PAMA/PCE. For sponsors, the option of participants to migrate to PAMA/PCE does not change the aforementioned employer contribution of 1.5%.

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Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iii) PBS-TNCP

Defined benefit plan, which, in addition to the benefit of supplementing monthly income, provides medical assistance (PAMA) for retired employees and their dependents, with shared cost. The contributions to the PBS-TNCP and PAMA plans are determined by actuarial studies carried out by independent actuaries, according with the prevailing regulations in Brazil. The capitalization method is used to determine the costing and the sponsor’s contribution is equivalent to 13.5% of the payroll of the employees participating in the plan, of with 12% goes towards the costs of the PBS-TNCP plan.

The pension benefit is defined as the difference between 90% of average salary of the previous thirty-six months, adjusted for inflation up to the retirement date, and the social contribution amount paid by INSS – National Institute of Social Security.

The PBS-TNCP has been closed for new participants since April 2004.

(iv) CELPREV

In 2004, Amazônia obtained SPC approval to set up a new Pension Plan. The new plan, called Celprev Amazônia (“CELPREV”), was offered to employees who did not participate in the PBS-TNCP plan, as well as to new employees hired by its subsidiary. To the participants of the PBS-TNCP plan, it was offered and encouraged the migration to the CELPREV plan.

Participants can make three types of contribution to CELPREV: (i) regular basic contribution: a percentage from 0% through 2% of contribution salary; (ii) regular additional contribution: a percentage from 0% through 6% of installment of contribution salary, which exceeds one Standard Reference Unit; and (iii) voluntary contribution: an optional percentage of the contribution stipend.

The sponsor can make four types of contribution, as follows: (i) regular basic contribution: contribution equal to the participant’s regular basic contribution, deducted the contribution to cover the costs of the sickness benefit and that covering administrative expenses; (ii) additional regular contribution: equal to the participant´s regular additional contribution, discounted the administrative expenses, (iii) optional contribution: made on a voluntary basis at a frequency defined by the sponsor; and (iv) special contribution: contribution exclusively intended to sponsor those employees who do not participate in the PBS plan and who joined CELPREV within 90 days from the date the plan became operative.

2) FASS

FASS, a closed supplementary pensions entity with multiple sponsors and multiple plans, is a not-for-profit private welfare business entity, with independent management of its assets, management and finances, based in the city of Rio de Janeiro, in the state of Rio de Janeiro, for the purpose of administering and executing plans providing social security benefits for the employees of its sponsors.

PBS-Telemar and TelemarPrev were established in September 2000 under SISTEL’s management. Pursuant to Article 33 of Complementary Law 199 of May 29, 2001,

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

SISTEL’s Steering Committee formally requested, in October 2004, that the management of PBS-Telemar and TelemarPrev be transferred to the FASS – Fundação Atlântico de Seguridade Social. FASS was set up by Telemar and authorized by the SPC to start its activities on January 12, 2005. On February 28, 2005, the aforementioned transfer process was completed.

The disclosure of information and effects, a requirement of the pronouncement issued by IBRACON regarding the recording of employee benefits, approved by CVM Resolution 371/2000, is shown below:

Plans

(i) PBS-Telemar

The PBS-Telemar plan, in defined benefit, is closed to new participants ever since TelemarPrev was set up, in September 2000, and approximately 96% of the participants have migrated to TelemarPrev.

The contributions of the active participants under the PBS-Telemar plan correspond to the sum of: (i) 0.5% to 1.5% of the contribution stipend (according to the age of the participant); (ii) 1% of that portion of the contribution stipend that is equivalent to between half and one Standard Unit; and (iii) 11% of that portion of the contribution stipend that exceeds one Standard Unit. The sponsors’ contribution is equivalent to 9.5% of the payroll of the active participant employees, of which 8% are intended to PBS-Telemar plan and 1.5% to PAMA and PAMA/PCE, this one occurs in the case of migrated participants. The capitalization method is used to determine the costing of the plan.

(ii) TelemarPrev

Telemar, Oi and Oi Internet sponsor the TelemarPrev plan, in defined contribution, approved by the SPC in September 2000.

The benefits to the participants ensured by the plan are classified as: (i) risk benefits – supplements; and (ii) programmable benefits – income.

Normal contributions by the participants are made up of two parts: (i) basic – equivalent to 2% of the contribution stipend; and (ii) standard – equivalent to 3% of the positive difference between the total contribution stipend and the social security value. Additional contributions by the participants are optional, to be made in percentages representing multiples of 0.5% of the contribution salary and for a period of not less than six months.

Contingent contributions by the participants are also optional and must not be less than 5% of the contribution stipend ceiling.

The plan’s regulations stipulate the parity of contributions made by the participants and the sponsors, up to the limit of 8% of the contribution salary, with the restriction that the sponsor has no obligation to match any additional contributions made by the participants. The capitalization method is used to determine the costing of the plan.

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Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

3) FUNDAÇÃO 14

Fundação 14 de Previdência Privada was created in 2004 to manage and operate the TCSPREV pension plan.

Plan

(i) TCSPREV

This defined contribution and settled benefit plan was introduced on February 28, 2000. On December 31, 2001, all pension plans sponsored by the Company at the time were merged into SISTEL, and the SPC exceptionally and provisionally approved the document submitted to that Agency, in view of the need for adjustments to the regulations. Thus, TCSPREV consists of defined contribution groups with settled and defined benefits. The plans added to the TCSPREV were PBS-TCS, PBT-BrT, BrT Management Agreement, and the Unusual Contractual Relationship Document, and the terms and conditions set forth in the original plans were maintained.

On September 18, 2008, SPC/MPS Ordinance 2521/2008, which approved the new plan regulation, was published in the Federal Official Gazette (D.O.U.), fully recognizing what had been exceptionally and provisionally approved on December 31, 2001. The new regulation also includes the adjustments necessary to meet the current requirements of supplementary pension plan legislation.

In March 2003, the TCSPREV Plan was no longer offered to the sponsors’ new hires. However, this plan started to be offered again in March 2005 to the defined contribution group. TCSPREV currently serves nearly 60.92% of the staff.

Contributions to this plan, by group of participants, are established based on actuarial studies prepared by independent actuaries according to the regulations in force in Brazil, using the capitalization system to determine the costs. Currently, contributions are made by the participants and the sponsor only for the internal groups PBS-TCS (defined benefit) and TCSPREV (defined contribution). In the TCSPREV group, the contributions are credited to individual accounts of each participant, equally by employee and sponsor, and the basic contribution percentages range from 3% to 8% of the participant’s salary, according to participant’s age. Participants have the option to make additional contributions to the plan but without parity of the sponsor. In the PBS-TCS group, the sponsor’s contribution corresponds to 12% of the participants’ payroll, whereas the employee’s contribution varies according to his/her age, time of service and salary, and an entry fee may also be paid depending on the age at which he/she joins the plan. The sponsors are responsible for defraying all the administrative costs and risk benefits, except for self-sponsored participants and the deferral of benefits.

The SPC authorized, through Administrative Rule 2792/2009, the transfer of TCSPREV plan’s management to Fundação Atlântico de Seguridade Social, an entity sponsored by the Oi Group, new controlling shareholder of the Company.

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

4) PAMEC-BrT – Assistance plan managed by BrT

Defined benefit plan, intended to provide health care for retirees and pensioners bounded to PBTBrT Group, a pension plan managed by Fundação 14.

The contributions to PAMEC-BrT were fully paid in July 1998, through a single payment. However, as this plan is now managed by the Company, after the transfer of management by Fundação 14 in November 2007, there are no assets recognized to cover current expenses, and the actuarial obligation is fully recognized in the subsidiary’s liabilities.

5) Fundação BrTPREV

It is the original manager of the plans sponsored by former CRT, firm incorporated by the Company at the end of 2000. Sponsoring joint to FBrTPREV has the main purpose to maintain supplement plans of retires, pensions and other renderings ensured by government pensions to participants.

a) Plans

(i) BrTPREV

Defined contribution and settled benefit plan, launched in October 2002, intended to grant pension plan benefits supplementary to those provided by the official social security system and which initially served only employees of the Rio Grande do Sul Branch. This pension plan was offered to new employees of the Company and its subsidiaries from March 2003 to February 2005, when its offering was suspended. This plan cannot be joined by new participants. BrTPREV currently serves nearly 19.34% of the staff.

The contributions for this plan are established based on actuarial studies prepared by independent actuaries according to the regulations in force in Brazil, using the capitalization system to determine the costs. The contributions are credited to individual accounts of each participant, equally by employee and sponsor, and the basic contribution percentages vary from 3% to 8% of the participant’s salary, according to the participant’s age. Participants have the option to make additional contributions to the plan but without parity of the sponsor. The sponsors are responsible for defraying all the administrative costs and risk benefits, except for self-sponsored participants and the deferral of benefits.

(ii) Fundador / Alternativo

Defined benefit plans intended to provide pension benefits supplementary to the benefits of the official social security system, which cannot be joined by new participants, originated from the merger of the Fundador-BrT plan by the Alternativo-BrT plan, pursuant to SPC Administrative Rule 2627 of November 25, 2008, thus forming a single plan, without changing the rules for the participants and beneficiaries, and which was renamed to Fundador/Alternativo plan. These plans currently serve nearly 0.15% of the staff.

The regular contribution made by the sponsor is equal to the regular contribution made by the participant, the rates of which vary according to his/her age, time of service and salary. Under the Alternativo Plan – Brasil Telecom, the contributions are limited to three times the ceiling benefit of the National Social Security Institute (INSS) and the participant also pays an entry fee depending on the age at which he/she joins the plan.

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

b) Actuarial Deficit of the Plans

The unamortized mathematical reserve, referring to the current value of BrT’s supplementary contribution, in view of the actuarial deficit of the plans managed by FBrTPREV, has a maximum settlement term of 20 years, starting January 2002, according to Circular 66/SPC/GAB/COA, dated January 25, 2002, from SPC. Of this maximum determined term, there remains 12 years for full payment.

Through Administrative Rule 2,792/2009, SPC authorized the transference of Fundação BrTPREV benefits plan management to Fundação Atlântico de Seguridade Social, an entity sponsored by Oi Group, new controlling shareholder of the Company.

Situation of sponsored plans, reviewed in the date of year terminations (FASS, Fundação 14 and FBrTPREV

Following are presented the data of sponsored private social contribution plans, which keeps defined benefit obligations.

Reconciliation of the assets and liabilities:

	Company
	PBS-Telemar		TelemarPrev
	2009	2008	2009	2008
Actuarial liabilities with granted benefits	175	159	1,486,041	1,258,642
Actuarial liabilities with payable benefits	9	9	424,288	479,916

(=) Total of actuarial liabilities current amount	184	168	1,910,329	1,738,558
Fair value of the plan’s assets	(248)	(234)	(2,537,759)	(2,224,660)

(=) Net liability/(asset) actuarial	(64)	(66)	(627,430)	(486,102)
Unrecorded amount	56	48	734,248	710,992
Not recognized actuarial gains	8	18	(106,818)	(224,890)

(=) Net recognized liability/(asset) actuarial

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Consolidated - 2009
	TelemarPrev	PBS-Telemar	BrTPREV and Fundador/ Alternativo	TCSPREV
Actuarial liabilities with granted benefits	1,501,691	175	1,520,800	313,600
Actuarial liabilities with payable benefits	442,850	9	74,332	80,773

(=) Total of actuarial liabilities current amount	1,944,541	184	1,595,132	394,373
Fair value of the plan’s assets	(2,590,935)	(248)	(937,590)	(1,112,181)

(=) Net liability/(asset) actuarial	(646,394)	(64)	657,542	(717,808)
Unrecorded amount	751,700	56		333,564
Not recognized actuarial gains	(105,306)	8	19,464	247,967

(=) Net recognized liability/(asset) actuarial (i)			677,006	(136,277)

	Consolidated - 2008
	TelemarPrev	PBS-Telemar
Actuarial liabilities with granted benefits	1,270,358	159
Actuarial liabilities with payable benefits	498,933	9
(=) Total of actuarial liabilities current amount	1,769,291	168
Fair value of the plan’s assets	(2,268,964)	(234)

(=) Net liability/(asset) actuarial	(499,673)	(66)
Unrecorded amount	728,998	48
Not recognized actuarial gains	(229,325)	18

(=) Net recognized liability/(asset) actuarial (i)

(i) The Company and its subsidiaries determined the amount available for discount of future contributions, according applicable law disposals, and the regulation of benefits plan. The amount of asset bounded to TSCPREV Plan recognized in Company’s accounting demonstrations, in amount of R$136,277 overpasses not the current amount of future contributions.

Changes in net liability/(asset) actuarial:

	Company
	PBS-Telemar		TelemarPrev
	2009	2008	2009	2008
Current amount of actuarial liabilities at the beginning of the year	168	178	1,738,558	1,842,545
Interests cost	19	18	198,570	188,748
Current service cost			11,662	10,565
Net paid benefits	(15)	(13)	(127,713)	(108,451)
Actuarial (gain) loss on actuarial liabilities	12	(15)	89,252	(194,849)
Current amount of actuarial liabilities at yearend	184	168	1,910,329	1,738,558

Assets fair value of the plan at the beginning of the year	234	201	2,224,660	2,109,894
Plan’s assets revenues	29	46	440,809	223,134
Usual contributions received by plan			3	83
Sponsor
Participants			3	83
Amortization contributions received from sponsorship
Benefits Payment	(15)	(13)	(127,713)	(108,451)
Assets fair value of the plan at yearend	248	234	2,537,759	2,224,660

(=) Value of net liability/(asset) actuarial	(64)	(66)	(627,430)	(486,102)
Not recognized actuarial gains	8	18	(106,818)	(224,890)
Unrecorded amount, due to limit on defined benefit	56	48	734,248	710,992

(=) Net recognized liability/(asset) actuarial

Page. 106

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Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Consolidated - 2009
	Telemar Prev	PBS-Telemar	BrTPREV and Fundador/ Alternativo	TCS PREV
Current amount of actuarial liabilities at the beginning of the year	1,769,291	168	1,609,079	412,193
Interests cost	202,106	19	166,307	43,024
Current service cost	13,369	0	4,020	2,428
Net paid benefits	(128,955)	(15)	(127,551)	(26,039)
Actuarial (gain) loss on actuarial liabilities	88,730	12	(56,723)	(37,233)

Current amount of actuarial liabilities at yearend	1,944,541	184	1,595,132	394,373
Assets fair value of the plan at the beginning of the year	2,268,964	234	855,792	822,778
Plan’s assets revenues	450,923	29	68,428	314,759
Usual contributions received by plan	3		1,149	1,066
Sponsor			1,063	383
Participants	3		86	683
Amortization contributions received from sponsorship			139,858
Benefits Payment	(128,955)	(15)	(127,637)	(26,422)

Assets fair value of the plan at yearend	2,590,935	248	937,590	1,112,181

(=) Value of net liability/(asset) actuarial	(646,394)	(64)	657,542	(717,808)
Not recognized actuarial gains	(105,306)	8	19,464	247,967
Unrecorded amount, due to limit on defined benefit	751,700	56		333,564

(=) Net recognized liability/(asset) actuarial			677,006	(136,277)

	Consolidated - 2008
	Telemar Prev	PBS-Telemar
Current amount of actuarial liabilities at the beginning of the year	1,871,819	178
Interests cost	191,772	18
Current service cost	12,138	0
Net paid benefits	(109,373)	(13)
Actuarial (gain) loss on actuarial liabilities	(197,065)	(15)

Current amount of actuarial liabilities at yearend	1,769,291	168

Assets fair value of the plan at the beginning of the year	2,145,626	201
Plan’s assets revenues	232,619	46
Usual contributions received by plan	91
Sponsor
Participants	91
Amortization contributions received from sponsorship
Benefits Payment	(109,372)	(13)

Assets fair value of the plan at yearend	2,268,964	234
(=) Value of net liability/(asset) actuarial	(499,673)	(66)
Not recognized actuarial gains	(229,325)	18
Unrecorded amount, due to limit on defined benefit	728,998	48

(=) Net recognized liability/(asset) actuarial

Page. 107

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Recognized expenses in statements of operation:

	Consolidated - 2009
	BrTPREV and Fundador/Alternativo	TCSPREV (i)
Current service cost	4,020	2,428
Participant’s contributions	(86)	(383)
Interests cost	166,307
Plan’s assets revenues	(68,428)
Recognized actuarial losses (gains)

Total of recognized expense	101,813	2,045

(i)	In reference to Surplus of TSCPREV Plan, accounted in asset, the Company recognized revenues in amount of R$55,024, being R$40,479 recorded in other operational expenses and R$14,545 recorded in financial revenues.

Main actuarial premises:

The main actuarial premises used in the calculations of TelemarPrev, PBS-Telemar, BrTPREV, Alternativo and Fundador and TSCPREV plans are as follows:

	2009
	Telemar Prev	PBS-Telemar	BrTPREV and Fundador/ Alternativo		TCSPREV
Actuarial liability discount rate	11.40%	11.40%	11.40%		11.40%
Estimated inflation rate	4.50%	4.50%	4.50%		4.50%
Estimated pay increase	7.63%	7.63%	7.63%		7.63%
Estimated benefits increase	4.50%	4.50%	4.50%		4.50%
Expected earnings rate on the assets of the plans	10.96%	10.95%	11.61 (Fundador and Alternativo 11.68 (BrTPREV	% ) % )	12.09%
General mortality table	AT2000	AT2000	AT2000		AT2000
Disability table	Zimmermann Nichzugs	Zimmermann Nichzugs	Zimmermann Nichzugs		Zimmermann Nichzugs
Disabled mortality table	Winklevoss	Winklevoss	Winklevoss		Winklevoss
Turnover rate	1.5% p.a.; null from 50 years old and above and for Paid Benefit	Null	1.5% p.a.; null from 50 years old and above and for Paid Benefit		1.5% p.a.; null from 50 years old and above and for Paid Benefit

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Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Consolidated - 2008
	Telemar Prev	PBS-Telemar
Actuarial liability discount rate	11.79%	11.98%
Estimated inflation rate	4.50%	4.50%
Estimated pay increase	8.26%	8.26%
Estimated benefits increase	4.50%	4.50%
Expected earnings rate on the assets of the plans	10.77%	11.73%
General mortality table	AT2000	AT2000
Disability table	Zimmermann Nichzugs	Zimmermann Nichzugs
Disabled mortality table	Winklevoss	Winklevoss
Turnover rate	5% p.a.; null from 50 years old and above and for Paid Benefit	Null

Additional information – 2009

a) The assets and liabilities of the plans are that started on December 31, 2009.

b) Registry data utilized are of September 30, 2009, projected to December 31, 2009.

Situation of sponsored plans, reviewed in the date of the year terminations (SISTEL and PAMEC)

Reconciliation of the assets and liabilities:

	Company
	PBS-A
	2009	2008
Actuarial liabilities with granted benefits	2,317,152	2,270,689
(=) Total of actuarial liabilities current amount	2,317,152	2,270,689
Fair value of the plan’s assets	(3,614,455)	(3,765,694)

(=)Net liability/(asset) actuarial	(1,297,303)	(1,495,005)
Unrecorded amount, due to limit on defined benefit	1,270,017	1,014,205
Not recognized actuarial gains	27,286	480,800

(=) Net recognized liability actuarial

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Telemar Norte Leste S.A. and

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Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Consolidated - 2009
	PBS-A	PAMEC	PBS-TNCP	CELPREV
Actuarial liabilities with granted benefits	2,941,220	3,053	16,603
Actuarial liabilities with payable benefits			2,328	220
(=) Total of actuarial liabilities current amount	2,941,220	3,053	18,931	220
Fair value of the plan’s assets	(4,587,918)		(29,733)	(1,230)
(=) Net liability/(asset) actuarial(i)	(1,646,698)	3,053	(10,802)	(1,010)
Unrecorded amount, due to limit on defined benefit	1,649,586	(347)	13,281	756
Not recognized actuarial gains	(2,888)		(2,479)	254

(=) Net recognized liability actuarial		2,706

	Consolidated - 2008
	PBS-A	PBS-TNCP	CELPREV
Actuarial liabilities with granted benefits	2,270,689	12,397
Actuarial liabilities with payable benefits		4,238	190
(=) Total of actuarial liabilities current amount	2,270,689	16,635	190
Fair value of the plan’s assets	(3,765,694)	(34,558)	(902)
(=)Net liability/(asset) actuarial(i)	(1,495,005)	(17,923)	(712)
Unrecorded amount, due to limit on defined benefit	1,014,205	10,035	641
Not recognized actuarial gains	480,800	7,888	71

(=) Net recognized liability actuarial

(i)	In the case of net actuarial asset of PBS-A plan, there is not accounting recognition from the Sponsor. Such plan is entirely composed of assisted participants, thus with no future contributions that could be offset with the existing surplus.

Changes in net liability/(asset) actuarial:

	Company
	PBS-A
	2009	2008
Current amount of actuarial liabilities at the beginning of the year	2,270,689	2,424,943
Interests cost	262,172	244,673
Current service cost
Net paid benefits	(211,358)	(221,237)
AMC’S obligations transfer	1,786
Actuarial (gain) loss on actuarial liabilities	(6,137)	(177,690)

Current amount of actuarial liabilities at year end	2,317,152	2,270,689

Assets fair value of the plan at the beginning of the year	3,765,694	3,777,781
Plan’s assets revenues (losses)	57,333	209,150
Sponsor’s contributions
Benefits Payment	(211,358)	(221,237)
Plan assets transferred to sponsor	2,786

Assets fair value of the plan at yearend	3,614,455	3,765,694
(=) Value of net liability/(asset) actuarial:	(1,297,303)	(1,495,005)
Not recognized actuarial gains	27,286	480,800
Unrecorded amount, due to limit on defined benefit	1,270,017	1,014,205

(=) Net recognized liability/(asset) actuarial

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Consolidated - 2009
	PBS-A	PAMEC	PBS- TNCP	CELPREV
Current amount of actuarial liabilities at the beginning of the year	2,938,391	2,504	16,635	190
Interests cost	331,153	264	1,904	22
Current service cost			49	15
Net paid benefits	(266,954)	(62)	(1,229)	8
AMC’S obligations transfer	1,786
Actuarial (gain) loss on actuarial liabilities	(63,156)	347	1,572	(15)

Current amount of actuarial liabilities at yearend	2,941,220	3,053	18,931	220
Assets fair value of the plan at the beginning of the year	4,771,376		34,558	902
Plan’s assets revenues (losses)	80,709		(3,623)	300
Usual contributions received by plan		62	71	28
Sponsor		62	27	20
Participants			43	8
Benefits Payment	(266,954)	(62)	(1,273)
Plan assets transferred to sponsor	2,786

Assets fair value of the plan at yearend	4,587,918		29,733	1,230
(=) Value of net liability/(asset) actuarial:	(1,646,698)	3,053	(10,802)	(1,010)
Not recognized actuarial gains	(2,888)	(347)	(2,479)	254
Unrecorded amount, due to limit on defined benefit	1,649,586		13,281	756

(=) Net recognized liability/(asset) actuarial		2,706

	Consolidated - 2008
	PBS-A	PBS- TNCP	CELPREV
Current amount of actuarial liabilities at the beginning of the year	2,424,943	17,644	233
Interests cost	244,673	1,848	24
Current service cost		245	20
Net paid benefits	(221,237)	(996)	0
AMC’S obligations transfer
Actuarial (gain) loss on actuarial liabilities	(177,690)	(2,106)	(87)

Current amount of actuarial liabilities at yearend	2,270,689	16,635	190
Assets fair value of the plan at the beginning of the year	3,777,781	34,387	1,359
Plan’s assets revenues (losses)	209,151	975	(485)
Usual contributions received by plan		191	28
Sponsor		81	28
Participants		111
Benefits Payment	(221,237)
Plan assets transferred to sponsor		(996)

Assets fair value of the plan at yearend	3,765,694	34,558	902
(=) Value of net liability/(asset) actuarial:	(1,495,005)	(17,923)	(712)
Not recognized actuarial gains	480,800	7,888	71
Unrecorded amount, due to limit on defined benefit	1,014,205	10,035	641

(=) Net recognized liability/(asset) actuarial

Page. 111

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Recognized expenses in statements of operation:

Consolidated - 2009
PAMEC
Current service cost
Participant’s costs
Interests cost	264
Plan’s assets revenues
Recognized actuarial losses (gains)	347

Total of recognized expense	611

Main actuarial premises:

The main actuarial premises adopted in the calculation of PBS-A, PAMEC, PBS-TNCP and CELPREV plans are as follows:

	2009
	PBS-A	PAMEC	PBS-TNCP	CELPREV
Actuarial liability discount rate	11.40%	11.40%	11.40%	11.40%
Estimated inflation rate	4.50%	4.50%	4.50%	4.50%
Estimated pay increase	N/A	7.64%	4.50%	6.59%
Estimated benefits increase	4.50%	4.50%	4.50%	4.50%
Medical costs increasing rate	N/A	7.64%	N/A	N/A
Expected earnings rate on the assets of the plans	9.76%	N/A	10.41%	10.78%
General mortality table	AT2000	AT2000	AT2000	AT2000
Disability table	N/A	N/A	Zimmermann Nichzugs	Zimmermann Nichzugs
Disabled mortality table	N/A	N/A	Winklevoss	Winklevoss
Start age of benefits	N/A	N/A	N/A	N/A
Turnover rate	Null	Null	Null	Null

	Consolidated - 2008
	PBS-A	PBS-TNCP	CELPREV
Actuarial liability discount rate	12.10	11.80%	12.50%
Estimated inflation rate	4.50%	4.50%	4.50%
Estimated pay increase	N/A	4.50%	6.59%
Estimated benefits increase	4.50%	4.50%	4.50%
Medical costs increasing rate	N/A	N/A	N/A
Expected earnings rate on the assets of the plans	11.30%	14.20%	14.60%
General mortality table	AT2000	AT2000	AT2000
Disability table	N/A	Zimmermann Nichzugs	Zimmermann Nichzugs
Disabled mortality table	Winklevoss	Winklevoss	Winklevoss
Start age of benefits	N/A	N/A	N/A
Turnover rate	Null	Null	Null

N/A = Not Applicable

Page. 112

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

Additional information – 2009

a)	The assets and liabilities of the plans are that started on December 31, 2009.

b)	The registration data used for PBS-A and PAMEC are from August 31, 2009, estimated for December 31, 2009.

The aforementioned amounts do not take into consideration the assets and liabilities of PAMA, as it has multiple sponsors and is similar to the plans of “defined contribution” (the payment of benefits is limited to the amount of the contributions received by the plan), thus, there are no liabilities beyond the level of the existing balances.

Plans investment policy

The investment strategy of pension plans is described in their investment policy, which is annually approved by the steering committee of the sponsored funds. It defines that the investment decisions must consider: (i) the preservation of the capital; (ii) the diversification of the investments; (iii) the tolerance to risks according to conservative premises; (iv) the expected return rate in function of actuarial mandatorily; (v) the compatibility between investment liquidity and cash flow of the plans; and (vi) the reasonable management costs. It also defines the ranges of volume for the different types of investments allowed for the pension funds, which are: national fixed income, national floating income, loans to participants and property, plant and equipment investments. In the fixed income portfolio, only low credit risk securities are allowed. Derivative instruments are only allowed for hedging purposes. Loans are restricted to determined credit limits. The tactic allocation is decided by the investment committee, composed of pension plans management personnel, investment manager and a member assigned by the steering committee. The execution is carried out by the financial department.

The limits established for the different types of investments allowed for pension funds are as follows:

	PBS- Telemar	Telemar Prev	CEL PREV	PBS-TNCP	BrTPREV and Fundador/Alternativo	TCS PREV	PBS-A
Fixed income	100%	84%	95%	95%	100%	100%	95%
Floating income		50%	15%	15%	20%	30%	30%
Real estate	8%	0.5%			8%	8%	8%
Loans to participants	2%	1.5%	3%	3%	3%	3%	3%

Page. 113

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The composition of the plans assets on December 31, 2009, is presented as follows:

	PBS-Telemar	Telemar Prev	CEL PREV	PBS-TNCP	BrTPREV and Fundador/Alternativo	TCS PREV	PBS-A
Fixed income	92.22%	76.21%	79.66%	87.53%	96.25%	90.98%	75.13%
Structured investments							10.45%
Floating income		23.18%	18.55%	11.98%		7.98%	8.84%
Real estate	7.51%	0.22%			2.48%		4.59%
Loans to participants	0.27%	0.39%	1.78%	0.49%	1.27%	1.04%	0.99%
Total	100%	100%	100%	100%	100%	100%	100%

(b) Employee profit sharing

The employee profit sharing plan was introduced in 1999, as a way to stimulate the employees to meet individual and corporate targets and thereby improve the return on investment for the shareholders. The plan comes into effect when the following targets are met:

•	Economic value added targets (indicators of earnings before interest, income tax, depreciation and amortization – EBITDA, as well as indicators of economic value added); and

•	Operational, quality and market indicators.

On December 31, 2009, the Company and its subsidiaries recorded provisions based on the estimated attainment of these targets, amounting to R$102,522 (2008 – R$120,845).

Balance as of December 31, 2008	120,845

Payments made in 2009	(131,494)
Addition to provision in 2009 (Note 8)	113,171

Balance as of December 31, 2009	102,522

The differences between the provisioned amounts and the ones disclosed in the statement of operations refer to reversals or supplements of the previous year, made upon the effective payment of this benefit.

(c) Stock options

(i) Plan of grant of shares option from TNL

At an Extraordinary General Shareholders’ Meeting of TNL, held on April 11, 2007, approval was given for a new stock option plan, as disclosed on the Company’s website (www.oi.com.br/ri) and on CVM’s website (www.cvm.gov.br), and attributed to the Board of Directors the management of the plan or, at its discretion, handing over the management of the plan to a committee, appointed for that purpose, comprising three board members, from which at least one must be a full member of the board. In a meeting, held on April 12, 2007, the Board of Directors chose the members of the Stock Option Plan Management Committee and granted it the power to establish other stock option plans, from time to time.

Page. 114

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The 2007 Stock Option Program beneficiaries are entitled to a total of up to 1.31% of the subscribed and paid in share capital, representing a reserve of 5,120,000 common shares (TNLP3). The program is offered to the TNL, Telemar and Oi Management.

The concession price was based on the weighted average of the Bovespa quotation during the 30 days immediately preceding the concession date, and it will be adjusted for inflation according to the fluctuation of the IGP-M inflation index.

At a meeting of the Stock Option Plan Management Committee, held on September 18, 2008, it was decided that an addition would be made to the stock option program approved on April 12, 2007, granting the beneficiaries the option to purchase 2,713,000 of the company’s preferred shares (TNLP4), representing 0.68% of the subscribed and paid in share capital, at a strike price of R$27.31. These options may be exercised, as from the concession date, conditional upon the exercising of the common stock options. The other terms and conditions of the Stock Option Program initiated in 2007 remain unaltered and in effect.

The following table summarizes the common shares transactions carried out up to December 31, 2009.

Common shares – TNLP3			In Reais
	Number of shares (thousands)	Price on the concession date	Concession price
			2009	2008
Options granted in April 2007	5,120	50.98	58.63	59.65

Options exercised	(202)
Options cancelled	(1,101)

Options outstanding as of December 31, 2009	3,817

Preferred shares – TNLP4			In Reais
	Number of shares (thousands)	Price on the concession date	Concession price
			2009	2008
Options granted in September 2008	2,713	27.31	27.14	27.59

Options exercised	(213)

Options cancelled	(504)

Options outstanding on December 31, 2009	1,996

Page. 115

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

On April 12, 2008 the grace period for exercising the option on the first block and a total of 167,101 options were exercised, with the corresponding treasury shares being transferred to the beneficiaries who took up their options.

During the year ended on December 31, 2009, 34,582 common shares and 199,937 preferred shares were exercised, with the corresponding treasury shares being transferred to the beneficiaries who took up their options.

The following table shows the common stock options outstanding on December 31, 2009.

	Outstanding options			Exercisable options
Exercise price range at the concession date	Number of shares (thousands)	Period remaining ( months)	Strike price	Number of shares (thousands)	Strike price
R$20.00 – 29.99	1,996	16	27.14	1,996	27.14
R$50.00 – 59.99	3,817	16	58.63	3,817	58.63

The right to exercise the option is vested in accordance with the terms and conditions below:

Granting					Adjusted strike price (in reais)	Options (in shares)
Grant		Lot	Exercisable as from	Exercise deadline
Common shares	04/12/2007	25%	04/12/2008	04/12/2012	58.63	861
		25%	04/12/2009	04/12/2013	58.63	966
		25%	04/12/2010	04/12/2014	58.63	995
		25%	04/12/2011	04/12/2015	58.63	995

Granting					Adjusted strike price (in reais)	Options (in shares)
Grant		Lot	Exercisable as from	Exercise deadline
Preferred shares	09/18/2008	25%	09/18/2008	04/12/2012	27.14	412
		25%	04/12/2009	04/12/2013	27.14	528
		25%	04/12/2010	04/12/2014	27.14	528
		25%	04/12/2011	04/12/2015	27.14	528

The fair value of the granted options was estimated on the grant date under the "Black&Scholes" options pricing model, based on the following assumptions:

	04/12/2007				09/18/2008
	1st batch	2nd batch	3rd batch	4th batch	1st batch	2nd batch	3rd batch	4th batch
Backing asset	67.03	67.03	67.03	67.03	27.51	27.51	27.51	27.51
Exercise price	50.98	50.98	50.98	50.98	27.31	27.31	27.31	27.31
Expected volatility	54.10%	46.33%	44.36%	46.70%	0.00%	46.84%	41.08%	41.08%
Risk-free interest rate	2.43%	1.34%	0.97%	0.78%	0.00%	1.26%	0.85%	0.72%
Expected life (in years)	1	2	3	4		1	2	3
Dividend earnings	11.54%	11.34%	11.19%	11.10%	0.00%	13.84%	14.79%	15.07%
Fair value on the grant date	24.22	28.93	33.07	37.43	0.20	4.77	7.99	10.75

Page. 116

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

In the year ended on December 31, 2009, a charge of R$19,451 (2008 – R$42,781) was recognized in the result of TNLP3 and TNLP4 Stock Option Plan. The shareholders’ equity balances as of December 31, 2009 is R$80,451 (2008 – R$61,000).

(ii) Plan of shares options grant, assumed at BrT control acquisition

Plan Approved on April 28, 2000.

The rights vested through stock option grant documents in effect under this previously approved plan remain valid and effective, pursuant to the related terms and conditions agreed, and no new grants are allowed under this plan.

At balance sheet date, there were outstanding exercisable options, as described in the program below:

Program B

The options guaranteed by this plan are options settled in shares.

The exercise price was established by the managing committee based on the market price as of the grant date and will be monetarily adjusted by the IGP-M variation between the contracts execution date and the payment date.

The following table summarizes the transactions carried out involving common shares, up to December 31, 2009.

	In Reais
	Number of shares (thousands)	Price on the concession date	Concession price
			2009	2008
Options granted in September 2008	79,512	17.30	18.87	19.04
Options exercised
Options cancelled	(47,869)

Options outstanding on December 31, 2009	31,643

The following table shows the preferred shares options outstanding on December 31, 2009:

	Outstanding options		Exercisable options
Exercise price range at the concession date	Number of shares (thousands)	Period remaining (months)	Exercise Price	Number of shares (thousands)	Exercise Price
R$10.00 – 19.99	31,643	24	18.87	31,643	18.87

Page. 117

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

The right to exercise the option is vested in accordance with the terms and conditions below:

	Grant	Lot	Exercisable as from	Granting Exercise deadline	Adjusted strike price (in reais)	Options (in shares)
3ª	12/22/04	33%	12/22/2005	12/31/2011	18.87	10,548
		33%	12/22/2006	12/31/2011	18.87	10,548
		34%	12/22/2007	12/31/2011	18.87	10,548

The fair value of the granted options was estimated on the grant date under the "Black&Scholes" options pricing model, based on the following assumptions:

12/21/2004
Backing asset	13.64
Exercise Price	17.30
Expected volatility	38.2%
Risk-free interest rate	8.4%
Expected life (in years)	2
Dividend earnings	3.10%
Fair Value at the Grant Date	2.76

According to the share based remuneration contracts, the options liquidation occurs only by the share ownership transfer (equity-settled), and the appropriations of the TNL’s and BrT’s shares options fair value must be recorded on a linear-basis, within the options maturity date. The installments corresponding to TNL, Telemar, Oi and BrT beneficiaries are recorded, in these companies, on the statement of operations of the year, in counterpart to the shareholders’ equity, according to the requirements of CVM Deliberation 562/2008, which confirms the Technical Pronouncement CPC 10 (Shared Based Remuneration).

Plan Approved on November 6, 2007

At the Extraordinary General Shareholders’ Meeting, carried out on November 6, 2007, approval was given to the new stock option, allowing participants, under certain conditions, to purchase or subscribe, in the future, at a pre-defined amount, shares that are part of a stock option scheme called UP (Performance Unit), for the management and employees of Brt and its subsidiaries.

With the change in control on January 8, 2009 (Note 1(e)), the stock options programs were fully exercised. Program 1, totaling 2,817,324 UPs, was settled at the total amount of R$17,855. Program 2, regarding the grant of options on July 1, 2008, comprising 701,601 UPs was settled in the total amount of R$4,446.

646,585 UPs of Program 2 were exercised, related to the grant made on July 1, 2007, settled through: (i) delivery of preferred shares held in treasury by the Company, for a total exercise price of R$3,572 and cost of R$2,487; and (ii) delivery of common and preferred shares of the parent company, for a total exercise price of R$13,733 and fair value of R$17,108, plus R$130.

Page. 118

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

27 TRANSACTIONS WITH RELATED PARTIES – PARENT COMPANY

Transactions with related parties are carried out at prices and terms similar to those agreed with third parties and are summarized as follow:

	2009	2008
Assets

Trade accounts receivable
TNL Contax	3,194	1,625
Oi	430,732	254,671
Oi internet	12,006	7,278
Serede	110	84
BrT	10,833
Brt Celular	2,067
Way TV	1	1,013
Loans to subsidiaries
Oi		7,770
Oi internet	37,702	102
Coari	293	63
Calais	3	38
Serede		227
BrT	227
TNCP	1,108	12,541
Receivable dividends
Serede		297
TNCP		30,313
AIX	3,324
Coari		13,942
Advance for future capital increase
TNCP	40,000
Others
Oi	3,271

	544,871	329,964

Page. 119

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	2009	2008
Liabilities

Trade accounts payable
TNL	4,884
TNL Contax	9,779	9,856
Oi	244,321	338,560
Oi internet	21,735	12,849
AIX	1,477	5,412
Serede	5,276	5,441
Amazônia		17,013
Way TV	8,261	2,632
BrT	19,525
BrT CS	22,808
iG Brasil	3,335
Loans and financings (Note 19)
TNL	143,860	90,716
Dividends and interest on shareholders’ capital
TNL		1,148,171
Telemar Part		80,735
Debentures
TNL	502,677	1,512,888
Oi	1,225,903
BrT.	1,342,313
Brt Mobile	332,436
Others
TNL	19,975	6,999

	3,908,565	3,231,272

Page. 120

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	2009	2008
Income

Rendered services income
TNL Contax	28,429	19,712
Oi	339,824	344,988
Oi internet	80,433	97,609
Serede	1,174	465
Way TV	3,352	5,452
Amazônia	617	4,021
Paggo Adm.		19,004
Paggo Acq.		2,016
BrT	28,200
Brt Mobile	742
iG Brasil	6,436
BrT Multimídia	9,629
VANT	127
Other operating revenue
TNL Contax		7,218
Oi internet		31
Serede		360
Financial income
TNL		63
Oi	20,714	12,231
Oi internet	964	2
Coari	24	4
Calais	4	3
Serede	22	7
Amazônia	2,301	289
Solpart	6
BrT	68
Brt Celular	5
TNCP	1,420

	524,491	513,475

Page. 121

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	2009	2008
Costs and Expenses

Rendered services costs
TNL Contax	(173,374)	(138,974)
Oi	(1,876,000)	(1,507,036)
Serede	(63,187)	(45,842)
AIX	(12,535)	(28,066)
Way TV	(5,629)	(2,647)
Amazônia	(4,356)	(42,675)
BrT	(57,834)
Brt Mobile	(67,354)
BrT CS	(56,365)
iG Brasil	(7,818)
BrT Multimídia	(1,074)
Selling expenses
TNL Contax	(573,180)	(560,087)
Oi internet	(16,825)	(20,661)
Other operating expenses
TNL Contax	(28,439)	(19,989)
Fundação Atlântico	(49,905)	(33,039)
Financial expenses
Oi	(127,440)	(4,289)
Brasil Telecom Participações S.A. (“BrTP”)	(121,909)
BrT	(20,407)
Brt Mobile	(32,436)
BrT Multimídia	(5)
TNL	(194,787)	(49,153)

	(3,490,859)	(2,452,458)

(a) Credit lines extended by Telemar

The lines of credit extended by the Company to its subsidiaries are for the purpose of providing them with working capital for their operational activities. The maturity dates may be renegotiated, based on those companies’ projected cash flows, and the remuneration is equivalent to 115% of the CDI rate (2008 – CDI plus 4% p.a.).

(c) Debentures

On December 9, 2008, Telemar issued private simple debentures, non-convertible into shares (see Note 19 (b)).

Page. 122

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(c) Financings contracts with BNDES

The Company entered into a financing contract with BNDES, controlling shareholder of BNDESPart, which holds 31.4% of the voting capital of Telemar Participações S.A., holding company of the Group, and is, therefore, a BrT Part associate.

The balance payable by the Company, related to the BNDES financing was R$6,647,447. Up to the end of the year, the subsidiary recorded financial expenses of R$443,027.

Information about contracts entered into with BNDES is described in Note 19.

(d) Leasing of transmission infrastructure

AIX provides services to Telemar involving leasing of pipelines for transmission of CSP 31 (Service Provider Code “31”) traffic outside the Region I local network. As of December 31, 2009, these costs came to a total of R$25,071 (2008 – R$28,066) and are classified under “Rentals and insurance” as selling expense (Note 5).

(e) Main transactions with related parties

	2009
	Oi	Oi Internet	TNL Contax	Serede	BrT	Brt Celular	BrT CS
Income
Revenues of rendered services
EILD	35,374
Interconnection	251,967				27,540
Collection fee	11,229	7,505			660	742
Rental of infrastructure, towers and platform 102	18,415
Broadband access		65,801

	316,985	73,306			28,200	742

Expenses
Rendered services costs
Yield on network usage	1,598,381				56,698	66,397
EILD	39,139				319		56,365
Collection fee	34,297				817	957
Customer loyalty campaign	3,699
WLL	13,196
Network maintenance services				64,267

	1,688,712			64,267	57,834	67,354	56,365

Sales & Marketing
Call center			333,352
Support to sales			23,770
Tele-collection			96,680
Sales commission		16,885

		16,885	453,802

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Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

	2008
	Oi	Oi internet	TNL Contax	Serede	Way TV	Amazônia	Paggo Adm.
Income
Revenues of rendered services
EILD
Rental of line	64,224
Interconnection	244,107
Collection fee	15,001	5,178
Rental of infrastructure, towers and platform 102	18,276	5,417
Telecommunications							19,004
Broadband access		84,605			5,452

	341,608	95,200			5,452		19,004

Expenses
Rendered services costs
Yield on network usage	995,403
EILD	52,186
Collection fee	27,915
Customer loyalty campaign	334,384
Network maintenance				45,842
Interconnection						41,919
WLL	88,336

	1,498,224			45,842		41,919

Sales & Marketing
Call center			355,545
Support to sales			109,823
Tele-collection			94,719
Sales commission		20,661

		20,661	560,087

(f) Remuneration of key-management personnel

The remuneration of the executives responsible for planning, directing and control over the Company’s activities, which include the members of the fiscal counsel and the statutory directors, are as follows:

	Company		Consolidated
	2009	2008	2009	2008
Current benefits	10,457	13,920	29,081	28,221
Long-term benefits	7,269	5,746	26,667	10,589
Share-based remuneration (i)	11,626	19,035	44,242	28,411

	29,352	38,701	99,990	67,221

(i)	The stock option plans related to the subsidiary BrT contained terms and conditions that foresee options maturities acceleration, in the case of direct or indirect control change. After the control change, on January 8, 2009, (Note 1(e)) the stock options plans were fully exercised (for more details, see note 26).

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Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

(g) Guarantees

The financings contracted with BNDES have guarantees in own receivables and endorsement from TNL. The Company recorded in the period, as commission on the sureties provided by TNL, expenses that amounted to R$71,218 (2008 – R$13,551).

TNL granted guarantees for Telemar’s judicial procedures by means of permits to block part of its nominative class A preferred shares of the issue of Telemar itself. According to the grant of the guarantee, the Company remunerates TNL in the amount equal to 1.5% p.a., calculated on the guaranteed amount in these contingencies. Telemar recorded in the period, as commission for the sureties obtained, expenses that amounted to R$6,656.

Granted guarantees

The Company is guarantor of the subsidiary Oi in financings obtained from BNDES and bank loans from BNB. The agreements have, besides Telemar endorsement, receivable guarantees of subsidiary Oi itself.

28 INSURANCE

During the concession’s period, it is the concession holder’s responsibility to maintain the following insurance cover, in accordance with the contractual periods: comprehensive insurance against all risk of material damage to the insurable assets held under the concession, insurance covering the economic conditions required to continue providing the service, and insurance guaranteeing the fulfillment of all obligations regarding quality and universal access, in accordance with the provisions of Clause XXIV of the Concession Contracts.

Assets and responsibilities of material value and/or high risk are covered by insurance. The Company and its subsidiaries hold insurance providing cover for material damage and loss of revenue as a result of such damage (loss of business), among other things. Management understands that the amount of the insurance cover is sufficient to ensure the integrity of the Company’s assets and going concern, as well as compliance with the rules set down in the Concession Contracts.

The insurance policies provided the following cover, according to risk and nature of the asset, at December 30, 2009:

	Telemar – consolidated
Type of insurance	2009	2008
Operational risk and loss of business	800,000	800,000
Fire – inventory	60,000	153,000
Civil liability – third parties (*)	174,120	233,700
Concession guarantee	25,389	28,800
Theft – inventory	30,000	30,000
Civil liability – general	15,000	15,000
Civil liability – vehicles	3,000	3,000

(*)	according to the closing exchange rate – US$ 1.7412

Page. 125

Telemar Norte Leste S.A. and

Telemar Norte Leste S.A. and Subsidiaries

Notes to the Financial Statements

For the Years Ended December 31, 2009 and 2008

(Amounts in thousands of Brazilian reais, unless otherwise stated)

29 EXPLANATION ADDED FOR TRANSLATION INTO ENGLISH

The accompanying financial statements are presented in conformity with Brazilian accounting practices (Note 3). Certain accounting practices adopted by the Company that conform to those accounting practices applied in Brazil may not conform to generally accepted accounting principles in other countries where these financial statements may be used.

Page. 126